         As Filed With the Securities and Exchange Commission On March    , 2001
                                                                       ---
                                       Registration Statement No. 333-
                                                                       --------
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                          FULTON FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                        6720                 23-2195389
-------------------------------  ----------------------------  ----------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number)   Identification No.)

                                 One Penn Square
                          Lancaster, Pennsylvania 17604
                                  717-291-2411
             ------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              Rufus A. Fulton, Jr.
                      Chairman and Chief Executive Officer
                                 One Penn Square
                          Lancaster, Pennsylvania 17604
                                  717-291-2411
             ------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:

      Paul G. Mattaini, Esquire               Charles J. Ferry, Esquire
  Barley, Snyder, Senft & Cohen, LLC             Rhoads & Sinon, LLP
         126 East King Street            One South Market Square, 12th Floor
  Lancaster, Pennsylvania 17604-2893        Harrisburg, Pennsylvania 17108

                                   ----------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

                                   ----------

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

------------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
    Title Of Each Class Of      Amount To Be    Proposed Maximum Offering        Proposed Maximum Aggregate            Amount Of
 Securities To Be Registered    Registered(1)     Price Per Unit (2)(3)           Offering Price (2)(3)            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50
 per share (and associated        6,606,734            $25.71875                       169,916,940                     $42,479
 stock purchase rights)(4)
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of the Registrant's common stock that may be issued in connection with the proposed merger of Drovers Bancshares Corporation with and into the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the merger.

(2)  Estimated solely for purposes of calculating the registration fee.

(3) Computed in accordance with Rule 457(f)(1), on the basis of the average of the closing bid and ask price of the common stock of Drovers on March 21, 2001 of $25.71875 and based on 5,094,733 shares of Drovers common stock to be exchanged in the merger and unexercised options to purchase 233,278 shares of Drovers common stock.

(4) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

                                   ----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              [DROVERS LETTERHEAD]

                                                                          , 2001
                                                  ------------------------
Dear Shareholder:

     The Board of Directors of Drovers Bancshares Corporation and Fulton Financial Corporation have each approved an agreement and plan of merger providing for the acquisition of Drovers by Fulton Financial through a merger. Drovers will hold a special meeting of our shareholders to approve the merger agreement on May 17, 2001, at 9:00 a.m., at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401.

     In the merger, Drovers shareholders will receive 1.24 shares of Fulton Financial common stock for each share of Drovers common stock that they hold. Drovers shareholders generally will not recognize federal income tax gain or loss in connection with the merger, except for any cash you receive instead of fractional shares of Fulton Financial common stock or upon exercise of dissenter's rights.

     Fulton Financial common stock trades on the Nasdaq National Market under the symbol "FULT." On ________ __, 2001, the closing price of Fulton Financial's common stock was $_____, making the value of 1.24 shares of Fulton Financial common stock equal to $_______ on that date. Drovers common stock is also listed on the Nasdaq National Market, under the symbol "DROV." The closing price of Drovers' common stock on ______ __, 2001 was $_____. These prices will fluctuate between now and completion of the merger.

     The merger cannot be completed unless the holders of a majority of the votes cast at the special meeting vote to approve the merger agreement. Thus, your vote is very important. Drovers' Board of Directors strongly supports this combination of Drovers and Fulton Financial and recommends that you vote in favor of the agreement and plan of merger. All shareholders of Drovers are invited to attend the special meeting of shareholders in person. However, in order to ensure that your shares will be voted, whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to Drovers.

     The attached document provides you with detailed information about the proposed merger. I encourage you to read this entire document carefully. You may also obtain additional information about Fulton Financial and Drovers from documents filed with the Securities and Exchange Commission.

                                  Sincerely,


                                  A. Richard Pugh, Chairman of the Board, Chief Executive Officer and President

                         DROVERS BANCSHARES CORPORATION
                             30 South George Street
                                 York, Pa 17401

                                   ----------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001

     WE HEREBY GIVE YOU NOTICE that Drovers Bancshares Corporation will hold a special meeting of shareholders on Thursday, May 17, 2001, at 9:00 a.m., local time, at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401, to consider and vote upon the following matters, all as more fully described in the accompanying document:

          1. The approval and adoption of the Agreement and Plan of Merger dated December 27, 2000, between Fulton Financial Corporation and Drovers, which provides, among other things, for the merger of Drovers with and into Fulton Financial and the conversion of each share of common stock of Drovers outstanding immediately prior to the merger into 1.24 shares (subject to adjustment) of Fulton Financial common stock, plus cash in lieu of any fractional share interest;

          2. The adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

          3. The transaction of such other business as may properly be brought before the special meeting.

     The Board of Directors of Drovers recommends a vote "FOR" each proposal.

     The Board of Directors of Drovers has fixed the close of business on ____________________, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at Drovers' main office for a period of ten days prior to the special meeting and also will be available for inspection at the special meeting.

     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the Board of Directors of Drovers urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ John D. Blecher, Secretary
------------------------------

April _____, 2001

Proxy Statement/ Prospectus

                         DROVERS BANCSHARES CORPORATION
                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                                  May 17, 2001
                      Nasdaq National Market Symbol:  DROV

                                   ----------

                          FULTON FINANCIAL CORPORATION
                                 PROSPECTUS FOR
               6,606,734 SHARES OF FULTON FINANCIAL COMMON STOCK
                      Nasdaq National Market Symbol:  FULT

     This document constitutes a proxy statement of Drovers Bancshares Corporation in connection with the solicitation of proxies by the Board of Directors of Drovers for use at the special meeting of shareholders to be held at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401, on Thursday, May 17, 2001, at 9:00 a.m., local time. At the meeting, Drovers shareholders will be asked to consider and vote on the following proposals:

          1. To approve and adopt the Agreement and Plan of Merger dated December 27, 2000, between Drovers and Fulton Financial Corporation which provides, among other things, for the merger of Drovers with and into Fulton Financial and the conversion of each share of common stock of Drovers outstanding immediately prior to the merger into 1.24 shares (subject to adjustment) of Fulton Financial common stock, plus cash in lieu of any fractional share interest or upon exercise of dissenter's rights;

          2. To adjourn the meeting if necessary to allow Drovers time to solicit more votes in favor of the merger agreement; and

          3. To transact such other business as may properly be brought before the special meeting.

     This document also constitutes a prospectus of Fulton Financial filed as part of a registration statement filed with the Securities and Exchange Commission relating to up to 6,606,734 shares of Fulton Financial common stock being registered for this transaction. On ____________, 2001, the closing price of Fulton Financial's common stock was $______, making the value of 1.24 shares of Fulton Financial common stock equal to $______________ on that date. The closing price of Drovers' common stock on that date was $______. These prices will fluctuate between now and the closing of the merger. This document does not cover any resale of the Fulton Financial stock being registered for this transaction by any shareholders deemed to be affiliates of Fulton Financial or Drovers. Drovers and Fulton Financial have not authorized any person to make use of this document in connection with any such resale.

     Drovers and Fulton Financial provided all information related to their respective companies.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the document. Any representation to the contrary is a criminal offense.

     These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

     The date of this document is _____, 2001. This document was first sent to shareholders on or about April _____, 2001.

     You should rely only on the information contained in this document or to which this document has referred you. Drovers and Fulton Financial have not authorized anyone to provide you with information that is different. You should not assume that the information in this document is accurate as of any date other than the date on the front of the document.

     The document incorporates important business and financial information about Fulton Financial and Drovers that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request to the following persons at either Drovers or Fulton
Financial:

     William R. Colmery, Secretary            John D. Blecher, Secretary
     Fulton Financial Corporation             Drovers Bancshares Corporation
     One Penn Square                          30 South George Street
     Lancaster, PA 17605                      York, PA 17401
     717-291-2411                             717-843-1586

     To obtain timely delivery of requested documents, you must request the information no later than [five (5) business days before meeting].

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................  1
SUMMARY.................................................................  2
  The Companies.........................................................  2
  Agreement to Merge....................................................  4
  Each Drovers Share Will Be Exchanged For 1.24 Shares Of Fulton
   Financial Common Stock...............................................  4
  No Federal Income Tax On Shares Received In Merger....................  4
  Drovers Board Recommends Shareholder Approval.........................  4
  Exchange Ratio Is Fair From A Financial Point Of View According To
   Drovers' Financial Advisor...........................................  4
  Vote Required To Approve Merger Agreement.............................  5
  Annual Meeting To Be Held.............................................  5
  Record Date Set At [record date]; One Vote Per Share Of Drovers Stock.  5
  Conditions That Must Be Satisfied For The Merger To Occur.............  5
  Regulatory Approvals Required.........................................  5
  Termination And Amendment Of The Merger Agreement.....................  6
  Dissenters' Rights Of Appraisal.......................................  6
  Fulton Financial To Use Pooling Accounting Treatment..................  6
  Fulton Financial To Continue As Surviving Corporation.................  6
  Your Rights As Shareholders Will Change After The Merger..............  7
  Warrant Agreement.....................................................  7
  Interests of Certain Persons In The Merger............................  7
  Forward Looking Information...........................................  7
  Share Information And Market Prices...................................  8
  Comparative Per Share Data............................................  9
SELECTED FINANCIAL DATA.................................................  12
THE ANNUAL MEETING......................................................  14
  Date, Time And Place..................................................  14
  Matters To Be Considered At The Annual Meeting........................  14
  Record Date; Stock Entitled To Vote; Quorum...........................  14
  Votes Required........................................................  14
  Voting Of Proxies.....................................................  15
  Abstentions; Broker Non-votes.........................................  15
  Revocability Of Proxies...............................................  15
  Solicitation Of Proxies...............................................  15
THE MERGER..............................................................  16
  Background of Merger..................................................  16
  Drovers' Board of Director's Reasons for the Merger...................  18
  Recommendation of Drovers' Board of Directors.........................  19
  Opinion of Drovers' Financial Advisor.................................  19
     Summary of Proposal................................................  21
     Stock Trading History..............................................  21
     Comparable Company Analysis........................................  22
     Analysis of Selected Merger Transactions...........................  24
     Discounted Dividend Stream and Terminal Value Analysis.............  24
     Pro Forma Merger Analysis..........................................  25
     Contribution Analysis..............................................  25
     Compensation of Sandler O'Neill....................................  27

  Fulton's Board Of Directors' Reasons For The Merger...................  27
  Effect Of The Merger..................................................  27
  Exchange Ratio........................................................  27
  Effective Date Of The Merger..........................................  28
  Exchange Of Drovers Stock Certificates................................  28
  Conditions To The Merger..............................................  28
  Representations and Warranties........................................  29
  Business Pending The Merger...........................................  30
  Dividends.............................................................  31
  No Solicitation Of Transactions.......................................  31
  Amendment; Waivers....................................................  32
  Termination; Effect Of Termination....................................  32
  Management And Operations After The Merger............................  33
  Employment; Severance.................................................  33
  Retirement Plans; Employee Benefits...................................  34
  Regulatory Approvals..................................................  34
  Accounting Treatment..................................................  35
  Material Contracts....................................................  35
  Material Federal Income Tax Consequences..............................  35
  NASDAQ Listing........................................................  36
  Expenses..............................................................  36
  Resale Of Fulton Financial Common Stock...............................  36
  No Dissenters' Rights Of Appraisal....................................  36
     General............................................................  36
     Fair Value.........................................................  36
     Notice of Intention to Dissent.....................................  36
     Notice to Demand Payment...........................................  36
     Failure to Comply with Notice to Demand Payment, etc...............  37
     Payment of Fair Value of Shares....................................  37
     Estimate by Dissenter of Fair Value of Shares......................  37
     Valuation Proceeding...............................................  37
     Costs and Expenses.................................................  37
  Dividend Reinvestment Plan............................................  38
  Interests Of  Certain Persons in the Merger...........................  38
     Share Ownership and Stock Options..................................  38
     Indemnification; Directors and Officers Insurance..................  38
     Existing Change in Control Agreements..............................  38
     Employment and Other Agreements....................................  39
     Directors Fees.....................................................  39
  Warrant Agreement and Warrant.........................................  40
     General............................................................  40
     Effect of Warrant Agreement........................................  40
     Terms of Warrant Agreement.........................................  40
     Exercise of the Warrant............................................  40
     Termination of the Warrant.........................................  41
     Adjustments........................................................  41
     Repurchase of Warrant or Warrant Shares............................  41
     Registration Rights................................................  42
INFORMATION ABOUT FULTON FINANCIAL......................................  42
  General...............................................................  42
  Market Price Of And Dividends On Fulton Financial Common Stock And
   Related Shareholder Matters..........................................  42
  Indemnification.......................................................  43
INFORMATION ABOUT DROVERS...............................................  43
  General...............................................................  43
  Market Price Of And Dividends On Drovers Common Stock And Related
   Shareholder Matters..................................................  44

PRO FORMA COMBINED FINANCIAL INFORMATION................................  45
DESCRIPTION OF FULTON FINANCIAL COMMON STOCK............................  50
  General...............................................................  50
  Dividend Reinvestment Plan............................................  51
  Securities Laws.......................................................  51
  Antitakeover Provisions...............................................  51
COMPARISON OF SHAREHOLDER RIGHTS........................................  53
ADJOURNMENT.............................................................  55
EXPERTS.................................................................  56
LEGAL MATTERS...........................................................  56
OTHER MATTERS...........................................................  56
SHAREHOLDER PROPOSALS...................................................  56
WHERE YOU CAN FIND MORE INFORMATION.....................................  56
INCORPORATION BY REFERENCE..............................................  57

EXHIBITS
A Agreement and Plan of Merger dated December 27, 2000   A-1

B Warrant Agreement and Warrant dated December 27, 2000  B-1

C Opinion of Sandler O'Neill & Partners, L.P.            C-1

D Dissenters Rights Statute                              D-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   What do I need to do now?

A: After you have carefully read this document, just indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the special meeting to be held on May 17, 2001.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the merger agreement.

Q:   Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   Should I send in my stock certificates now?

A: No. Shortly after the merger is completed, Fulton Financial will send you written instructions for exchanging your stock certificates. Fulton Financial will request that you return your Drovers stock certificates at that time.

Q:   When do you expect to merge?

A: Fulton Financial and Drovers expect to complete the merger on or about July 1, 2001. In addition to the approval of Drovers shareholders, Fulton Financial must also obtain regulatory approvals. Fulton Financial and Drovers expect to receive all necessary approvals no later than the second quarter of 2001.

Q: Who should I call with questions or to obtain additional copies of this document?

A:   You should call either:

     William R. Colmery, Secretary
     Fulton Financial Corporation
     One Penn Square
     Lancaster, PA 17604
     717-291-2411

     John D. Blecher, Secretary
     Drovers Bancshares Corporation
     30 South George Street
     York, PA 17401
     717-843-1586

Q:   If my shares are held in an IRA, who votes those shares?

A. You vote shares held by you in an IRA as though you held those shares directly.

                                     SUMMARY

     This summary highlights selected information from this document. Because this is a summary, it does not contain all of the information that is important to you. To understand the merger fully, you should carefully read this entire document and the attached exhibits. See "Where You Can Find More Information" on page ___ for reference to additional information available to you regarding Fulton Financial and Drovers.

The Companies  (See page ________ for Fulton, page ______ for Drovers)

Fulton Financial Corporation
One Penn Square
Lancaster, Pennsylvania 17604
717-291-2411

     Fulton Financial Corporation is a Pennsylvania business corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. As a financial holding company, Fulton Financial engages in general commercial and retail banking and trust business, and also in related financial businesses, through its 18 directly-held bank and nonbank subsidiaries. Fulton Financial's bank subsidiaries currently operate 112 banking offices in Pennsylvania, 16 banking offices in Maryland, six banking offices in Delaware, and 26 banking offices in New Jersey. As of December 31, 2000, Fulton Financial had consolidated total assets of approximately $6.6 billion. Four of Fulton Financial's bank subsidiaries recently entered into agreements with Sovereign Bank to purchase a total of 18 branches from Sovereign Bank which are located in New Jersey, Delaware and Pennsylvania. In the aggregate, approximately $310 million in deposits and $53 million in loans are associated with these 18 branches. Fulton Financial anticipates that the branch acquisitions will be completed in June, 2001, provided that related regulatory approval(s) are received prior thereto.

     The principal assets of Fulton Financial are its eleven wholly-owned bank subsidiaries:

     . Fulton Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System;

     . Lebanon Valley Farmers Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

     . Swineford National Bank, a national banking association which is a member of the Federal Reserve System;

     . Lafayette Ambassador Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System;

     . FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System;

     . Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System;

     . Delaware National Bank, a national banking association which is a member of the Federal Reserve System;

     . The Bank of Gloucester County, a New Jersey bank which is not a member of the Federal Reserve System;

     . The Woodstown National Bank & Trust Company, a national banking association which is a member of the Federal Reserve System;

     . The Peoples Bank of Elkton, a Maryland bank which is not a member of the Federal Reserve System; and

     . Skylands Community Bank, a New Jersey bank which is not a member of the Federal Reserve System.

     In addition, Fulton Financial has seven wholly-owned nonbank direct subsidiaries:

     . Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton Bank maintains branch offices or other facilities;

     . Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by Fulton Financial's bank subsidiaries;

     . Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and certain limited partnership interests in partnerships invested in low and moderate income housing projects;

     . FFC Management, Inc., which owns certain securities and corporate owned life insurance policies;

     . Fulton Financial Advisors, N.A., a limited purpose national banking association with trust powers;

     . Dearden, Maguire, Weaver and Barrett, Inc., an investment management and advisory firm; and

     .    Fulton Insurance Services Group, Inc., an insurance agency.

Drovers Bancshares Corporation
30 South George Street
York, PA  17401
717-843-1586

     Drovers, a Pennsylvania corporation, is the holding company for The Drovers & Mechanics Bank, a Pennsylvania state chartered bank and trust company. At December 31, 2000, Drovers had total consolidated assets of approximately $796 million, deposits of approximately $569 million and shareholders' equity of approximately $55 million. Drovers Bank has sixteen branches located in York County, Pennsylvania, one corporate banking office in Frederick County, Maryland, and another corporate banking office in Cumberland County, Pennsylvania. Drovers Bank is engaged principally in the business of taking deposits and making residential mortgage loans, commercial loans, consumer loans and home equity and property improvement loans. Drovers Bank has two wholly-owned subsidiaries:

     . 96 South George Street, Inc., which owns a building attached to Drovers Bank's main office which houses Drovers' corporate offices.

     .    Drovers Investment Company, a Delaware investment holding company.

     Drovers Bank also owns 60% of the membership interests in Drovers Settlement Services, LLC, which offers real estate title insurance and settlement services.

     In addition, Drovers has two wholly-owned non-bank subsidiaries:

     . Drovers Realty Company, which holds title to or leases property on which Drovers Bank maintains branch offices.

     .    Drovers Capital Trust I, a Delaware trust subsidiary

     Drovers also holds an interest in Pennbanks Insurance Company, an offshore reinsurance company and a joint venture with seven other Pennsylvania banks.

Agreement to Merge  (See page _____)

     Fulton Financial and Drovers entered into a merger agreement on December 27, 2000. The merger agreement provides that each share of Drovers common stock outstanding on the effective date of the merger will be exchanged for 1.24 shares (subject to adjustment) of Fulton Financial common stock and Drovers will merge with Fulton Financial. A copy of the merger agreement is attached to this document as Exhibit A and is incorporated herein by reference.

Each Drovers Share Will Be Exchanged For 1.24 Shares Of Fulton Financial Common Stock (See page ____)

     If the merger is completed, you will receive 1.24 shares of Fulton Financial common stock for each share of Drovers stock you own. Fulton Financial will not issue any fractional shares. Drovers shareholders will receive a cash payment for any fractional shares based on the market price of Fulton Financial common stock during a period leading up to completion of the merger. On _______, 2001, the closing price of Fulton Financial common stock was $____, making the value of 1.24 shares of Fulton Financial common stock equal to $____ on that date. Because the market price of Fulton Financial stock fluctuates, you will not know when you vote what the shares will be worth when issued in the merger.

     If the price of Fulton Financial common stock is below $19.50 just before the merger, Drovers may terminate the merger agreement unless Fulton Financial elects to increase the exchange ratio. Similarly, if the price of Fulton Financial common stock is above $26.38 just before the merger, Fulton Financial may terminate the merger agreement unless Drovers elects to decrease the exchange ratio. In either case, neither party would owe the other any penalty or fee as a result of termination of the merger agreement.

No Federal Income Tax On Shares Received In Merger  (See page _____)

     Drovers shareholders generally will not recognize gain or loss for federal income tax purposes for the shares of Fulton Financial common stock they receive in the merger. Fulton Financial's attorneys have issued a legal opinion to this effect, which is included as an exhibit to the registration statement filed with the SEC for the shares to be issued in the merger. Drovers shareholders will be taxed on cash received instead of any fractional share, or upon exercise of dissenters rights. Tax matters are complicated, and tax results may vary among shareholders. Fulton Financial and Drovers urge you to contact your own tax advisor to understand fully how the merger will affect you.

Drovers Board Recommends Shareholder Approval  (See page _____)

     The Drovers Board believes that the merger is in the best interests of Drovers and its shareholders and recommends that you vote "FOR" approval of the merger agreement.

Exchange Ratio Is Fair From A Financial Point Of View According To Drovers' Financial Advisor' (See page _____)

     Sandler O'Neill & Partners, L.P. has given an opinion to the Drovers Board that, as of _________, 2001, the exchange ratio in the merger is fair from a financial point of view to Drovers' shareholders. The full text of this opinion is attached as Exhibit C to this document. Fulton Financial and Drovers encourage you to read the opinion carefully. Drovers has agreed to pay Sandler O'Neill a fee equal to 0.8% of the aggregate consideration received by Drovers shareholders. A portion of this fee was paid when the merger agreement was signed, an additional portion will be paid upon approval of the merger agreement by Drovers shareholders, and the balance will be paid upon completion of the merger.

Vote Required To Approve Merger Agreement  (See page _____)

     Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the votes cast at the special meeting. The directors and executive officers of Drovers and their affiliates together beneficially own about ______% of the shares entitled to be cast at the meeting.

     Brokers who hold shares of Drovers common stock as nominees will not have authority to vote such shares with respect to the merger unless shareholders provide them with voting instructions.

     The merger does not require the approval of Fulton Financial's shareholders.

Special Meeting To Be Held May 17, 2001  (See page _____)

     Drovers will hold the special meeting of shareholders on Thursday, May 17, 2001, at 9:00 a.m., local time, at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401.

     At the meeting, you will vote on the merger agreement, a proposal to adjourn the meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement, and any other business that properly arises.

Record Date Set At [record date]; One Vote Per Share Of Drovers Stock (See page _____)

     You are entitled to vote at the special meeting if you owned shares of Drovers common stock at the close of business on [record date] the record date. On [record date], there were _________ shares of Drovers common stock outstanding. You will have one vote at the meeting for each share of Drovers common stock you owned on [record date].

Conditions That Must Be Satisfied For The Merger To Occur   (See page _____)

     The following conditions must be met for Fulton Financial and Drovers to complete the merger in addition to other customary conditions:

     .    approval of the merger by Drovers' shareholders;

     . the absence of legal restraints that prevent the completion of the merger;

     . receipt of a legal opinion that the merger will be tax-free to shareholders, except for any cash received in lieu of fractional shares;

     . the continuing accuracy of the parties' representations in the merger agreement;

     . Arthur Andersen, LLP delivers its opinion that the merger can be accounted for as a pooling of interests; and

     . the continuing effectiveness of the registration statement filed with the SEC.

Regulatory Approvals Required  (See page _____)

     Fulton Financial and Drovers cannot complete the merger unless Fulton Financial obtains the approvals of the Federal Reserve Board and the Pennsylvania Department of Banking. Fulton Financial has filed the required applications seeking approval of the merger. Although Fulton Financial and Drovers believe regulatory approvals will be received in a timely manner, Fulton Financial and Drovers cannot be certain when or if they will be obtained.

Termination And Amendment Of The Merger Agreement  (See page _____)

     Drovers and Fulton Financial can mutually agree at any time to terminate the merger agreement without completing the merger. Either party can also terminate the merger agreement in the following circumstances:

     . if any condition precedent to a party's obligations under the merger agreement is unsatisfied on September 30, 2001, through no fault of the other party;

     . if the other party has materially breached a representation, warranty or covenant and has not cured such breach within thirty days of receiving written notice of the breach; or

     . the market price of Fulton Financial common stock just before the merger is greater than $26.38 (in Fulton Financial's case), unless Drovers elects to decrease the exchange ratio, or less than $19.50 (in Drovers' case), unless Fulton Financial elects to increase the exchange ratio.

     In addition, Fulton Financial may terminate the merger agreement if Drovers' Board of Directors exercises its fiduciary duty with respect to a proposed acquisition of Drovers by someone other than Fulton Financial.

     Fulton Financial and Drovers can agree to amend the merger agreement in any way, except that after the shareholders' meeting they cannot decrease the consideration you will receive in the merger except, as noted above, in the event Drovers' Board of Directors elects to decrease the exchange ratio in the event the market price of Fulton Financial common stock just before the merger is greater than $26.38. Either company can waive any of the requirements of the other company in the merger agreement, except that neither company can waive any required regulatory approval.

Dissenters' Rights Of Appraisal'  (See page _____)

     Drovers' shareholders are entitled to exercise dissenters' rights, assuming the merger is consummated, in accordance with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, a copy of which is attached to this document as Exhibit D. Fulton Financial has the right to terminate the merger agreement if Drovers' shareholders exercise dissenters' rights with respect to 10% or more of the Drovers common stock. Additionally, the exercise of such rights by holders of an aggregate of 10% or more of the Drovers common stock could affect the ability of Fulton Financial to use "pooling of interests" accounting treatment.

Fulton Financial To Use Pooling Accounting Treatment  (See page _____)

     Fulton Financial will account for the merger as a pooling of interests for accounting and financial reporting purposes.

Fulton Financial To Continue As Surviving Corporation  (See page _____)

     Fulton Financial will continue as the surviving corporation after the merger. The Boards of Directors and executive officers of Fulton Financial and its subsidiaries will not change as a result of the merger, except that:

     . Fulton Financial will appoint to its Board of Directors two of Drovers' current directors for at least one 3-year term;

     . Fulton Bank will appoint to its Board of Directors three other of Drovers' current directors for at least three consecutive 1- year terms;

     . Drovers' current President, A. Richard Pugh, will join Fulton Bank's senior management team and other Drovers officers will be integrated into Fulton Bank's current management structure; and

     . All of Drovers current directors are expected to serve on a York regional advisory board of Fulton Bank for at least three years following the anticipated merger of Drovers Bank with and into Fulton Bank.

Your Rights As Shareholders Will Change After The Merger  (See page _____)

     Upon completion of the merger, you will become a shareholder of Fulton Financial. Fulton Financial's Articles of Incorporation and Bylaws and Pennsylvania law determine the rights of Fulton Financial's shareholders. The rights of shareholders of Fulton Financial differ in certain respects from the rights of shareholders of Drovers.

Warrant Agreement  (See page _____)

          In connection with the merger agreement, and to discourage other companies from acquiring Drovers, Drovers granted Fulton Financial a warrant to purchase up to 1,250,000 shares of Drovers common stock at an exercise price of $19.75 per share. Generally, Fulton Financial may exercise this warrant only if another party seeks to gain control of Drovers. We do not believe that any of the events which would permit Fulton Financial to exercise the warrant have occurred as of the date of this document.

     The warrant agreement and warrant are attached to this document as Exhibit
B.

Interests of Certain PersonsIn The Merger  (See page _____)

     When considering the recommendation of the Drovers Board, you should be aware that some directors and officers have interests in the merger which may conflict with their interests as shareholders. These interests include:

     . Drovers' current Chairman, President and Chief Executive Officer, A. Richard Pugh has entered into an employment agreement with Fulton Bank that provides him with employment by Fulton Bank upon completion of the merger (Drovers Bank will be merged with Fulton Bank, with Fulton Bank surviving, shortly following completion of the merger of Fulton Financial and Drovers). This employment agreement will replace an existing change in control agreement which Mr. Pugh had with Drovers;

     . Officers and directors hold stock options to purchase Drovers stock that will convert into options to purchase Fulton Financial stock. As of ______, 2001, the difference between the aggregate exercise price and the market value of the shares underlying the options held by executive officers and directors, which represents the economic value of the options, was $___ million;

     . Following the merger, Fulton Financial will indemnify, and provide liability insurance to, directors of Drovers; and

     . In whatever capacity (whether on the Fulton Financial board, the Fulton Bank board or the Drovers regional advisory board), Drovers' directors serve following completion of the merger, they will be entitled, under the merger agreement, to receive fees that are at least as much as they are currently receiving from Drovers.

Forward Looking Information

     This document contains and incorporates some "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding intent, belief or current expectations about matters including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include, by their nature:

     . the effects of changing economic conditions in Fulton Financial's and Drovers' market areas and nationally;

     . credit risks of commercial, real estate, consumer and other lending activities;

     .    significant changes in interest rates;

     . changes in federal and state banking laws and regulations which could impact operations;

     .    funding costs;

     . other external developments which could materially affect the business and operations of Fulton Financial and Drovers; and

     . the ability of Fulton Financial to assimilate Drovers after the merger.

          If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, actual results, performance or achievements in 2001 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

Share Information And Market Prices

          Fulton Financial common stock trades on the National Market System of the NASDAQ Stock Market under the symbol "FULT". Drovers common stock trades on the NASDAQ National Market under the trading symbol "DROV". The following table shows the last sale prices of Fulton Financial common stock, Drovers common stock and the equivalent price per share of Drovers common stock based on the exchange ratio on December 26, 2000 and _________, 2001.

          On December 26, 2000, the last trading day before public announcement of the merger agreement, the per share closing price for Fulton Financial common stock was $22.94. Based on such closing price for such date and the conversion ratio of 1.24 shares of Fulton Financial common stock for each share of Drovers common stock, the pro forma value of the shares of Fulton Financial common stock to be received in exchange for each share of Drovers common stock was $28.45.

          On December 26, 2000, the last trading day before public announcement of the merger agreement, the per share closing price for Drovers common stock was $19.75.

     The foregoing historical and pro forma equivalent per share market information is summarized in the following table.

                                           Historical            Pro Forma
                                        Price Per Share          Equivalent
                                                              Price Per Share
-------------------------------------------------------------------------------
Fulton Financial Common Stock
-------------------------------------------------------------------------------
Closing Price on December 26, 2000            $22.94                N/A
-------------------------------------------------------------------------------
Closing Price on __________, 2001                                   N/A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Drovers Common Stock
-------------------------------------------------------------------------------
Closing Price on December 26, 2000            $19.75             $28.45(1)
-------------------------------------------------------------------------------
Closing Price on __________, 2001
-------------------------------------------------------------------------------


     The market prices of both Fulton Financial and Drovers common stock will fluctuate prior to the merger. You should obtain current market quotations for Fulton Financial common stock and Drovers common stock.

Comparative Per Share Data

     Fulton Financial and Drovers have summarized below the per share information for each company on an historical, pro forma combined and equivalent basis. You should read this information in conjunction with the historical financial statements and the related notes contained in the annual and quarterly reports and other documents Fulton Financial and Drovers have filed with the SEC or attached to this document. See "Where You Can Find More Information" on page ____. The Fulton Financial pro forma information gives effect to the merger accounted for as a pooling-of-interests, assuming that 1.24 shares of Fulton Financial common stock are issued for each outstanding share of Drovers common stock.

----------
(1) Based upon the product of the Conversion Ratio (1.24) and the closing price of Fulton Financial common stock on December 26, 2000 and __________________, 2001.

                       Selected Historical and Pro Forma
                          Combined Per Share Data (A)
                             (Shares in thousands)


Fulton Financial                             As of or for the Year Ended December 31,
                                             ----------------------------------------
                                                 2000                   1999                   1998
                                                 ----                   ----                   ----
Historical Per Common Share:
----------------------------
Average Shares Outstanding (Basic)             71,242                 72,422                 72,415
Average Shares Outstanding (Diluted)           71,654                 72,828                 73,170
Book Value                                    $  9.45                $  8.54                $  8.37
Cash Dividends                                $ 0.623                $ 0.558                $ 0.504
Net Income (Basic)                            $  1.46                $  1.34                $  1.22
Net Income (Diluted)                          $  1.45                $  1.33                $  1.21

Fulton Financial, Drovers Combined
----------------------------------
  Pro Forma Per Common Share:
  ---------------------------
Average Shares Outstanding (Basic)             77,551                 78,731                 78,724
Average Shares Outstanding (Diluted)           77,963                 79,137                 79,479
Book Value                                    $  9.21                $  8.35                $  8.16
Cash Dividends                                $ 0.623                $ 0.558                $ 0.504
Net Income (Basic)                            $  1.38                $  1.33                $  1.21
Net Income (Diluted)                          $  1.37                $  1.32                $  1.20

----------
(A) The above combined pro forma per share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods. The combined pro forma information is based on the historical information of both Fulton Financial and Drovers adjusted to reflect this transaction being accounted for on a pooling basis.

                       Selected Historical and Pro Forma
                          Combined Per Share Data (A)
                             (Shares in thousands)

Drovers                                      As of or for the Year Ended December 31,
                                             ----------------------------------------
                                                 2000                   1999                   1998
                                                 ----                   ----                   ----
Historical Per Common Share:
----------------------------
Average Shares Outstanding (Basic)              5,060                  4,939                  4,912
Average Shares Outstanding (Diluted)            5,096                  4,993                  4,986
Book Value                                     $10.84                 $10.15                 $ 9.78
Cash Dividends                                 $ 0.51                 $ 0.46                 $ 0.42
Net Income (Basic)                             $ 0.61                 $ 1.54                 $ 1.39
Net Income (Diluted)                           $ 0.61                 $ 1.52                 $ 1.37

Equivalent Pro forma Per Common Share:
--------------------------------------
Book Value                                     $11.64                 $10.60                 $10.41
Cash Dividends                                 $0.773                 $0.692                 $0.625
Net Income (Basic)                             $ 1.71                 $ 1.65                 $ 1.51
Net Income (Diluted)                           $ 1.70                 $ 1.64                 $ 1.49

----------
(A) The above combined pro forma per-share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods. The equivalent pro forma per common share information is derived by applying the exchange ratio of 1.24 shares of Fulton Financial $2.50 par value common stock for each Drovers no par value common stock to the Fulton Financial, Drovers combined pro forma per common share information.

                            SELECTED FINANCIAL DATA

  The following tables show certain historical consolidated summary financial data for both Fulton Financial and Drovers. This information is derived from the consolidated financial statements of Fulton Financial and Drovers incorporated by reference in, or included with, this document. See "Where You Can Find More Information" on page __.


                          Fulton Financial Corporation
                       Selected Historical Financial Data
                      (In thousands except per share data)

FOR THE YEAR                                          2000             1999             1998             1997             1996
------------------------------------------------------------------------------------------------------------------------------

Interest income                                 $  462,581       $  418,730       $  409,234       $  387,248       $  353,636
Interest expense                                   210,481          174,827          177,694          168,153          151,437
                                                ----------       ----------       ----------       ----------       ----------
Net interest income                                252,100          243,903          231,540          219,095          202,199
Provision for loan losses                            8,645            8,216            5,582            8,417            5,951
Other income                                        69,611           61,358           58,293           48,713           41,653
Other expenses                                     165,022          159,340          155,908          149,538          144,174
                                                ----------       ----------       ----------       ----------       ----------
Income before income taxes                         148,044          137,705          128,343          109,853           93,727
Income taxes                                        44,240           40,479           39,832           33,448           27,815
                                                ----------       ----------       ----------       ----------       ----------
Net income                                      $  103,804       $   97,226       $   88,511       $   76,405       $   65,912
                                                ==========       ==========       ==========       ==========       ==========

PER-SHARE DATA
------------------------------------------------------------------------------------------------------------------------------
Net income (basic)                              $     1.46       $     1.34       $     1.22       $     1.06       $     0.92
Net income (diluted)                                  1.45             1.33             1.21             1.04             0.91
Cash dividends                                       0.623            0.558            0.504            0.431            0.381


AT YEAR END
------------------------------------------------------------------------------------------------------------------------------
Total assets                                    $6,571,155       $6,070,019       $5,838,663       $5,377,654       $4,936,072
Net loans                                        4,806,498        4,364,776        3,972,976        3,904,087        3,535,202
Deposits                                         4,934,405        4,546,813        4,592,969        4,418,543        4,072,400
Long-term debt                                     441,973          328,250          296,018           53,045           67,498
Shareholders' equity                               679,336          614,294          608,334          564,491          500,294


AVERAGE BALANCES
------------------------------------------------------------------------------------------------------------------------------
Average Shareholders' equity                    $  623,780       $  615,928       $   87,552       $  523,252       $  475,243
Average Total assets                             6,270,397        5,890,621        5,535,447        5,117,365        4,725,999

                         Drovers Bancshares Corporation
                       Selected Historical Financial Data
                    (In thousands except for per share data)

FOR THE YEAR                                          2000              1999             1998             1997             1996
-------------------------------------------------------------------------------------------------------------------------------

Interest income                                   $ 56,663          $ 46,562         $ 40,991         $ 36,267         $ 30,055
Interest expense                                    33,338            24,286           21,736           19,254           14,791
                                                 ----------       ----------       ----------       ----------       ----------
Net interest income                                 23,325            22,276           19,255           17,013           15,264
Provision for loan losses                            6,379             1,727            1,266              386              645
Other income                                         5,707             5,349            5,408            3,953            3,364
Other expenses                                      19,763            16,751           15,231           13,234           12,050
                                                 ----------       ----------       ----------       ----------       ----------
Income before income taxes                           2,890             9,147            8,166            7,346            5,933
Income taxes                                          (218)            1,546            1,356            1,715            1,084
                                                 ----------       ----------       ----------       ----------       ----------
Net income                                        $  3,108          $  7,601         $  6,810         $  5,631         $  4,849
                                                 ==========       ==========       ==========       ==========       ==========


PER-SHARE DATA
-------------------------------------------------------------------------------------------------------------------------------
Net income (basic)                                $   0.61          $   1.54         $   1.39         $   1.15         $   0.99
Net income (diluted)                                  0.61              1.52             1.37             1.14             0.99
Cash dividends                                        0.51              0.46             0.42             0.35             0.33


AT YEAR END
-------------------------------------------------------------------------------------------------------------------------------
Total assets                                      $796,257          $720,108         $597,793         $524,892         $446,713
Net loans                                          502,526           456,293          386,197          310,369          279,987
Deposits                                           568,628           505,134          457,672          402,086          360,204
Long-term debt                                     110,308           102,737           62,830           43,558           29,385
Shareholders' equity                                55,165            51,200           48,193           43,470           38,092


AVERAGE BALANCES
-------------------------------------------------------------------------------------------------------------------------------
Average Shareholders' equity                      $ 52,837          $ 50,158         $ 46,350         $ 40,556         $ 36,429
Average total assets                               751,997           645,334          559,172          491,237          404,621

                               THE SPECIAL MEETING


     We are providing this document to holders of Drovers common stock to solicit your proxy for use at the special meeting of Drovers shareholders and any adjournments or postponements of the meeting.

Date, Time And Place

     Drovers will hold the special meeting at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401 at 9:00 a.m., local time, on May 17, 2001.

Matters To Be Considered At The Special Meeting

     At the special meeting, holders of Drovers common stock will consider and vote upon proposals to:

     .    approve and adopt the merger agreement;

     . approve a proposal to adjourn the meeting if more time is needed to solicit proxies; and

     . transact any other business that may properly be brought before the special meeting or any adjournments of the meeting.

     A vote for approval of the merger agreement is a vote for approval of the merger of Drovers into Fulton Financial and for the exchange of Drovers common stock for Fulton Financial common stock. If the merger is completed, Drovers common stock will be cancelled and you will receive 1.24 shares (subject to adjustment) of Fulton Financial common stock in exchange for each share of Drovers common stock that you hold. Fulton Financial will pay cash in lieu of issuing any fractional share interests to you.

Record Date; Stock Entitled To Vote; Quorum

     You are entitle to notice of, and to vote at, the Drovers' special meeting if you own Drovers common stock on ________________, 2001, the record date. On [record date], ____________ shares of Drovers common stock were issued and outstanding and held by approximately ________ holders of record.

     A quorum requires the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of Drovers are entitled to cast on the record date.

     Drovers intends to count the following shares as present at the special meeting for the purpose of determining a quorum:

 . shares of Drovers common stock present in person at the special meeting but not voting;

 . shares of Drovers common stock represented by proxies on which the shareholder has abstained on any matter; and

 . shares of Drovers common stock represented by proxies from a broker with no indication of how the shares are to be voted.

Votes Required

     Approval of the merger agreement requires the affirmative vote of a majority of votes cast on the merger agreement proposal at the special meeting. Approval of the proposal to adjourn the special meeting, if necessary, requires the affirmative vote of a majority of the votes cast at the special meeting.

     You have one vote for each share of Drovers common stock that you hold of record on each matter to be considered at the special meeting.

     As of the record date for the special meeting, directors and executive officers of Drovers and their affiliates beneficially owned and were entitled to vote approximately _____________ shares of Drovers common stock, or approximately _____% of the shares of Drovers common stock outstanding on the record date. In addition, as of the record date, the trust department of Drovers' Bank held ___ shares as trustee for various clients. It is anticipated that these trust department shares will be voted in favor of approval and adoption of the merger agreement.

Voting Of Proxies

     Drovers will vote shares represented by all properly executed proxies received in time for the special meeting in the manner specified on each proxy. Drovers will vote properly executed proxies that do not contain voting instructions in favor of the merger agreement and in favor of any adjournment proposal.

Abstentions; Broker Non-votes

     If you abstain from voting on any proposal considered at the special meeting, we will not count the abstention as a vote "for" or "against" the proposal for purposes of the special meeting. Under rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the merger agreement or the adjournment proposal without receiving specific instructions from you. We will not count these broker non-votes as a vote "for" or "against" the merger agreement or the adjournment proposal for purposes of the special meeting. As a result:

     . because approval of the merger agreement requires the affirmative vote of a majority of all votes cast at the special meeting, abstentions and broker non-votes will not affect the vote on the merger agreement; and

     . because approval of an adjournment proposal requires the affirmative vote of a majority of all votes cast at the special meeting, abstentions and broker non- votes will not affect the vote on any adjournment proposal.

Revocability Of Proxies

     If you grant a proxy, you may revoke your proxy at any time until it is voted by:

     . delivering a notice of revocation to the Corporate Secretary of Drovers;

     .    submitting a signed proxy card with a later date; or

     . appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself revoke a proxy.

     Any written notice of revocation or other communications with respect to the revocation of proxies should be addressed to: John D. Blecher, Secretary, Drovers Bancshares Corporation, 30 South George Street, York, PA 17401. A shareholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies.

Solicitation Of Proxies

     Drovers will bear the cost of the solicitation of proxies from its shareholders. Fulton Financial will bear the cost of printing this document.

     Drovers will solicit proxies by mail. In addition, the directors, officers and employees of Drovers and its subsidiaries may solicit proxies from shareholders by telephone, facsimile, telegram or in person. Drovers will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and Drovers will reimburse them for reasonable out-of-pocket expenses.

     You should not send in your stock certificates with your proxy card. As described below under the caption "The Merger -- Exchange of Drovers Stock Certificates" on page ____, you will receive materials for exchanging shares of Drovers common stock shortly after the merger.

                                   THE MERGER

     The following information is intended to summarize the most significant aspects of the merger agreement. This description is not complete. We have attached the full merger agreement and the warrant agreement to this document as Exhibit A and Exhibit B, respectively, and we incorporate each in this document by reference. We urge all shareholders to read the merger agreement carefully.

     The merger agreement provides that:

     . Drovers will merge into Fulton Financial; and

     . You, as a shareholder of Drovers, will receive 1.24 shares of Fulton Financial common stock for each share of Drovers that you own if the merger is completed.

     The Board of Directors of Drovers has approved and adopted the merger agreement and believes the merger is in your best interests. Drovers' Board of Directors recommends that you vote "FOR" the merger agreement.

Background of Merger

     For many years, the strategy of Drovers' Board of Directors has been to increase profitability while operating as an independent community-focused bank. In recent years, meeting the increased efforts of both local and regional competitors to provide new services and attract customers has become increasingly difficult. The expenses of attempting to keep pace with competition, combined with the perceived need to materially increase non-interest income and invest heavily in new technologies, also have placed significant pressures on Drovers' ability to continue to enhance profitability in the face of increasing competition and a possible downturn in the economy. Additionally, the trading market for Drovers common stock, which had been trading during 2000 at earnings multiples significantly lower than similarly sized bank holding companies, has been extremely limited. Drovers' earnings also were negatively impacted during 2000 by the need to substantially increase Drovers Bank's loan loss reserve due to the charge off of a significant commercial loan during the year.

     In consideration of the foregoing factors and prompted in part by the decrease in the market price of the Drovers common stock during the first half of 2000, the Executive Committee of the Drovers' Board of Directors authorized the engagement of Sandler O'Neill & Partners, L.P., an investment banking firm, in July of 2000, to prepare a valuation analysis and report with regard to Drovers. The Executive Committee also appointed a separate subcommittee of the Board to work with Sandler O'Neill in conjunction with preparation of the valuation report and to further analyze Drovers' existing strategic plan and strategic alternatives available to Drovers in light of the valuation report. The subcommittee was composed of A. Richard Pugh, Chairman, President and CEO of Drovers and outside Directors Gary A. Stewart, Harlow R. Prindle, David C. McIntosh, George W. Hodges and Daniel E. Hess.

     After reviewing a draft of Sandler O'Neill's preliminary valuation report in August 2000, and discussing the strategic alternatives available to Drovers, the subcommittee authorized Sandler O'Neill to determine whether or not any third party financial institutions would be interested in acquiring Drovers and, if so, at what potential price and upon what potential terms. After further discussions with the subcommittee and representatives of Sandler

O'Neill, the subcommittee determined that Mr. Pugh should seek preliminary expressions of interest (based only upon publicly available information regarding Drovers) from several regional bank holding companies identified by the subcommittee and Sandler O'Neill.

     Mr. Pugh and representatives of the subcommittee subsequently held meetings with two potential acquirors, one of which was Fulton, during September and October of 2000. On October 11, 2000, the subcommittee met to review third quarter financials for Drovers and to update subcommittee members concerning discussions with the two potential acquirors. At this meeting, the subcommittee formally retained Sandler O'Neill to advise it with regard to a potential transaction and asked that the two institutions each provide a non-disclosable, non-binding indication of interest letter to Drovers outlining the preliminary terms and conditions of a merger with Drovers.

     Confidentiality agreements were obtained from the two potential acquirors on October 30, 2000 and thereafter Drovers exchanged financial and other information through Sandler O'Neill with each of the institutions. Following the exchange of information, which constituted a preliminary due diligence review, both of the potential acquirors submitted non-binding, non-disclosable indication of interest letters to Drovers, dated December 4 and December 5, 2000, respectively.

     At a special meeting of the full Board of Directors on December 8, 2000, at which Drovers' legal counsel and representatives of Sandler O'Neill were present, management and the subcommittee advised the Drovers Board of their activities and the process that had been followed to date, and of the expressions of interest that had been obtained. The Board determined that the process of gathering information relevant to a decision regarding continued independence or a possible merger with a larger financial institution should continue, and that the expressions of interest from the two interested parties should be refined in additional detail regarding pricing structure and other material terms. At the meeting, legal counsel advised the Board as to their fiduciary duties and acknowledged that the Board was continuing a process which it had established many years ago to continue to study the strategic alternatives available to Drovers in a frank and fully-informed manner. As discussed with the Board, the strategic alternatives available to Drovers were to continue to pursue a strategy of independence through the execution of the Drovers' strategic plan or to further pursue, through negotiations designed to end in a definitive acquisition agreement, one or both indications of interest presently before the Board and/or to seek other indications of interest from other third party financial institutions. During the meeting, executive officers of Drovers also reviewed in detail the current strategic plan, including historical financial statements and ratios for the last five years (1995 through 2000) and projected financial statements and performance ratios for the next five years (2001 through 2005).

     Representatives of Sandler O'Neill next reviewed each expression of interest in detail and, as noted above, after discussion, the Board authorized management, outside legal counsel and Sandler O'Neill to enter into more formal negotiations with both acquirors and to request that each potential acquiror submit a revised indication of interest letter which would address specifically the pricing and exchange ratio, including a mechanism for protecting Drovers against a downward shift in the stock price of the acquiring institution prior to closing, and additional specifics on how the acquiring institutions intended to provide for Drovers' employees, both as to benefits and severance, retention of the "Drovers Bank" name and related social issues.

     While the Board authorized management to continue the process to explore possible combinations, no decision was made at the December 8, 2000 meeting as to whether Drovers would remain independent or would enter into a combination.

     After the December 8, 2000 Board Meeting, management entered into detailed negotiations with the two potential acquirors regarding price and terms for a possible merger. In response to these negotiations, the two potential acquirors submitted revised indication of interest letters each dated as of December 14, 2000. A special meeting of the full Board of Directors was held on December 15, 2000 to review the revised indication of interest letters. Drovers' legal counsel and representatives of Sandler O'Neill were present at this meeting. Each of the indications of interest provided for the merger of Drovers and Drovers Bank into the acquiring bank holding company and its primary subsidiary bank, respectively, in a tax-free stock exchange transaction. Each of the indications of interest also discussed the treatment of Drovers Bank employees following the merger, the name of the surviving institution, directors and executive officers, employee benefits and the fact that Drovers would be required to issue an option to purchase up to 19.9% of its issued and outstanding common stock to the acquiring institution as a lock-up mechanism in connection with the proposed merger. After careful consideration of each indication of interest and the recommendations of management and after exhaustive discussion, the Board authorized management to enter into final negotiations with Fulton and to advise the second acquiror that Drovers was not interested in continuing negotiations at that time. The Board also authorized management to make arrangements with Fulton to conduct due diligence as soon as possible and to request that Fulton provide a draft of a definitive merger agreement.

     Over the ensuing period, Drovers' legal counsel and management team engaged in a due diligence investigation of Fulton and negotiated with Fulton and Fulton's legal counsel concerning the definitive terms of a merger agreement and appropriate exhibits. Drovers' management also cooperated with Fulton's due diligence investigation.

     On December 27, 2000, Drovers held a special Board Meeting, with all Directors present or participating via telephone conference call, to review the draft definitive agreement and related exhibits, including the Drovers Stock Option Agreement. During that meeting, the Drovers Board reviewed the potential financial and strategic benefits of the transaction and other alternatives available to Drovers, including remaining independent. The Board also reviewed a financial analysis of the proposed transaction, as prepared and presented by Drovers' financial advisors, Sandler O'Neill. Legal counsel to Drovers conducted a detailed review of the definitive agreement and also reviewed the Board's fiduciary duties as they related to an acquisition of Drovers. Sandler O'Neill described the fixed exchange ratio and how it was negotiated and delivered their opinion to the Board that the exchange ratio was fair from a financial point of view to the Drovers stockholders. After consideration and discussion of the definitive agreement and related exhibits, the Drovers Board voted to approve the merger and authorized the execution of the definitive agreement and related documents. Each of the Drovers' Directors voted in favor of the merger with the exception of Director Basil A. Shorb, who voted against the transaction solely on the basis that Drovers should continue as an independent community banking organization.

     The Fulton Board of Directors had met previously at a regular Board Meeting on December 19, 2000 and had unanimously approved the definitive agreement and related documents and authorized the execution of the merger agreement.

     Immediately following the conclusion of the Drovers Board Meeting on December 27, 2000, the parties executed the definitive agreement and related documents and made a public announcement of the transaction.

Drovers' Board of Director's Reasons for the Merger.

     At its meeting on December 27, 2000, the Drovers board of directors determined that the terms of the merger agreement and the merger transaction with Fulton were in the best interests of Drovers, its shareholders and other constituencies. In making this determination, the board concluded, among other things, that the merger transaction with Fulton was superior to the other alternatives available to Drovers and to the prospects of continuing to operate Drovers as an independent community-focused banking company.

     In the course of reaching its decision to approve the agreement, the Drovers board of directors consulted with Sandler O'Neill, and its legal counsel. The board considered, among other things, the factors described above and the following:

     . The opinion of Sandler O'Neill that the exchange ratio in the merger was fair to Drovers' shareholders from a financial point of view.

     . The board's familiarity with and review of Drovers' business, prospects and financial condition, including its future prospects were it to remain independent.

     . The pressures of competition and Drover's limited economies of scale on Drovers' ability to increase profitability while continuing to operate as an independent community-focused banking company.

     . A determination that a business combination with Fulton would expand Drovers' lending capabilities and increase the range of financial products and services available to Drovers' customers.

     . The prices, multiples of earnings per share and premiums over book value and market value paid in recent acquisitions of banks.

     .    The earnings and financial condition of Fulton.

     . The significantly higher cash dividends which have been historically paid on shares of Fulton common stock as compared to cash dividends historically paid on shares of Drovers common stock.

     .    The historical market prices for shares of Fulton common stock.

     . The substantially greater liquidity of Fulton common stock compared to the relatively illiquid market for Drovers common stock.

     . Fulton's agreement that two directors from Drovers' board of directors would be appointed to Fulton's board of directors, and that three other members of Drovers' board of directors would be appointed to Fulton Bank's board of directors.

     . The business and prospects of Fulton, including its prior experience acquiring banks, its existing presence in Drovers' traditional market areas, the economic vitality of the other market areas served by Fulton and the opportunities presented by customer demand in those market areas.

     .    The experience of Fulton's senior management team.

     .    The merger is expected to be tax free to Drovers' shareholders.

     . The alternatives of Drovers continuing as an independent community-focused banking company or combining with other potential merger partners, compared to the effect of Drovers combining with Fulton pursuant to the merger agreement, and the determination that the merger transaction with Fulton presented the best opportunity for maximizing long-term shareholder value and serving Drovers' other constituencies including, without limitation, its customers, employees and the communities in which it is located.

     The foregoing discussion of the information and factors considered by the Drovers board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Drovers board of directors. In reaching its determination to approve and recommend the merger, the Drovers board of directors did not assign any relative or specific weights to the foregoing factors and individual directors may have given differing weights to different factors.

     After deliberating with respect to the merger transaction with Fulton, considering, among other things, the matters discussed above and the opinion of Sandler O'Neill referred to above, the Drovers board of directors approved and adopted the merger agreement and the merger transaction with Fulton.

Recommendation of Drovers' Board of Directors.

     The board of directors of Drovers believes that the terms of the merger are in the best interests of Drovers, its shareholders and other constituencies, and has approved the merger agreement. The board of directors of Drovers recommends that the shareholders of Drovers approve the merger agreement.

Opinion of Drovers' Financial Advisor

     By letter agreement dated as of August 29, 2000, Drovers retained Sandler O'Neill as an independent financial advisor in connection with Drovers' consideration of a possible business combination with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     Sandler O'Neill acted as financial advisor to Drovers in connection with the merger and participated in certain of the negotiations leading to the merger agreement. At the request of the Drovers Board, representatives of Sandler O'Neill attended the December 27, 2000 meeting at which the Board considered and approved the merger agreement. At the meeting, Sandler O'Neill delivered to the Drovers Board its written opinion that, as of such date, the exchange ratio was fair to Drovers shareholders from a financial point of view. Sandler O'Neill has also delivered to the Drovers Board a written opinion dated the date of this document which is substantially identical to the December 27, 2000 opinion. The full text of Sandler O'Neill's opinion is attached as Exhibit C to this document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion. The opinion is incorporated by reference into this description and this description is qualified in its entirety by reference to the opinion. Drovers shareholders are urged to read the opinion carefully in connection with their consideration of the proposed merger.

     Sandler O'Neill's opinion was directed to the Drovers board and was provided to the board for its information in considering the merger. The opinion is directed only to the fairness of the exchange ratio to Drovers shareholders from a financial point of view. It does not address the underlying business decision of Drovers to engage in the merger or any other aspect of the merger and is not a recommendation to any Drovers shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

     In rendering its December 27, 2000 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting only portions of the factors and analyses, or attempting to ascribe relative weights to such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Drovers or Fulton and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions is not merely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Drovers or Fulton and the companies to which they are being compared.

     The earnings projections for Drovers and Fulton relied upon by Sandler O'Neill in its analyses were reviewed with management and were based upon internal projections of Drovers and Fulton for the year ending December 31, 2001 and on published IBES consensus earnings estimates for Fulton for 2000 and 2001. For the year ending December 31, 2001, Sandler O'Neill's analyses assumed a projected earnings per share of $1.70 for Drovers and $1.56 for Fulton. For periods after 2001, Sandler O'Neill assumed, with Drovers' consent, an annual growth rate on earning assets for Drovers of 8.5% for 2002 and 12% thereafter and 5% for Fulton. The 2001 earnings projections furnished to Sandler O'Neill were prepared by the senior management of Drovers and Fulton for internal purposes only and not with a view towards public disclosure. Those projections, as well as the other earnings estimates relied upon by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain; accordingly, actual results could vary materially from those set forth in such projections.

     In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Drovers, Fulton and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Drovers Board at the December 27th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Drovers common stock or Fulton common stock or the prices at which Drovers common stock or Fulton common stock may be sold at any time.

     Summary of Proposal.

     Sandler O'Neill reviewed the financial terms of the proposed transaction. Based on the closing price of Fulton common stock on December 22, 2000 of $22.625 and an exchange ratio of 1.24 shares of Fulton common stock for each share of Drovers common stock, Sandler O'Neill calculated an implied transaction value per share of Drovers common stock of $28.06. The implied aggregate transaction value was approximately $145.6 million, based upon 5,190,642 diluted shares of Drovers common stock outstanding, which was determined using the treasury stock method at the implied value of $28.06. Based upon the implied transaction value per share and Drovers' September 30, 2000 financial information, Sandler O'Neill calculated the following ratios:

     Implied value/Book value                             2.64x
     Implied value/Tangible book value                    2.64x
     Implied value/Last Twelve Months Normalized EPS (1)  17.98x
     Implied value/Projected 2001 EPS                     16.51x
     Implied Value/Deposits                               26.82%

----------

 Normalized earnings per share exclude after-tax non-recurring charges of $2.39 million relating to the loan loss provision and securities transactions.

     For purposes of Sandler O'Neill's analyses, earnings per share were based on diluted earnings per share. Sandler O'Neill noted that the implied transaction value represented a 90.2% premium over the November 22, 2000 closing price of Drovers common stock of $14.75.

     Stock Trading History.

     Sandler O'Neill reviewed the history of the reported trading prices and volume of Drovers common stock and Fulton common stock, and the relationship between the movements in the prices of Drovers common stock and Fulton common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of a composite peer group of publicly traded commercial banks for each of Drovers and Fulton selected by Sandler O'Neill. During the one year period ended December 21, 2000, Drovers' common stock underperformed each of the indices to which it was compared, and Fulton's common stock outperformed each of the indices to which it was compared.

                                                  Beginning Index Value   Ending Index Value
                                                    December 22, 1999      December 21, 2000
                                                  ---------------------   ------------------

     Drovers                                              100.00%               77.50%
     Drovers Composite Group                              100.00                88.30
     Nasdaq Bank Index                                    100.00               112.39
     S&P 500 Index                                        100.00                88.77

                                                  Beginning Index Value    Ending Index Value
                                                     December 22, 1999      December 21, 2000
                                                  ---------------------   ------------------
     Fulton                                               100.00%              131.05%
     Fulton Composite Group                               100.00               129.95
     Nasdaq Bank Index                                    100.00               112.39
     S&P 500 Index                                        100.00                88.77
     Comparable Company Analysis.

     Sandler O'Neill used publicly available information to compare selected financial and market trading information for Drovers and two groups of commercial banks selected by Sandler O'Neill, a regional group and a highly valued group. The regional group consisted of Drovers and the following 13 publicly traded regional commercial banks:

  Center Bancorp Inc                    CNB Financial Corp.
     Community Banks Inc.               Greater Community Bancorp
     Interchange Financial Services     Lakeland Bancorp
     Omega Financial Corp.              Patriot Bank Corp.
     Republic First Bancorp Inc.        Royal Bancshares of PA
     Sun Bancorp Inc.                   Vista Bancorp Inc.
     Yardville National Bancorp

     The highly valued group consisted of the following 10 publicly traded commercial banks which had a return on average equity greater than 16% (based on last twelve months' earnings) and a price- to-tangible book value greater than 180%:

     Arrow Financial Corp.              Central Coast Bancorp
     First Banks America Inc.           Nara Bank NA
     Peapack-Gladstone Financial        Prosperity Bancshares Inc.
     Suffolk Bancorp                    Summit Bancshares Inc.
     S.Y. Bancorp Inc.                  UNB Corp.

     The analysis compared publicly available financial information for Drovers and the median data for each of the regional group and highly valued group as of and for each of the years ended December 31, 1995 through 1999 and as of and for the twelve months ended September 30, 2000. The table below sets forth the comparative data as of and for the twelve months ended September 30, 2000 with pricing data as of December 22, 2000.

                                                                  Highly
                                           Drovers    Regional    Valued
                                         Bancshares     Group      Group
                                         ----------     -----      -----

Total assets                               $755,308   $750,694   $740,524
Tangible equity / total assets                 7.13%      6.89%      7.36%
Intangible assets / total equity               0.05%      0.87%      2.73%

                                                                  Highly
                                           Drovers    Regional    Valued
                                         Bancshares     Group      Group
                                         ----------     -----      -----

Net loans / total assets                      64.39%     62.48%     66.69%
Gross loans / total deposits                  90.36%     86.54%     78.94%
Total borrowings / total assets               19.05%     12.59%      0.91%
Non-performing assets / total assets           0.28%      0.42%      0.24%
Loan loss reserves / gross loans               0.88%      1.17%      1.46%
Net interest margin                            3.57%      4.09%      5.09%
Non-interest income / average assets           0.76%      0.64%      0.92%
Non-interest expense / average assets          2.44%      2.62%      2.96%
Efficiency ratio                              59.29%     58.79%     54.06%
Return on average assets(1)                    1.08%      0.91%      1.48%
Return on average equity(1)                   15.26%     12.05%     18.19%
Price / tangible book value per share        179.08%    169.49%    223.35%
Price / earnings per share(1)                 12.18x       12.34x     12.26x
Dividend yield                                 2.67%      3.47%      1.74%
Dividend payout ratio(1)                      32.54%     45.74%     22.69%
-----------------------

     Utilizes Drovers' normalized last twelve months' earnings per share for the period ended September 30, 2000.

     Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Fulton and a group of highly valued commercial banks selected by Sandler O'Neill. The highly valued group consisted of the following 13 publicly traded commercial banks which had a return on average equity greater than 16% (based on last twelve months' earnings) and a price-to-tangible book value greater than 225%:

     City National Corp.                Commerce Bancorp Inc.
     Commerce Bancshares Inc.           Community First Bankshares
     Cullen/Frost Bankers Inc.          First Midwest Bancorp Inc.
     FirstMerit Corp.                   International Bancshares Corp.
     Silicon Valley Bancshares          Sky Financial Group Inc.
     TCF Financial Corp.                Valley National Bancorp
     Wilmington Trust Corp.

     The analysis compared publicly available financial information for Fulton with the median data for the highly valued group as of and for each of the years ended December 31, 1995 through 1999 and as of and for the twelve months ended September 30, 2000. The table below sets forth the comparative data as of and for the twelve months ended September 30, 2000 with pricing data as of December 22, 2000.

                                                         Highly
                                                         Valued
                                           Fulton*       Group
                                           -------       -----

Total assets                             $6,478,773   $7,354,813
Tangible equity / total assets                 9.57%        6.31%
Intangible assets / total equity               4.18%       11.98%
Net loans / total assets                      73.26%       69.47%
Gross loans / total deposits                  99.64%       89.90%
Total borrowings / total assets               13.96%       13.48%
Non-performing assets / total assets           0.29%        0.30%
Loan loss reserves / gross loans               1.27%        1.40%
Net interest margin                            4.46%        4.39%
Non-interest income / average assets           0.95%        1.57%
Non-interest expense / average assets          2.63%        3.55%

----------
* Unaduited

                                                         Highly
                                                         Valued
                                           Fulton*       Group
                                           -------       -----

Efficiency ratio                              50.83%       53.65%
Return on average assets                       1.67%        1.53%
Return on average equity                      16.75%       20.07%
Price / tangible book value per share        261.86%      330.08%
Price / earnings per share                    15.71x       15.14x
Dividend yield                                 2.68%        2.64%
Dividend payout ratio                         42.07%       39.21%

     Analysis of Selected Merger Transactions.


     Sandler O'Neill reviewed certain transactions announced from January 1, 2000 through December 22, 2000 involving publicly traded commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed 91 transactions announced nationwide and 15 transactions announced in the Mid-Atlantic region. Sandler O'Neill reviewed the multiples of transaction value to last four quarters' earnings, transaction value to book value, transaction value to tangible book value, transaction value to total deposits and premium to market and computed high, low, mean and median multiples and premiums for the respective groups of transactions. These multiples were applied to Drovers' financial information as of and for the twelve months ended September 30, 2000. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of Drovers common stock of $19.09 to $28.16 based upon the median multiples for nationwide transactions and $18.10 to $27.86 based upon the median multiples for Mid-Atlantic transactions.

                                            Nationwide Transactions                    MidAtlantic Transactions
                                            Median    Implied                          Median    Implied
                                            Multiple   Value                           Multiple    Value
Transaction value/ LTM EPS (1)              18.05x     $28.16                          17.86x      $27.86
Transaction value / Est. 2001 net income    15.26       25.93                          14.25        24.21
Transaction value/Book value                2.43x       25.78                           2.29x       24.35
Transaction value/Tangible book value       2.52x       26.75                           2.51x       26.62
Premium to market (2)                       29.39%      19.09                          22.70%       18.10
Transaction value/Total deposits            25.14%      26.94                          23.17%       24.83

----------
(1) Utilizes Drovers' normalized last twelve months' earnings per share for the period ended September 30, 2000.
(2) Reflects premiums to the seller's price one month before the announcement of the transaction and were applied to Drovers' closing stock price as of November 22, 2000.

     Discounted Dividend Stream and Terminal Value Analysis.

     Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Drovers through December 31, 2004 under various circumstances, assuming Drovers' current dividend payout ratio and that Drovers performed in accordance with the earnings forecasts reviewed with management. To approximate the terminal value of Drovers common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 10x to 20x and applied multiples of tangible book value ranging from 150% to 275%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Drovers common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Drovers common stock of $15.62 to $36.39 when applying the price/earnings multiples and $15.60 to $33.48 when applying multiples of tangible book value.

                            Price/Earnings Multiples       Tangible Book Value Multiple
                            ------------------------       ----------------------------
Discount Rate                10x          20x                  1.5x   2.75x
-------------                ---          ---                  ----   -----
9 %                         $19.19      $36.39                 $19.16  $33.48
11                           17.89       33.89                  17.86   31.18
13                           16.70       31.60                  16.68   29.08
15                           15.62       29.51                  15.60   27.15

     In connection with its analysis, Sandler O'Neill considered and discussed with the Drovers Board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

     Pro Forma Merger Analysis.

     Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon an exchange ratio of 1.24, Drovers' and Fulton's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with the senior managements of Drovers and Fulton. As illustrated in the following table, this analysis indicated that, in the first full year following the merger, the merger would be accretive to Drovers' projected earnings per share and dividend and dilutive to its tangible book value. Also, the analysis indicated that the merger would be slightly dilutive to Fulton's earnings and tangible book value per share for the same period. The actual results achieved by Drovers and Fulton may vary from projected results and the variations may be material.

Year ending December 31, 2002                  Drovers                     Fulton
-----------------------------                  -------                     ------
                                             Stand-alone  Pro Forma(1)  Stand alone   Pro Forma
                                             -----------  ------------  -----------   ---------
Projected EPS                                   $ 1.82       $ 2.10          $ 1.70       $1.69
Projected tangible book value(2)                 12.07        11.85          $ 9.59       $9.56
Projected dividend                                 .57          .82             .66         .66
Projected tangible equity/assets ratio(2)           NM           NM           10.07%       9.70%

----------
(1)  Determined by multiplying the Fulton values by the exchange ratio.
(2)  At beginning of period.

     Contribution Analysis.


     Sandler O'Neill reviewed the relative contributions to be made by Drovers and Fulton to the combined institution based on projected financial information of Drovers and Fulton for the year ended December 31, 2000. The percentage of pro forma shares owned was determined using an exchange ratio of 1.24. This analysis indicated that the implied contributions to the combined entity were as follows:

                                        Drovers   Fulton
                                        -------   ------
Total assets                              11.01%   88.99%
Total cash & securities                   14.56    85.44
Total net loans                            9.64    90.36
Total intangibles                          0.00   100.00
Total deposits                            10.21    89.79
Total borrowings                          16.84    83.16
Tangible equity                            8.19    91.81
Total equity                               7.87    92.13
2000 estimated net income                  5.03    94.97
2001 estimated net income                  7.17    92.83
Percentage of pro forma shares owned       8.17    91.83

     In connection with rendering its December 27, 2000 opinion, Sandler O'Neill reviewed, among other things: (1) the merger agreement and certain of the schedules thereto; (2) the warrant and warrant agreement dated December 27, 2000 between Drovers and Fulton; (3) certain publicly available financial statements and other historical financial information of Drovers that they deemed relevant; (4) certain publicly available financial statements and other historical financial information of Fulton that they deemed relevant; (5) certain internal financial analyses and forecasts of Drovers for the years ending December 31, 2000 and 2001 prepared by management of Drovers and the views of senior management of Drovers, based on limited discussions with members of senior management, regarding Drovers' past and current business, financial condition, results of operations and future prospects; (6) certain internal financial analyses and forecasts of Fulton for the years ending December 31, 2000 and 2001 prepared by management of Fulton, consensus earnings per share estimates for Fulton for the years ending December 31, 2000 and 2001 published by IBES and the views of senior management of Fulton, based on limited discussions with members of senior management of Fulton, regarding Fulton's past and present business, financial condition, results of operations and future prospects; (7) the pro forma impact of the Merger, including the relative contributions of Drovers and Fulton to the resulting institution; (8) the publicly reported historical price and trading activity for Drovers' and Fulton's common stock, including a comparison of certain financial and stock market information for Drovers and Fulton with similar publicly available information for certain other companies the securities of which are publicly traded; (9) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (10) the current market environment generally and the banking environment in particular; and (11) such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

     In connection with rendering its opinion included as an appendix to this document, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its December 27, 2000 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the other factors considered in rendering its opinion.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it. Sandler O'Neill was not asked to and did not undertake an independent verification of the accuracy or completeness of any of such information and they do not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Drovers or Fulton or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Drovers or Fulton, nor has it reviewed any individual credit files relating to Drovers or Fulton. With Drovers' consent, Sandler O'Neill has assumed that the respective allowances for loan losses for both Drovers and Fulton are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Drovers or Fulton. Sandler O'Neill is not an accounting firm and they have relied, with Drovers' consent, on the reports of the independent accountants of Drovers and Fulton for the accuracy and completeness of the financial statements furnished to them. With respect to all financial projections and the published earnings per share estimates prepared by and/or reviewed with the managements of Drovers and Fulton and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Drovers and Fulton and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived. Sandler O'Neill also assumed, with Drovers' consent, that there has been no material change in Drovers' or Fulton's assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements available to them, that Drovers and Fulton will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

     The full text of the opinion, which sets forth assumptions made, matters considered and limits on the review undertaken is attached as Exhibit C.

Compensation of Sandler O'Neill

     Drovers has agreed to pay Sandler O'Neill a transaction fee in connection with the merger, a substantial portion of which is contingent upon the approval of the merger by Drovers' shareholders and the closing of the merger. Based on the closing price of Fulton common stock on _________, 2001 (the latest practicable date prior to the date of this document), Drovers would pay Sandler O'Neill a transaction fee of approximately $________, of which approximately $115,000 has been paid, approximately $__________ will be due upon approval of the merger by Drovers shareholders and the remainder will be due upon closing of the merger. Drovers has also paid Sandler O'Neill a fee of $100,000 for rendering its fairness opinion, which will be credited against that portion of the transaction fee due upon closing of the merger. Whether or not the merger is completed, Drovers has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Sandler O'Neill has in the past provided certain other investment banking services to Drovers and has received compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may also purchase securities from and sell securities to Drovers and Fulton and may actively trade the equity or debt securities of Drovers and Fulton and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Fulton Financial's Board Of Directors' Reasons For The Merger

     The acquisition of Drovers was attractive to Fulton Financial's Board of Directors because it presented an opportunity to acquire a performing financial institution in a geographic market which would contribute to the expansion and strengthening of Fulton Financial's presence in York County, Pennsylvania which has occurred to date through de novo branching and which fit the profile of Fulton Financial's desired markets in terms of economic growth and demographics.

Effect Of The Merger

     Upon completion of the merger, Drovers will merge with and into Fulton Financial, and the separate legal existence of Drovers will cease. As a consequence of the merger, all property, rights, debts and obligations of Drovers will automatically transfer to and vest in Fulton Financial, in accordance with Pennsylvania law. Fulton Financial, as the surviving corporation, will be governed by the Articles of Incorporation and Bylaws of Fulton Financial in effect immediately prior to completion of the merger. The directors and executive officers of Fulton Financial prior to the merger will continue, in their respective capacities, as the directors and executive officers of Fulton Financial after the merger, except that Fulton Financial will appoint to its Board of Directors two current directors of Drovers.

Exchange Ratio

     On the effective date of the merger, each outstanding share of Drovers common stock will automatically convert into 1.24 shares of Fulton Financial common stock. You will receive cash instead of receiving fractional share interests of Fulton Financial common stock.

     Fulton Financial will adjust the number of shares of Fulton Financial common stock issuable in exchange for shares of Drovers common stock to take into account any stock splits, stock dividends, reclassifications or other similar events that occur involving Fulton Financial common stock prior to closing.

     On the effective date of the merger, each outstanding option to purchase shares of Drovers common stock will automatically convert into an option to purchase Fulton Financial common stock. The number of shares of Fulton Financial common stock issuable upon exercise will equal the number of shares of Drovers common stock subject to the option multiplied by 1.24, rounded to the nearest whole share. The exercise price for a whole share of Fulton Financial common stock will equal the stated exercise price of the option divided by 1.24. Shares issuable upon the exercise of such options to acquire Fulton Financial common stock will remain subject to the terms of the plans and grant agreements of Drovers under which Drovers issued the options.

Effective Date Of The Merger

     The effective date of the merger will occur within thirty days following the receipt of all regulatory and shareholder approval. Fulton Financial and Drovers may also mutually agree on a different date. Fulton Financial and Drovers presently expect that the effective date of the merger will occur on or about July 1, 2001.

     On or prior to the effective date of the merger, Fulton Financial and Drovers will file articles of merger with the Pennsylvania Department of State and such document will set forth the effective date of the merger. Either Fulton Financial or Drovers can terminate the merger agreement if, among other reasons, the merger does not occur on or before September 30, 2001, and the terminating party has not breached or failed to perform any of its obligations under the merger agreement. See "-- Termination; Effect of Termination" on page _______.

Exchange Of Drovers Stock Certificates

     No later than five business days after the effective date of the merger, Fulton Financial will send a transmittal form to each record owner of Drovers common stock. The transmittal form will contain instructions on how to surrender certificates representing Drovers common stock for certificates representing Fulton Financial common stock.

     You should not forward any Drovers stock certificates until you have received transmittal forms from Fulton Financial. You should not return stock certificates with the enclosed proxy card.

     Until you exchange your certificates representing Drovers common stock, you will not receive the certificates representing Fulton Financial common stock into which your Drovers shares have converted. In addition, at its option, Fulton Financial may withhold dividends on the Fulton Financial shares if you fail to exchange your certificates. When you surrender your Drovers certificates, you will receive any unpaid dividends without interest. For all other purposes, however, each certificate which represents shares of Drovers common stock outstanding at the effective date of the merger will evidence ownership of the shares of Fulton Financial common stock into which those shares converted as a result of the merger. Neither Fulton Financial nor Drovers will have liability for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

Conditions To The Merger

     The obligations of Fulton Financial and Drovers to complete the merger are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:

     .   approval of the merger agreement by Drovers' shareholders;

     . receipt of all required regulatory approvals, including the expiration or termination of any notice and waiting periods;

     . the absence of any action, suit or proceeding, pending or threatened, which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transaction contemplated by the merger agreement;

     .   delivery of a tax opinion to each of Fulton Financial and Drovers;

     . the absence of any material and adverse change in the condition, assets, liabilities, business or operations or future prospects of either party;

     . the accuracy in all material respects as of the date of the merger agreement and as of the effective date of the merger of the representations and warranties of the other party, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the merger agreement;

     . holders of less than 10% of Drovers common stock exercise dissenters rights;

     . receipt of an opinion from Arthur Andersen, LLP, that the merger qualifies for pooling of interests accounting;

     . the other party's material performance of all its covenants and obligations; and

     . other conditions customary for similar transactions, such as the receipt of officer certificates and legal opinions.

     Except for the requirements of shareholder approval, regulatory approvals and the absence of any legal action preventing the merger, each of the conditions described above may be waived in the manner and to the extent described in "Amendment; Waivers" on page _______. As of the date of this document, Fulton Financial's counsel has delivered the required tax opinion.

Representations and Warranties

     The merger agreement contains customary representations and warranties relating to:

     . the corporate organizations of Fulton Financial, Drovers and Drovers Bank and their respective subsidiaries;

     .   the capital structures of Fulton Financial and Drovers;

     .   the approval and enforceability of the merger agreement;

     . the consistency of financial statements with generally accepted accounting principles;

     .   the filing of tax returns and payment of taxes;

     . the absence of material adverse changes, since September 30, 2000, in the condition, assets, liabilities, business or operations of either Fulton Financial or Drovers, on a consolidated basis;

     .   the absence of undisclosed material pending or threatened litigation;

     .   compliance with applicable laws and regulations;

     . retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

     .   the quality of title to assets and properties;

     .   the maintenance of adequate insurance;

     .   the performance of material contracts;

     .   the absence of undisclosed brokers' or finders' fees;

     . the absence of material environmental violations, actions or liabilities;

     . the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria; and

     . the accuracy of information supplied by Fulton Financial and Drovers in connection with the Registration Statement filed by Fulton Financial with the SEC, this document and all applications filed with regulatory authorities for approval of the merger; and

     The merger agreement also contains other representations and warranties by Drovers relating to:

     .   transactions between Drovers and certain related parties;

     .   the filing of all regulatory reports;

     . the lack of any regulatory agency proceeding or investigation into the business or operations of Drovers or any of its subsidiaries; and

     . the receipt by the Drovers Board of Directors of a written fairness opinion.

Business Pending The Merger

     Under the merger agreement, between the date the merger agreement was signed and the date the merger occurs, Drovers and its subsidiaries agreed, among other things, to:

     . use all reasonable efforts to carry on their respective businesses in the ordinary course;

     . use all reasonable efforts to preserve their respective business organizations, to retain the services of their present officers and employees and to maintain their relationships with customers, suppliers and others with whom they have business dealings;

     . maintain all of their structures, equipment and other property in good repair;

     . use all reasonable efforts to preserve or collect all material claims and causes of action;

     .   materially perform their obligations under all material contracts;

     . maintain their books of account and other records in the ordinary course of business;

     . comply in all material respects with all regulations and laws that apply;

     .   not amend their Articles of Incorporation or bylaws;

     . not enter into any material contract or incur any material liability or obligation except in the ordinary course of business;

     . not make any material acquisition or disposition of properties or assets that would exceed $100,000;

     . not declare, set aside or pay any dividend or other distribution on its capital stock, except as otherwise specifically set forth in the merger agreement (see "Dividends" on page ____);

     . not authorize, purchase, redeem, issue or sell any shares of Drovers common stock or any other equity or debt securities, with limited exceptions for shares purchased in the open market for distribution under certain Drovers plans;

     . not increase the rate of compensation of, pay a bonus or severance compensation to, or create or amend employment agreements for any officer, director, employee or consultant, except as otherwise required or permitted by the merger agreement, except that they may grant and pay routine periodic salary increases in accordance with past practices;

     . not take any action which would result in any of the representations and warranties becoming untrue;

     . not implement any new employee benefit or welfare plan, or amend any plan;

     . not enter into, renew, modify or compromise any transaction with any affiliate of Drovers, unless permitted by the merger agreement; and

     .   not open or close any branches or automated banking facilities.

Dividends

     The merger agreement permits Drovers to pay a regular quarterly cash dividend not to exceed $.13 per share of Drovers common stock outstanding for the first quarter of 2001 and $.14 per share in each quarter thereafter during which the merger is not yet completed; provided that Drovers may not pay its shareholders a dividend for any quarter in which such shareholders are entitled to receive a dividend from Fulton Financial for the same quarter. Subject to applicable regulatory restrictions, if any, Drovers Bank may pay cash dividends sufficient to permit payment of the dividends by Drovers. Neither Drovers nor Drovers Bank may pay any other dividend without the prior written consent of Fulton Financial.

No Solicitation Of Transactions

     The merger agreement prohibits Drovers or any of its affiliates or representatives from:

     . responding to, soliciting, initiating or encouraging any inquiries relating to an acquisition of Drovers or its subsidiaries by a party other than Fulton Financial, or engaging in negotiations with respect to such a transaction;

     . withdrawing approval or recommendation of the merger agreement or the merger except under limited circumstances concerning a third party's proposal to acquire Drovers or its subsidiaries;

     . approving or recommending a third party's proposal to acquire Drovers or its subsidiaries; or

     . causing Drovers to enter into any kind of agreement with a third party relating to the third party's proposal to acquire Drovers or its subsidiaries unless the Drovers Board of Directors determines in good faith and with the written advice of outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties and the applicable proposal is superior to Fulton Financial's acquisition terms.

     However, if at any time the Board of Directors of Drovers determines in good faith, based on the written advice of outside counsel, that failure to consider a third party's proposal would be reasonably likely to constitute a breach of its fiduciary duties, Drovers, in response to a written acquisition proposal that was unsolicited and that is reasonably likely to lead to a better proposal, may:

     . give the third party non-public information relating to Drovers or its subsidiaries pursuant to a customary confidentiality agreement; and

     .   participate in negotiations regarding such proposal.

     Drovers agreed to notify Fulton Financial if it receives any inquiries or proposals relating to an acquisition by a party other than Fulton Financial.

Amendment; Waivers

     Subject to any applicable legal restrictions, at any time prior to completion of the merger, Fulton Financial and Drovers may:

     . amend the merger agreement, except that any amendment relating to the consideration to be received by the Drovers shareholders in exchange for their shares must be approved by the Drovers shareholders (unless Drovers' Board of Directors elects to decrease the exchange ratio in the event the market price of Fulton Financial common stock just before the merger is greater than $26.38);

     . extend the time for the performance of any of the obligations or other acts of Fulton Financial and Drovers required in the merger agreement; or

     . waive any term or condition in the merger agreement to the extent permitted by law.

Termination; Effect Of Termination

     Fulton Financial and Drovers may terminate the merger agreement at any time prior to completion of the merger by mutual written consent.

     Either Fulton Financial or Drovers may terminate the merger agreement at any time prior to completion of the merger if:

     . any condition precedent to its obligations under the merger agreement remains unsatisfied as of September 30, 2001 through no fault of its own,

     . there has been a material breach by the other party of a representation, warranty or covenant in the merger agreement and such breach has not been cured within thirty days after written notice of such breach has been given: or

     . the Board of Directors of Drovers, acting in good faith and consistent with its fiduciary duties, takes certain actions in connection with an acquisition of Drovers by a party other than Fulton Financial, which it believes is more favorable to Drovers' shareholders.

     Additionally, Fulton Financial may terminate the merger agreement if the price of Fulton Financial common stock just before completion of the merger is greater than $26.38. However, Drovers may cause Fulton Financial to amend the merger agreement to decrease the exchange ratio, eliminating Fulton Financial's right to terminate. Specifically, the current conversion ratio of 1.24 would be multiplied by the ceiling price ($26.38) and divided by the actual closing price of Fulton Financial Common Stock. The product of this calculation equals the new, reduced exchange ratio.

     Similarly, Drovers may terminate the merger agreement if the price of Fulton Financial common stock just before completion of the merger is less than $19.50. Fulton Financial may cause the merger agreement to be amended to increase the exchange ratio, eliminating Drovers' right to terminate under this provision. Specifically, the current exchange ratio of 1.24 would be multiplied by the floor price ($19.50) and divided by the actual closing price of Fulton Financial Common Stock. The product of this calculation equals the new, increased exchange ratio.

     In the event that either Fulton Financial or Drovers terminates the merger agreement, neither Fulton Financial nor Drovers will have any continuing liability or obligation other than the obligation dealing with confidentiality and any liabilities resulting from a breach by the other of a material term or condition of the merger agreement.

Management And Operations After The Merger

     The Board of Directors and executive officers of Fulton Financial and its subsidiaries will not change as a result of the merger, except as follows:

     . Fulton Financial will appoint to its Board of Directors two current directors of Drovers for at least one 3-year term;

     . Fulton Bank will appoint to its Board of Directors three other current directors of Drovers for at least three consecutive 1-year terms;

     . A. Richard Pugh will join the senior management team of Fulton Bank and other Drovers officers will be integrated into Fulton Bank's management team; and

     . Drovers' current directors will be given positions on a York County regional advisory board to Fulton Bank for at least three years.

     The current Drovers directors who will serve as Fulton Financial and Fulton Bank directors have not yet been identified.

     Fulton Financial intends to cause Drovers Bank to merge with and into Fulton Bank subsequent to the merger of Fulton Financial and Drovers. For a period of three years following the effective date of the merger of Fulton Financial and Drovers, Fulton Financial has agreed to operate the former business of Drovers Bank as the York County, Pennsylvania division of Fulton Bank under the name of "Drovers Bank, a division of Fulton Bank" or a similar name and to appoint the current directors of Drovers Bank to a regional advisory board of the Drovers division of Fulton Bank. Fulton Financial may shorten the three year period due to regulatory considerations, safe banking practices or the exercise of the Fulton's directors' fiduciary duties. All such directors shall continue to receive directors' fees for a period of three years equal to the greater of the fees paid by Drovers or Drovers Bank or the fees paid by Fulton Financial or Fulton Bank, as applicable. In addition, the trust business of Drovers Bank will be transferred to Fulton Financial Advisors, N.A., a subsidiary of Fulton Financial which provides trust and related financial services.

     Fulton Financial also intends that Drovers Bank's Frederick, Maryland branch be sold to Hagerstown Trust Company, a Maryland trust company and a wholly-owned subsidiary of Fulton Financial. It is anticipated that the Frederick branch will be sold by Drovers Bank to Hagerstown Trust Company shortly following the merger of Fulton Financial and Drovers.

Employment; Severance

     Upon completion of the merger, Fulton Financial will use its best efforts to continue the employment of persons who were full-time employees of Drovers or Drovers Bank. Where that is not possible for whatever reason, Fulton Financial will make severance payments to affected persons. Fulton Financial will also make severance payments to any employee who declines a position that requires re-location of more than 25 miles from both his or her current place of employment and his or her residence.

     Severance benefits will consist of two week's salary (at then current levels) plus one week's salary for each year of service with a maximum of fifty-two week's salary.

     A person eligible for severance benefits will remain eligible for such benefits if his or her employment is involuntarily terminated without cause within one year of the merger's effective date. Any person whose employment with Fulton Financial is involuntarily terminated without cause more than one year after the effective date of the merger will receive such severance benefits from Fulton Financial as are provided under Fulton Financial's general severance policy for such terminations. Any such person will be given full credit for each year of service as a Drovers employee.

Retirement Plans; Employee Benefits

     Upon completion of the merger, Fulton Financial will continue to maintain The Drovers & Mechanics Bank Salary Deferral Plan and the Drovers & Mechanics Bank Pension Plan for all Drovers or Drovers Bank employees who are participants in the Plans and become Fulton Financial employees. Fulton Financial will maintain the Plans until the Plans no longer satisfy discrimination testing for qualified plans under the Internal Revenue Code or until the required cash contribution under the Pension Plan and the matching contribution under the Salary Deferral Plan exceed 10% of the covered payroll. If Fulton Financial ceases to maintain the Plans, former Drovers employees shall participate in the retirement plans provided by Fulton Financial and its subsidiaries.

     The non-retirement employee benefits provided to former Drovers employees after the merger's effective date will be substantially equivalent to or better than the employee benefits, in the aggregate, provided by Fulton Financial or its subsidiaries to their similarly situated employees. Each Drovers employee who becomes an employee of Fulton Financial or of a Fulton Financial subsidiary will be entitled to full credit for each year of service with Drovers for purposes of determining eligibility for vesting, but not benefit accrual, in Fulton Financial's employee benefit plans, programs and policies.

Regulatory Approvals

     Fulton Financial and Drovers must obtain regulatory approvals before the merger can be completed, but cannot assure you that these regulatory approvals will be obtained or when they will be obtained.

     It is a condition to completion of the merger that Fulton Financial and Drovers receive all necessary regulatory approvals to the merger, without the imposition by any regulator of any condition or requirements that would so materially and adversely impact the economic or business benefits of the merger that, had such condition or requirement been know, Fulton Financial and Drovers would not, in the exercise of reasonable judgment, have entered into the merger transaction. Fulton Financial and Drovers cannot assure you that the regulatory approvals of the merger will not contain terms, conditions or requirements which would have such an impact.

     Fulton Financial and Drovers are not aware of any material governmental approvals or actions that are required to complete the merger, except as described below. If any other approval or action is required, the parties expect that they will seek such approval or action.

     The merger is subject to the prior approval of the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. Under this law, the Federal Reserve Board generally may not approve any proposed transaction:

     . That would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States, or

     . That could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the Federal Reserve Board finds that the public interest in meeting the convenience and needs of the community served clearly outweighs the anti-competitive effects of the proposed transaction.

     The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy. Consideration of convenience and needs includes the parties' performance under the Community Reinvestment Act of 1977.

     The merger may not be completed until the 30th day following the date of the Federal Reserve Board approval, although the Federal Reserve Board may reduce that period to 15 days. During this period, the United States Department of Justice has the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve Board's approval, unless a court of competent jurisdiction specifically ordered otherwise.

     Fulton Financial filed notice of the proposed merger with the Federal Reserve Bank of Philadelphia on March 23, 2001, seeking prior approval of the merger from the Federal Reserve Bank, pursuant to authority delegated to it by the Federal Reserve Board. As of the date of this document, the Federal Reserve Bank has not yet approved or disapproved the merger.

     The merger is also subject to the prior approval of the Pennsylvania Department of Banking under the provisions of the Pennsylvania Banking Code of 1965, as amended. Fulton Financial filed an application for approval of the proposed merger with the Department of Banking on March 28, 2001. As of the date of this document, the Department of Banking has not yet approved or disapproved the merger.

Accounting Treatment

     Fulton Financial will account for the merger as a pooling of interests which means the companies will be treated as if they had previously been combined for accounting and financial reporting purposes.

Material Contracts

     There have been no other material contracts or other transactions between Drovers and Fulton Financial since signing the merger agreement, nor have there been any material contracts, arrangements, relationships or transactions between Drovers and Fulton Financial during the past five years, other than in connection with the merger agreement and as described in this document.

Material Federal Income Tax Consequences

     To complete the merger, Fulton Financial and Drovers must receive an opinion of Barley, Snyder, Senft & Cohen, LLC, counsel to Fulton Financial, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that Fulton Financial and Drovers will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     In the opinion of Barley, Snyder, Senft & Cohen, LLC, the material federal income tax consequences of the merger will be as follows:

     . Fulton Financial and Drovers will not recognize gain or loss in the merger;

     . Drovers' shareholders will not recognize any gain or loss upon receipt of Fulton Financial common stock in exchange for Drovers common stock, except that shareholders who receive cash proceeds for fractional interests or upon exercise of dissenter's rights will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if the shareholders held their Drovers common stock as a capital asset at the effective date of the merger;

     . the tax basis of shares of Fulton Financial common stock Drovers' shareholders receive in the merger will be the same as the tax basis of their shares of Drovers common stock less any basis that would be allocable to a fractional share of Fulton Financial common stock for which cash is received; and

     . the holding period of the Fulton Financial common stock that Drovers' shareholders receive in the merger will include the holding period of their shares of Drovers common stock, provided that they hold their Drovers common stock as a capital asset at the time of the merger.

     This is not a complete description of all the federal income tax consequences of the merger and, in particular, does not address tax considerations that may affect the treatment of shareholders who acquired their Drovers common stock pursuant to the exercise of employee stock options or otherwise as compensation, or shareholders which are exempt organizations or who are not citizens or residents of the United States. Each shareholder's individual circumstances may affect the tax consequences of the merger to such shareholder. In addition, this discussion does not address the tax consequences of the merger under applicable state, local, or foreign laws. Accordingly, you should consult a tax advisor to discuss the specific tax consequences of the merger to you.

NASDAQ Listing

     Drovers' obligation to complete the merger is subject to the condition that Fulton Financial common stock continue to be authorized for quotation on the National Market tier of the NASDAQ Stock Market.

Expenses

     Fulton Financial and Drovers will each pay all their own costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel, except that Fulton Financial will pay for the cost of printing and mailing this document.

Resale Of Fulton Financial Common Stock

     The Fulton Financial common stock issued in the merger will be freely transferable under the Securities Act of 1933 except for shares issued to any Drovers shareholder who is an "affiliate" of Drovers or Fulton Financial for purposes of SEC Rule 145. Each director and executive officer of Drovers will enter into an agreement with Fulton Financial providing that, as an affiliate, he or she will not transfer any Fulton Financial common stock received in the merger except in compliance with the securities laws. This document does not cover resale of Fulton Financial common stock received by any affiliate of Drovers or Fulton Financial.

Dissenters' Rights'

     General. The Pennsylvania Business Corporation Law of 1988, grants shareholders of Drovers the right to dissent from the merger and to obtain payment of the "fair value" of their shares in the event Fulton Financial and Drovers complete the merger. If you are a shareholder of Drovers and you contemplate exercising your right to dissent, you should read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this document as Exhibit D. A discussion of the provisions of the statute follow here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law. Before the day of the shareholders meeting, send any written notice or demand required concerning your exercise of dissenters' rights to William R. Colmery, Secretary, Fulton Financial Corporation, One Penn Square, Lancaster, Pennsylvania 17602.

     Fair Value. The term "fair value" means the value of a share of Drovers common stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

     Notice of Intention to Dissent. If you wish to dissent, you must:

     . File a written notice of intention to demand payment of the fair value of your shares if the merger is effected with Drovers prior to the vote of shareholders on the merger at the meeting;

     . Make no change in your beneficial ownership of stock from the date you give notice through the day of the merger; and

     .   Not vote your stock for approval of the agreement.

Neither a proxy nor a vote against approval of the merger satisfies the necessary written notice of intention to dissent.

     Notice to Demand Payment. If the merger is approved by the required vote of shareholders, Fulton Financial will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive 1.24 shares of Fulton Financial common stock for each share of Drovers common stock that you hold.

     Payment of Fair Value of Shares. Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, Fulton Financial will send dissenters, who have deposited their stock certificates, the amount that Fulton Financial estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

     . A closing balance sheet and statement of income of Drovers for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

     . A statement of Fulton Financial's estimate of the fair value of the Drovers common stock; and

     . A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

     Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by Fulton Financial is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to Fulton Financial. If Fulton Financial remits payment of the estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Fulton Financial of its remittance, the dissenter will be entitled to no more than the amount remitted by Fulton Financial.

     Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

     .   The merger;

     .   Timely receipt by Fulton Financial of any demands for payment; or

     . Timely receipt by Fulton Financial of any estimates by dissenters of the fair value,

then, Fulton Financial may file an application, in the Court of Common Pleas of Lancaster County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter. If Fulton Financial fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Fulton Financial, may file an application in the name of Fulton Financial at anytime within the 30-day period after the expiration of the 60-day period and request that the Lancaster County Court determine the fair value of the shares. The fair value determined by the Lancaster County Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid Fulton Financial's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Lancaster County Court finds fair and equitable. Fulton Financial intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then Fulton Financial intends to file an application requesting that the fair value of the common stock be determined by the Lancaster County Court.

     Costs and Expenses. The costs and expenses of any valuation proceedings in the Lancaster County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Fulton Financial except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Dividend Reinvestment Plan

     Fulton Financial currently maintains a shareholder dividend reinvestment plan. This plan provides shareholders of Fulton Financial with a simple and convenient method of investing cash dividends, as well as voluntary cash payments, in additional shares of Fulton Financial common stock without payment of any brokerage commission or service charge. Fulton Financial expects to continue to offer this plan after the effective date of the merger, and shareholders of Drovers who become shareholders of Fulton Financial will be eligible to participate in the plan.

Interests Of  Certain Persons in the Merger

     Certain members of management of Drovers and Drovers Bank, and their Boards of Directors, may have additional interests in the merger that differ from their interests as shareholders of Drovers. The Drovers Board of Directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

     Share Ownership and Stock Options

  As of the record date, the directors and executive officers of Drovers beneficially own approximately ______________ shares of Drovers common stock, and hold options to purchase approximately __________ shares of Drovers common stock. On the effective date of the merger, each option will convert into an option to acquire Fulton Financial common stock. The number of shares of Fulton Financial common stock issuable upon the exercise of the converted option will equal the number of shares of Drovers common stock covered by the option multiplied by 1.24, and the exercise price for a whole share of Fulton Financial common stock will be the stated exercise price of the option divided by 1.24. Shares issuable upon the exercise of options to acquire Fulton Financial common stock will be issuable in accordance with the terms of the respective plans and grant agreements of Drovers under which Drovers issued the options.

     Indemnification; Directors and Officers Insurance

     Fulton Financial has agreed to indemnify the directors, officers and employees of Drovers against all losses, expenses, including attorney's fees, claims, damages or liabilities and settlement amounts arising out of actions or omissions occurring prior to completion of the merger, including the transactions contemplated by the merger agreement, to the fullest extent permitted under Pennsylvania law.

     Fulton Financial has also agreed to provide Drovers' existing directors and officers with coverage under a "tail" insurance policy for a period of three years after the merger, subject to certain maximum cost limits.

     Existing Change in Control Agreements.

     Drovers has existing Change in Control Agreements with 6 senior officers of
Drovers: John D. Blecher, Matthew A. Clemens, Debra A. Goodling, Michael J. Groft, Michael E. Kochenour and Shawn A. Stine. Completion of the merger will constitute a change in control under these agreements. The agreements provide for the payment of certain benefits in the event the senior officer's employment is terminated by Drovers or Fulton without good cause. The senior officer will also be entitled to benefits under the agreement if the senior officer terminates his or her employment following:

     . an assignment of any duties materially inconsistent with his or her position,

     . a reduction in the senior officer's fixed salary or elimination of, or material adverse modification to any incentive or other supplemental currently taxable compensation plan, except any such reduction, elimination or modification that is applied generally to senior executive officers of Fulton Financial,

     . a relocation of the senior officer's principal executive office outside of York County, Pennsylvania, or any requirement that the senior officer be based other than at Drovers' principal executive offices in York, Pennsylvania, except on a temporary basis in the ordinary course of business, or

     . a termination or material adverse modification to any nonqualified deferred compensation plan in which the senior executive participates without substitution of comparable benefits, except any such termination or modification that is applied generally to senior executive officers who had such benefits.

If the senior officer's employment is terminated at any time prior to the 2nd anniversary of the merger for any of the above reasons, the senior officer is entitled to receive

     . the continued payment of their full compensation for 18 months (as to Messrs. Groft, Kochenour, and Stine and Ms. Goodling) or 12 months (as to Messrs. Blecher and Clemens), subject to reduction by one-half of the Form W-2 income from new employment) and

     . continuation of benefits for up to 18 months (as to Messrs. Groft, Kochenour and Stine and Ms. Goodling) or 12 months (as to Messrs. Blecher and Clemens) and an acceleration of the right to exercise current options held by the respective senior officer under Drovers' stock option plans.

     Employment and Other Agreements

     Pugh Employment Agreement. Mr. A. Richard Pugh, Chairman, President and Chief Executive Officer of Drovers, entered into a new employment agreement with Fulton Bank as of December 27, 2000. Mr. Pugh's agreement provides that he shall be employed as Chairman, President and Chief Executive officer of "Drovers Bank, a division of Fulton Bank," upon completion of the merger until the first
business day of the month following his 65th birthday.   Under the agreement,
Mr. Pugh is entitled to an annual salary of $380,000 (including any holiday bonus). Mr. Pugh will also be entitled to participate in Fulton Bank's employee retirement and welfare benefit plans and other benefit programs, including medical and disability benefit programs and stock option plans, as may be provided for similarly situated executive officers of Fulton Financial's bank subsidiaries, and no less favorable, in the aggregate, than the benefits currently provided to Mr. Pugh from Drovers and Drovers Bank.

     In the event that Mr. Pugh would voluntarily terminate his employment with Fulton Bank, other than for "Good Reason," as defined in the agreement, Fulton Bank has agreed to pay Mr. Pugh the salary and benefits explained above for the shorter of 3 years or the remaining term of the agreement. If Mr. Pugh terminates his employment for "Good Reason," as defined in the agreement, or is terminated by Fulton Bank without "Cause," as defined in the agreement, Fulton Bank will pay Mr. Pugh the salary and benefits under the agreement for the full term of the agreement. The agreement also provides that for a period of 2 years after the termination of his employment, Mr. Pugh will not compete with or solicit employees or customers of Fulton Bank or Fulton Financial.

     This employment agreement with Fulton Bank replaces a Change in Control Agreement that Mr. Pugh had entered into with Drovers and Drovers Bank.

     Directors Fees

     Each of Drovers current directors will serve in one or more of the following capacities after the effective date of the merger:

     . Two Drovers directors will serve as directors of Fulton Financial for at least three years;

     . Three other Drovers directors will serve as directors of Fulton Bank for at least three years; and

     . All Drovers directors will serve as members of the York County regional advisory board to the Drovers division of Fulton Financial for at least three years.

     As such, each director will be entitled to receive fees for his or her service in such capacity that are no less than the fees received by him or her from Drovers or, if higher, the fees paid by Fulton Financial or Fulton Bank, as the case may be.

     The current Drovers directors who will serve as Fulton Financial and Fulton Bank directors have not yet been identified.

Warrant Agreement and Warrant

     General

     In connection with the merger agreement, Drovers executed a warrant agreement dated December 27, 2000 which permits Fulton Financial to purchase Drovers common stock under certain circumstances. Under the warrant agreement, Fulton Financial received a warrant to purchase up to 1,250,000 shares of Drovers common stock. This number represents approximately 19.8% of the issued and outstanding shares of Drovers common stock on December 27, 2000 taking into consideration the shares issuable under the warrant. The exercise price per share to purchase Drovers common stock under the warrant is $19.75, subject to adjustment. The warrant is only exercisable if certain events specified in the warrant occur. These triggering events are described below. None of the triggering events have occurred to the best of Fulton Financial's or Drovers' knowledge as of the date of this document.

     Effect of Warrant Agreement

     Certain attempts to acquire Drovers or an interest in Drovers would cause the warrant to become exercisable as described above. Fulton Financial's exercise of the warrant would significantly increase a potential acquirer's cost of acquiring Drovers compared to the cost that would be incurred without the warrant agreement. Therefore, the warrant agreement, together with Drovers' agreement not to solicit other transactions relating to the acquisition of Drovers by a third party, may have the effect of discouraging other persons from making a proposal to acquire Drovers.

     Terms of Warrant Agreement

     The following is a brief summary of the material provisions of the warrant agreement and we qualify this discussion by reference to the full warrant agreement and warrant. A complete copy of the warrant agreement and warrant is included as Exhibit B to this document, and is incorporated in this document by reference. Fulton Financial and Drovers urge you to read it carefully.

     Exercise of the Warrant

     The warrant is exercisable only upon the occurrence of one of the following events:

     . if Drovers breaches any covenant in the merger agreement which would permit Fulton Financial to terminate the merger agreement and which occurs following a third party's proposal to merge with or acquire or lease all or substantially all of the assets of Drovers or one of its subsidiaries, or to acquire 25% or more of the voting power of Drovers or one of its subsidiaries;

     . if Drovers' shareholders fail to approve the merger and, at the time of the shareholders' meeting, a third party proposal to merge with or acquire or lease all or substantially all of the assets of Drovers or one of its subsidiaries, or to acquire 25% or more of the voting power of Drovers or a subsidiary has been announced;

     . if a person other than Fulton Financial acquires beneficial ownership of 25% or more of Drovers common stock;

     . if a person or group, other than Fulton Financial, enters into an agreement or letter of intent with Drovers to merge or consolidate with Drovers, to acquire all or substantially all of the assets or liabilities of Drovers or one of its subsidiaries, or to acquire beneficial ownership of 25% or more of the voting power of Drovers or one of its subsidiaries;

     . if a person or group, other than Fulton Financial, commences a tender offer or exchange offer and within six months consummates a merger with or acquisition of Drovers or 25% of the voting power of Drovers or one of its subsidiaries; or

     . if Fulton Financial terminates the merger agreement because Drovers' Board of Directors takes certain actions inconsistent with Fulton's acquisition of Drovers.

     If the warrant becomes exercisable, Fulton Financial may exercise the warrant by presenting the warrant to Drovers along with:

     .   a written notice of exercise;

     . payment to Drovers of the exercise price for the number of shares specified in the notice of exercise; and

     . a certificate specifying the events which have occurred which cause the warrant to be exercisable.

     Termination of the Warrant

     The warrant terminates on the earlier of:

     .   the effective date of the merger; or

     . termination of the merger agreement in accordance with its terms (other than a termination by Fulton Financial caused by Drovers' Board taking action), except that if one of the events described above which causes the warrant to be exercisable occurs prior to termination of the merger agreement, the warrant shall not terminate until twelve months after such event; or

     . if the warrant has not previously been exercised, twelve months after the occurrence of one of the events described above which causes the warrant to be exercisable.

     Adjustments

     In the event of any change in Drovers common stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable under the warrant are adjusted appropriately.

     Repurchase of Warrant or Warrant Shares

     Under the warrant agreement, Fulton Financial has the right to require Drovers to repurchase the warrant or, in the event the warrant has been exercised in whole or in part, redeem the shares obtained upon such exercise. In the case of a repurchase of shares obtained upon exercise of the warrant, the redemption price per share is to be equal to the highest of: (i) 110% of the exercise price, (ii) the highest price paid or agreed to be paid for any share of common stock by an acquiring person (defined as any person who or which is the beneficial owner of 25% or more of the Drovers common stock) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of Drovers' assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Drovers as determined by a recognized investment banking firm selected by Fulton Financial, divided by (y) the number of shares of Drovers common stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by Fulton Financial.

     In the case of a repurchase of the warrant, the redemption price is to be equal to the product obtained by multiplying: (i) the number of shares of Drovers common stock represented by the portion of the warrant that Fulton Financial is requiring Drovers to repurchase, times (ii) the excess of the redemption price over the exercise price.

     Registration Rights

     Drovers granted Fulton Financial the right to request registration under the Securities Act of 1933 for the shares of Drovers common stock which are issuable upon exercise of the warrant.

                      INFORMATION ABOUT FULTON FINANCIAL

General

     As permitted by the rules of the SEC, financial and other information relating to Fulton Financial that is not included in or delivered with this document, including information relating to Fulton Financial's directors and executive officers, is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page ______ and "INCORPORATION BY REFERENCE" on page
_________.

Market Price Of And Dividends On Fulton Financial Common Stock And Related Shareholder Matters

     The Fulton Financial common stock trades on the NASDAQ National Market under the symbol "FULT". As of December 31, 2000, Fulton Financial had 15,997 shareholders of record. The table below shows for the periods indicated the amount of dividends paid per share and the quarterly ranges of high and low sales prices for Fulton Financial common stock as reported by the NASDAQ National Market. Stock price information does not necessarily reflect mark-ups, mark-downs or commissions. Per share amounts have been retroactively adjusted to reflect the effect of stock dividends declared.



                                             Price Range Per Share  Per Share
                                                High        Low     Dividend

2001

First Quarter                                $           $          $
Second Quarter (through __________, 2001)

2000

First Quarter                                    $20.06     $15.18     $0.143
Second Quarter                                    22.75      17.00      0.160
Third Quarter                                     21.94      19.00      0.160
Fourth Quarter                                    23.88      19.44      0.160

1999

First Quarter                                    $19.91     $17.32     $0.130
Second Quarter                                    20.59      18.45      0.143
Third Quarter                                     20.06      17.86      0.143
Fourth Quarter                                    19.58      16.37      0.143

     For certain limitations on the ability of Fulton Financial's subsidiaries to pay dividends to Fulton Financial, see Fulton Financial's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page ______.

     On December 26, 2000, the last full trading day prior to public announcement of the proposed merger, the high, low and last sales price of Fulton Financial common stock were as follows:

                                  High:                 $23.25

                                  Low:                  $22.375

                                  Last Sales price:     $22.9375

     On ______________________, 2001, the most recent practicable date prior to the printing of this document, the high, low and last sales price of Fulton Financial common stock was as follows:

                                  High:                 $

                                  Low:                  $

                                  Last Sales price:     $


     You should obtain current market quotations prior to making any decisions as to the merger.

Indemnification

     The Bylaws of Fulton Financial provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of Fulton Financial, and without willful misconduct or recklessness. Fulton Financial has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Fulton Financial pursuant to the foregoing provisions of Fulton Financial's Bylaws, Fulton Financial has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                           INFORMATION ABOUT DROVERS

     As permitted by the rules of the SEC, financial and other information relating to Drovers that is not included in or delivered with this document, including information relating to Drovers' directors and executive officers, is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page ______ and "INCORPORATION BY REFERENCE" on page _________.

General

     Drovers Bancshares Corporation is a one-bank holding company headquartered in York, Pennsylvania.

     The Drovers & Mechanics Bank is a wholly-owned bank subsidiary of Drovers. Drovers Bank is a Pennsylvania commercial bank subject to the supervision of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. Drovers Bank was organized in 1883 as a national bank and became a state-chartered non-member of the Federal Reserve System on February 14, 1979. Drovers Bank has two wholly-owned subsidiaries: 96 South George Street, Inc. and Drovers Investment Company. 96 South's primary asset is an office building attached to Drovers Bank's Main Office which houses our corporate headquarters. Drovers Investment

Company's assets consist of investment securities, primarily municipal bonds. In addition, Drovers Bank is 60% owner of Drovers Settlement Services, a joint venture with Abstracting Company of York. DSS offers real estate title insurance and settlement services.

     Drovers Bank offers a wide variety of banking and trust services to individuals and commercial customers in its service area. Personal banking services include checking accounts, savings and time accounts, certificates of deposit, personal and mortgage loans, home improvement loans, safe deposit services, estate planning and administration, personal trust management and discount brokerage services. Commercial banking services are provided to businesses, nonprofit organizations and local municipalities. These services include checking accounts, savings and time accounts, financing activities and corporate trust services in the areas of pension, profit sharing and employee benefit plans. Investment services and trust launched a new initiative at the end of 1999, Oak Tree Investment Group. Oak Tree Investment Group provides enhanced investment management, financial planning and brokerage services.

     Drovers also wholly owns two other subsidiaries: Drovers Realty Company and Drovers Capital Trust I. Drovers Realty Company has various real estate holdings, including ground and building leases. It rents the real estate to Drovers Bank for use as branch offices. Drovers Capital Trust I owns junior subordinated deferrable debentures due from Drovers. The debentures are the sole asset of the Trust. The Trust issued $7,500,000 of preferred securities to investors secured by the debentures. In addition, Drovers entered into a joint venture with seven other Pennsylvania banks to form Pennbanks Insurance Company, an offshore reinsurance company. Each bank in the venture owns a segregated cell through which its respective premiums and losses from credit life and accident and health insurance are funded and for which each bank has sole responsibility.

     Drovers had $796 million in assets and $569 million in deposits at December 31, 2000. Drovers Bank's deposits are ensured by the FDIC up to FDIC limits.
On December 31, 2000, Drovers Bank employed 237 full-time equivalent employees throughout its branch offices. Drovers Bank operates 16 community banking offices in York County, one community banking office in Frederick County, Maryland, and an additional community banking office in Cumberland County, Pennsylvania.

Market Price Of And Dividends On Drovers Common Stock And Related Shareholder Matters

     The Drovers common stock trades on the NASDAQ National Market under the symbol "DROV". As of _______________________________, there were _____________
shares of Drovers common stock issued and outstanding, held by approximately ___ shareholders of record. The following table sets forth the high and low closing sale prices for shares of Drovers common stock for the periods indicated as reported on the NASDAQ National Market and the cash dividends paid per share for such periods, adjusted to reflect 5% stock dividends issued in 2000 and 1999. Such prices do not necessarily reflect mark-ups, mark-downs or commissions.

                          Price Range Per Share      Per Share
                              High     Low           Dividend
                              ------------           ---------
2001
-----------------------------------------------------------------

First Quarter
Second Quarter (through ________________, 2001)

2000
-----------------------------------------------------------------

First Quarter           $   18.57      $   12.92      $   0.12
Second Quarter              15.63          12.92          0.13
Third Quarter               15.88          14.00          0.13
Fourth Quarter              27.19          12.50          0.13

                          Price Range Per Share      Per Share
                              High     Low           Dividend
                              ------------           ---------
1999
-----------------------------------------------------------------

First Quarter           $   22.90      $   20.46      $   0.11
Second Quarter              22.38          20.95          0.11
Third Quarter               22.14          19.76          0.12
Fourth Quarter              23.10          19.41          0.12

     The merger agreement restricts Drovers ability to pay a regular quarterly cash dividend as described under the heading "THE MERGER -- Dividends" on page
________.

     On December 26, 2000, the last full trading day prior to public announcement of the proposed merger, the high, low and last sales price of Drovers common stock were as follows:

                                  High:                 $20.00

                                  Low:                  $18.00

                                  Last Sales price:     $19.75

     On ______________________, 2001, the most recent practicable date prior to the printing of this document, the high, low and last sales price of Drovers common stock was as follows:

                                  High:                 $

                                  Low:                  $

                                  Last Sales price:     $

     You should obtain current market quotations prior to making any decisions as to the merger.

          Drovers' ability to continue to pay dividends may be dependent upon its receipt of dividends from Drovers Bank. See Drovers' Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page _______ and "INCORPORATION BY REFERENCE" on page _________.


                   PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of income of Fulton Financial set forth below give effect, using the pooling-of-interests method of accounting, to the proposed acquisition of Drovers (based upon an exchange ratio of 1.24 shares of Fulton Financial common stock for each share of Drovers common stock). The unaudited pro forma combined balance sheet is presented as though the Merger between Fulton Financial and Drovers was consummated as of December 31, 2000. The unaudited pro forma combined condensed statements of income are presented as though the Merger was consummated as of the beginning of the periods presented.

     The unaudited pro forma financial information, including the notes thereto set forth below, is not necessarily indicative of the financial condition or results of operations of Fulton Financial as they would have been had the proposed acquisition of Drovers occurred during the periods presented or as they may be in the future. The unaudited pro forma financial information set forth below should be read in conjunction with the financial statements of Fulton Financial, including the notes thereto, which are incorporated herein by reference, and the financial statements of Drovers, including the notes thereto, which are incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION on page _____ and "INCORPORATION BY REFERENCE" on page _________.

                         FULTON FINANCIAL CORPORATION
            PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                (in thousands)

                                              Fulton       Drovers
                                            Financial     Bancshares                     Pro Forma
                                           Corporation   Corporation   Adjustments (A)    Combined

ASSETS
    Cash and due from banks                 $  267,178      $ 15,342       $  --         $  282,520
    Interest-bearing deposits                    3,199         5,163                          8,362
    Mortgage loans held for sale                 5,241           937                          6,178
    Investment securities                    1,225,408       232,247                      1,457,655
    Loans, net of unearned                   4,866,767       506,960                      5,373,727
    Less: Allowance for loan losses            (60,269)       (5,371)                       (65,640)
                                            -------------------------------------------------------
                Net loans                    4,806,498       501,589                      5,308,087
    Other assets                               263,631        40,979                        304,610
                                            -------------------------------------------------------
                Total Assets                $6,571,155      $796,257      $    --        $7,367,412
                                            =======================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    Deposits:
          Noninterest bearing               $  857,696      $ 57,611       $   --        $  915,307
          Interest-bearing                   4,076,709       511,017                      4,587,726
                                            -------------------------------------------------------
                 Total Deposits              4,934,405       568,628                      5,503,033

    Short-term borrowings                      408,166        53,263                        461,429
    Long Term debt                             441,973       110,308                        552,281
    Other liabilities                          107,275         8,893                        116,168
                                            -------------------------------------------------------
                  Total Liabilities          5,891,819       741,092               --     6,632,911
                                            -------------------------------------------------------

Shareholders' equity:
    Common stock                               182,052        44,818          (31,285)      195,585
    Capital surplus                            444,570            --           14,440       459,010
    Retained earnings                           67,201        10,495                         77,696
    Accumulated other
            comprehensive income (loss)          2,358          (148)                         2,210
    Less: Treasury stock, at cost              (16,845)           --           16,845            --
                                            -------------------------------------------------------
      Total shareholders' equity               679,336        55,165               --       734,501
                                            -------------------------------------------------------
      Total liabilities and
             shareholders'                  $6,571,155      $796,257         $           $7,367,412
                                            =======================================================


(A) The transaction calls for the issuance of Fulton Financial common stock in exchange for 100% of the 5.1 million eligible shares of Drovers common stock issued. The adjustment assumes that all available shares of treasury stock will be issued first and the remaining shares will be issued from authorized shares.

                         FULTON FINANCIAL CORPORATION
         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                     (In thousands, except per-share data)


                                        Fulton       Drovers
                                       Financial    Bancshares                Pro Forma
                                      Corporation  Corporation   Adjustments  Combined

Interest Income:
Loans, including fees                    $391,328      $42,076            --$  $433,404
Investment securities                      70,498       14,305                   84,803
Other interest income                         755          282                    1,037
---------------------------------------------------------------------------------------
    Total Interest Income                 462,581       56,663            --    519,244

Interest Expense:
Deposits                                  164,020       23,579                  187,599
Borrowings                                 46,461        9,759                   56,220
---------------------------------------------------------------------------------------
    Total Interest Expense                210,481       33,338            --    243,819
---------------------------------------------------------------------------------------
    Net Interest Income                   252,100       23,325            --    275,425
Provision for Loan Losses                   8,645        6,379                   15,024
---------------------------------------------------------------------------------------
    Net Interest Income After
         Provision for loan losses        243,455       16,946            --    260,401

Other income                               69,611        5,707                   75,318

Salaries and employee benefits             93,109       10,011                  103,120
Other expenses                             71,913        9,752                   81,665
---------------------------------------------------------------------------------------
    Total Other Expenses                  165,022       19,763            --    184,785
---------------------------------------------------------------------------------------
    Income Before Income Taxes            148,044        2,890            --    150,934
Income taxes                               44,240         (218)                  44,022
---------------------------------------------------------------------------------------
    Net Income                           $103,804      $ 3,108            --$  $106,912
=======================================================================================
Per-share Data:
     Net Income (basic)                     $1.46        $0.61                    $1.38
     Net Income (diluted)                   $1.45        $0.61                    $1.37

                         FULTON FINANCIAL CORPORATION
         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                     (In thousands, except per share data)


                                        Fulton       Drovers
                                       Financial   Bancshares                Pro Forma
                                      Corporation  Corporation  Adjustments  Combined

Interest Income:
Loans, including fees                    $343,722      $34,983           --$  $378,705
Investment securities                      74,741       11,550                  86,291
Other interest income                         267           29                     296
--------------------------------------------------------------------------------------
    Total Interest Income                 418,730       46,562           --    465,292

Interest Expense:
Deposits                                  143,165       18,293                 161,458
Borrowings                                 31,662        5,993                  37,655
--------------------------------------------------------------------------------------
    Total Interest Expense                174,827       24,286           --    199,113
--------------------------------------------------------------------------------------
    Net Interest Income                   243,903       22,276           --    266,179
Provision for Loan Losses                   8,216        1,727                   9,943
--------------------------------------------------------------------------------------
    Net Interest Income After
         Provision for loan losses        235,687       20,549           --    256,236

Other income                               61,358        5,349                  66,707

Salaries and employee benefits             88,657        9,042                  97,699
Other expenses                             70,683        7,709                  78,392
--------------------------------------------------------------------------------------
    Total Other Expenses                  159,340       16,751           --    176,091
--------------------------------------------------------------------------------------
    Income Before Income Taxes            137,705        9,147           --    146,852
Income taxes                               40,479        1,546                  42,025
--------------------------------------------------------------------------------------
    Net Income                           $ 97,226      $ 7,601           --$  $104,827
======================================================================================
Per-share Data:
     Net Income (basic)                  $   1,34        $1.54                   $1.33
     Net Income (diluted)                   $1.33        $1.52                   $1.32

                         FULTON FINANCIAL CORPORATION
         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     (In thousands, except per-share data)

                                        Fulton       Drovers
                                       Financial   Bancshares                Pro Forma
                                      Corporation  Corporation  Adjustments  Combined

Interest Income:
Loans, including fees                    $338,536      $30,483           --$  $369,019
Investment securities                      68,998       10,467                  79,465
Other interest income                       1,700           41                   1,741
--------------------------------------------------------------------------------------
    Total Interest Income                 409,234       40,991           --    450,225

Interest Expense:
Deposits                                  159,684       17,374                 177,058
Borrowings                                 18,010        4,362                  22,372
--------------------------------------------------------------------------------------
    Total Interest Expense                177,694       21,736           --    199,430
--------------------------------------------------------------------------------------
    Net Interest Income                   231,540       19,255           --    250,795
Provision for Loan Losses                   5,582        1,266                   6,848
--------------------------------------------------------------------------------------
    Net Interest Income After
         Provision for loan losses        225,958       17,989           --    243,947

Other income                               58,293        5,408                  63,701

Salaries and employee benefits             84,112        8,006                  92,118
Other expenses                             71,796        7,225                  79,021
--------------------------------------------------------------------------------------
    Total Other Expenses                  155,908       15,231           --    171,139
--------------------------------------------------------------------------------------
    Income Before Income Taxes            128,343        8,166           --    136,509
Income taxes                               39,832        1,356                  41,188
--------------------------------------------------------------------------------------
    Net Income                           $ 88,511      $ 6,810           --$  $ 95,321
======================================================================================
Per-share Data:
     Net Income (basic)                     $1.22        $1.39                   $1.21
     Net Income (diluted)                   $1.21        $1.37                   $1.20


                 DESCRIPTION OF FULTON FINANCIAL COMMON STOCK

General

     The authorized capital of Fulton Financial consists exclusively of 400 million shares of common stock, par value $2.50 per share, and 10 million shares of preferred stock, without par value. As of December 31, 2000, there were issued and outstanding 71,925,000 shares of Fulton Financial common stock, which shares were held by 15,997 owners of record, and there were 1,849,000 shares issuable upon the exercise of options. No shares of preferred stock have been issued by Fulton Financial. Fulton Financial's common stock is listed for quotation on the NASDAQ National Market System under the symbol "FULT". The holders of Fulton Financial common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Each share of Fulton Financial common stock is entitled to participate on an equal pro rata basis in dividends and other distributions. The holders of Fulton Financial common stock do not have preemptive rights to subscribe for additional shares that may be issued by Fulton Financial, and no share is entitled in any manner to any preference over any other share. Fulton Financial Advisors, N.A. serves as the transfer agent for Fulton Financial.

     The holders of Fulton Financial common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available. Fulton Financial has in the past paid quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year. The ability of Fulton Financial to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Fulton Financial's subsidiary banks. Funds for the payment of dividends on Fulton Financial common stock are expected for the foreseeable future to be obtained primarily from dividends paid to Fulton Financial by its bank subsidiaries, which dividends are subject to certain statutory limitations, described below:

-------------------------------------------------------------------------------------------------------------------
Pennsylvania State        Fulton Bank, Lebanon         may pay dividends only out of accumulated net earnings and
 Chartered Banks          Valley Farmers Bank, and     may not declare or pay any dividend requiring a reduction
                          Lafayette Ambassador Bank    of the statutorily required surplus of the institution
-------------------------------------------------------------------------------------------------------------------
National Banks            Swineford National Bank,     the approval of the Office of the Comptroller of the
                          FNB Bank, N.A., Delaware     Currency is required under federal law if the total of all
                          National Bank, The           dividends declared during any calendar year would exceed
                          Woodstown National Bank      the net profits (as defined) of the bank for the year,
                          and Trust Company and        combined with its retained net profits (as defined) for the
                          Fulton Financial Advisors,   two preceding calendar years
                          N.A.
-------------------------------------------------------------------------------------------------------------------
Maryland Commercial       Hagerstown Trust Company     may only declare a cash dividend from their undivided
 Banks                    and The Peoples Bank of      profits or (with the prior approval of the Maryland Bank
                          Elkton                       Commissioner) from its surplus in excess of 100% of its
                                                       required capital stock, in each case after providing for
                                                       due or accrued expenses, losses, interest and taxes.  In
                                                       addition, if Hagerstown's or Peoples' surplus becomes less than 100% of its required capital stock, Hagerstown or
                                                       Peoples may not declare or pay any cash dividends that
                                                       exceed 90% of its net earnings until its surplus becomes
                                                       100% of its required capital stock
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
New Jersey Banks          The Bank of Gloucester       may not declare or pay any dividends which would impair
                          County and Skylands          their capital stock or reduce their surplus to a level of
                          Community Bank               less than 50% of their capital stock or if the surplus is
                                                       currently less than 50% of the capital stock, the payment
                                                       of such dividends would not reduce the surplus of the bank
-------------------------------------------------------------------------------------------------------------------

     In addition to the foregoing statutory restrictions on dividends, state banking regulations (with respect to state-chartered banks), the FDIC (with respect to state-chartered banks that are not members of the Federal Reserve System, such as Fulton Bank, Skylands Community Bank, Hagerstown Trust Company, The Bank of Gloucester County and The Peoples Bank of Elkton), the FRB (with respect to state-chartered banks that are members of the Federal Reserve System, such as Lebanon Valley Farmers Bank and Lafayette Ambassador Bank), and the OCC (with respect to national banks such as Swineford National Bank, FNB Bank, N.A., Delaware National Bank, The Woodstown National Bank and Trust Company and Fulton Financial Advisors, N.A.), also have adopted minimum capital standards and have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to impair its capital or to be as such an unsafe or unsound practice.

Dividend Reinvestment Plan

     The holders of Fulton Financial common stock may elect to participate in the Fulton Financial Corporation Dividend Reinvestment Plan, which is a plan administered by Fulton Financial Advisors, N.A. as the plan agent. Under the dividend reinvestment plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of Fulton Financial common stock. Participating shareholders may make additional voluntary cash payments, which are also used by the plan agent to purchase, on behalf of such shareholders, additional shares of Fulton Financial common stock. Shares of Fulton Financial common stock held for the account of participating shareholders are voted by the plan agent in accordance with the instructions of each participating shareholder as set forth in his or her proxy.

Securities Laws

     Fulton Financial, as a business corporation, is subject to the registration and prospectus delivery requirements of the Securities Act of 1933 and is also subject to similar requirements under state securities laws. Fulton Financial common stock is registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, and Fulton Financial is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and ten percent shareholders of Fulton Financial are subject to certain restrictions affecting their right to buy and sell shares of Fulton Financial common stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements and to the short-swing profit recapture provisions of Section 16 of the 1934 Act and may sell shares of Fulton Financial common stock only: (i) in compliance with the provisions of SEC Rule 144, (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC under the 1933 Act.

Antitakeover Provisions

     The Articles of Incorporation and Bylaws of Fulton Financial include certain provisions which may be considered to be "antitakeover" in nature because they may have the effect of discouraging or making more difficult the acquisition of control over Fulton Financial by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect the shareholders of Fulton Financial (including the present shareholders of Drovers, who will become shareholders of Fulton Financial following the merger) by providing a measure of assurance that Fulton Financial's shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the antitakeover provisions set forth in the Articles of Incorporation and Bylaws of Fulton Financial, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to Fulton Financial common stock. To the extent that these provisions actually discourage such a transaction, holders of Fulton Financial common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, incumbent directors and officers of Fulton Financial, even if their removal would be regarded by some shareholders as desirable.

     The provisions in the Articles of Incorporation of Fulton Financial which may be considered to be "antitakeover" in nature include the following:

     . a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by Fulton Financial's Board of Directors;

     . a provision that does not permit shareholders to cumulate their votes for the election of directors;

     . a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions;

     . a provision that establishes criteria to be applied by the Board of Directors in evaluating an acquisition proposal;

     . a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause;

     . a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a special meeting;

     . a provision that limits the right of the shareholders to amend the Bylaws; and

     . a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Articles of Incorporation.

     The provisions of the Bylaws of Fulton Financial which may be considered to be "antitakeover" in nature include the following:

     .   a provision that limits the permissible number of directors;

     . a provision that establishes a Board of Directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes; and

     . a provision that requires advance written notice as a precondition to the nomination of any person for election to the Board of Directors, other than in the case of nominations made by existing management.

     As a Pennsylvania business corporation and a corporation registered under the Securities Exchange Act of 1934, Fulton Financial is subject to, and may take advantage of the protections of, the antitakeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. These antitakeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include:

     . a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located;

     . a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control;

     . a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders;

     . a provision permitting a corporation to adopt a shareholders rights plan;

     . a provision denying the right to vote to a person who acquires a specified percentage of stock ownership unless those voting rights are restored by a vote of disinterested shareholders; and

     . a provision requiring a person who acquires "control shares", which are described in the previous sentence, to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter.

     Corporations may elect to "opt out" of any or all of these antitakeover provisions of the Pennsylvania corporate law. Fulton Financial has not elected to opt out of any of the protections provided by the antitakeover statutes.

     On April 27, 1999, Fulton Financial extended the term of its Shareholder Rights Plan, originally adopted in June of 1989, by ten years. The plan is intended to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring Fulton Financial to negotiate with Fulton Financial's Board of Directors. The plan may have the effect of discouraging or making more difficult the acquisition of Fulton Financial by means of a hostile tender offer, exchange offer or similar transaction. The plan is similar to shareholder rights plans which have been adopted by many other bank holding companies and business corporations and contains "flip-in" rights (allowing certain shareholders to purchase Fulton Financial's common stock equal to two times the right's exercise price) and "flip-over" rights (allowing rights holders to acquire shares of the acquirer's stock at a substantial discount) which are typically included in plans of this kind. Each share of Fulton Financial common stock, including all shares that will be issued to Drovers' shareholders in the Merger, will also represent one right pursuant to the terms of the plan, which right will initially, and until it becomes exercisable, trade with and be represented by the Fulton Financial common stock certificates to be received by the shareholders of Drovers.

     The management of Fulton Financial does not presently contemplate recommending to the shareholders the adoption of any additional antitakeover provisions.

                       COMPARISON OF SHAREHOLDER RIGHTS

     If Fulton Financial and Drovers complete the merger, shareholders of Drovers automatically will become shareholders of Fulton Financial, and their rights as shareholders will be determined by the Pennsylvania Business Corporation Law of 1988, and by Fulton Financial's Articles of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Fulton Financial common stock and the rights of holders of Drovers common stock. These differences arise from differing provisions of the Articles of Incorporation and Bylaws of Fulton Financial and Drovers and from the existence of Fulton Financial's Shareholder Rights Plan.

     The most significant differences are:

     . Fulton Financial has adopted a Shareholder Rights Plan, which provides Fulton Financial's shareholders with certain stock-related rights in the event of a hostile takeover but may have the effect of discouraging such a takeover, while Drovers has not adopted any such plan; and

     . Drovers shareholders have dissenters' rights and Fulton Financial's shareholders do not generally have such rights.

     A comparison of Drovers common stock and Fulton Financial common stock and the rights of their respective holders follows:

------------------------------------------------------------------------------------------------------------------
                                                  DROVERS                            FULTON FINANCIAL
------------------------------------------------------------------------------------------------------------------
Title                                        Common Stock, no par value           Common Stock, $2.50 par value
                                                                                  per share
------------------------------------------------------------------------------------------------------------------
Shares Authorized                       15,000,000                                400,000,000
------------------------------------------------------------------------------------------------------------------
Shares Issued & Outstanding             _________ as of ____________               __________ as of _________
------------------------------------------------------------------------------------------------------------------
Preemptive Rights                       No                                         No
------------------------------------------------------------------------------------------------------------------
Classification of Board of Directors    Board of Directors divided into four       Board of Directors divided
                                        classes with four year terms;              into three classes with three
                                        one-fourth of directors elected each       year terms; one-third of
                                        year.                                      directors elected each year.
------------------------------------------------------------------------------------------------------------------
Voting: Election of Directors           Non-cumulative                             Non-cumulative
------------------------------------------------------------------------------------------------------------------
Voting: Other Matters                   One vote for each share owned of record.   One vote for each share owned
                                                                                   of record.
------------------------------------------------------------------------------------------------------------------
Shareholder Rights Plan                 No                                         Yes
------------------------------------------------------------------------------------------------------------------
Dissenters' Rights                      Yes                                        Not generally available
------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plan              Yes (suspended)                            Yes
------------------------------------------------------------------------------------------------------------------
Market                                  Listed for quotation on NASDAQ National    Listed for quotation on NASDAQ
                                        Market                                     National Market
------------------------------------------------------------------------------------------------------------------
Registered under 1934 Act               Yes                                        Yes
------------------------------------------------------------------------------------------------------------------
Limitation of Liability of Directors    Yes                                        Yes
 for Monetary Damages
------------------------------------------------------------------------------------------------------------------
Indemnification of Directors,           Yes                                        Yes
 Officers and Employees
------------------------------------------------------------------------------------------------------------------
Transactions with 10% or more           Affirmative vote of 85% of shareholders    85% affirmative shareholder
 Beneficial Owners                                                                 vote; reduced to 66-2/3% if
                                                                                   certain conditions are met
------------------------------------------------------------------------------------------------------------------
Approval of Major Transactions          Majority of votes cast at shareholders     2/3 of votes cast at
                                        meeting                                    shareholders meeting
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                  DROVERS                            FULTON FINANCIAL
------------------------------------------------------------------------------------------------------------------
Amendment of Articles of Incorporation  Provisions providing for classified        Provisions regarding required
                                        Board, transactions with 10%               vote for business combinations
                                        shareholders require approval by a         and other major transactions,
                                        majority of the Board and 85% of votes     removal of directors,
                                        which all shareholders are entitled to     amendment of articles and
                                        cast                                       certain other provisions
                                                                                   require either: (i)
                                                                                   affirmative vote of holders of
                                                                                   85% of voting power; or (ii)
                                                                                   approval of a majority of
                                                                                   directors and continuing
                                                                                   directors and affirmative vote
                                                                                   of 66-2/3 of holders of voting
                                                                                   power otherwise: (i) majority
                                                                                   of directors and affirmative
                                                                                   vote of holders of a majority
                                                                                   of voting power or (ii)
                                                                                   affirmative vote of holders of
                                                                                   85% of voting power.
------------------------------------------------------------------------------------------------------------------
Qualification of Directors              Directors must own a minimum of 2,000      No special ownership
                                        shares                                     requirements
------------------------------------------------------------------------------------------------------------------
Authorized Class of Preferred Stock     No                                         Yes.  10,000,000 shares,
                                                                                   without par value which can be
                                                                                   issued under terms and
                                                                                   conditions to be determined by
                                                                                   the Board of Directors
------------------------------------------------------------------------------------------------------------------
Right of Shareholders to call a         No                                         No
 Special Meeting
------------------------------------------------------------------------------------------------------------------
Shareholder Inspection Rights           General                                    General
------------------------------------------------------------------------------------------------------------------
Right of Shareholders to act by         No                                         No
 Written Consent
------------------------------------------------------------------------------------------------------------------

                                  ADJOURNMENT

     In the event that Drovers does not have sufficient votes for a quorum or to approve the merger agreement at the special meeting, Drovers intends to
adjourn the meeting to permit further solicitation of proxies.   The Board of
Directors of Drovers recommends that shareholders vote their proxies in favor of the adjournment proposal so that their proxies may be used to vote for an adjournment if necessary. The proxy holders will vote properly executed proxies in favor of the adjournment proposal unless the proxies indicate otherwise. If Drovers adjourns the special meeting, Drovers will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the special meeting.

                                    EXPERTS

     The consolidated financial statements of Fulton Financial, at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in Fulton Financial's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts giving said reports.

     The consolidated financial statements of Drovers Bancshares
Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in Drovers' Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Stambaugh-Ness, P.C., independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Barley, Snyder, Senft & Cohen, LLC will pass on the validity of the Fulton Financial common stock issued in the merger, and certain federal income tax consequences of the merger.

     Rhoads & Sinon, LLP, Harrisburg, Pennsylvania, has acted as counsel to Drovers in connection with the merger.

                                 OTHER MATTERS

     As of the date of this document, the Board of Directors of Drovers knows of no matters which will be presented for consideration at the special meeting other than matters described in this document. However, if any other matters shall come before the special meeting or any adjournments, the forms of proxy will confer discretionary authority to the individuals named as proxies to vote the shares represented by the proxy on any such matters.

                             SHAREHOLDER PROPOSALS

     Because Drovers and Fulton Financial anticipate that the merger will be completed during the second quarter of 2001or on or about July 1, 2001, Drovers does not intend to hold a 2001 annual meeting of Drovers shareholders. In the event the merger is not completed and such a meeting is held, to be eligible for inclusion in Drovers' proxy statement related to such a meeting, shareholder proposals must be received by Drovers within a reasonable time after Drovers publicly announces the date of the meeting and within a reasonable time before Drovers mails its proxy statement to shareholders.

                      WHERE YOU CAN FIND MORE INFORMATION

     Fulton Financial and Drovers are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements and other information that Fulton Financial and/or Drovers files at the Securities and Exchange Commission's public reference rooms at:

     .   450 Fifth Street, N.W., Washington, D.C. 20549
     .   7 World Trade Center, Suite 1300, New York, New York 10048
     .   Citicorp Center, 500 West Madison Street, Suite 1400,
         Chicago, Illinois 60661

     You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Fulton Financial's and Drovers' Securities and Exchange Commission filings are also available on the Securities and Exchange Commission's Internet site at http://www.sec.gov. You can also inspect reports, proxy statements and other information concerning Fulton Financial and Drovers at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Fulton Financial filed a Registration Statement on Form S-4 (No. 333-____) to register with the Securities and Exchange Commission the Fulton Financial common stock issuable to Drovers shareholders in the merger. This document is a part of that Registration Statement and constitutes a prospectus of Fulton Financial in addition to being a proxy statement of Drovers for the special meeting. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

                          INCORPORATION BY REFERENCE

     Some of the information that you may want to consider in deciding how to vote with respect to the merger is not physically included in this document, but rather is "incorporated by reference" to documents that have been filed by Fulton Financial and Drovers with the Securities and Exchange Commission. As permitted by the SEC, the following documents are incorporated by reference in this document.

     Documents filed by Fulton Financial (SEC File No. 0-10587):

     . Annual Report on Form 10-K filed March 20, 2001, for the year ended December 31, 2000.

     .   Current Report on Form 8-K filed January 4, 2001.

     . The description of Fulton Financial common stock contained in Fulton Financial's registration statement on Form 8-A, dated July 3, 1989, and any amendment or reports filed for purposes of updating such description.

     Documents filed by Drovers (SEC File No. 0-26069):

     . Annual Report on Form 10-K filed March ____, 2000, for the year ended December 31, 2000.

     .   Current Report on Form 8-K filed January 3, 2001.

     . The description of Drovers common stock contained in Drovers' registration statement on Form 8-A, dated March 1, 1983, and any amendment or reports filed for purposes of updating such description.

     All documents filed by Fulton Financial and Drovers pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the special meeting also are incorporated by reference into this document and will be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained herein (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement.

     We may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from Fulton Financial and/or Drovers without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Drovers shareholders may obtain documents incorporated by reference in this document, with respect to Fulton Financial, by requesting them in writing or by telephone from: Fulton Financial Corporation, One Penn Square, Lancaster, PA 17604, Attention: William
R. Colmery (telephone number (717) 291-2411), and with respect to Drovers, by requesting them in writing or by telephone from: Drovers Bancshares Corporation, 30 South George Street, York, Pennsylvania 17401, Attention: John D. Blecher, Secretary (telephone number (717) 843-1586. In order to ensure timely delivery of such documents, any request should be made by ______________________, 2001.

     All information contained or incorporated by reference in this document relating to Fulton Financial and its subsidiaries has been supplied by Fulton Financial. All information contained or incorporated by reference in this document relating to Drovers and its subsidiaries has been supplied by Drovers.

                                   EXHIBIT A




                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                        DROVERS BANCSHARES CORPORATION

                                      AND

                         FULTON FINANCIAL CORPORATION

                               TABLE OF CONTENTS

   ARTICLE I.  THE MERGER...................................................................................      7
     Section 1.1.     Merger................................................................................      7
     -----------      ------
     Section 1.2.     Name..................................................................................      7
     -----------      ----
     Section 1.3.     Articles of Incorporation.............................................................      7
     -----------      -------------------------
     Section 1.4.     Bylaws................................................................................      8
     -----------      ------
     Section 1.5      Directors and Officers................................................................      8
     -----------      ----------------------
   ARTICLE II.        CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES...............................      8
     Section 2.1.     Conversion of Shares..................................................................      8
     -----------      --------------------
         (a)  General.......................................................................................      8
              -------
         (b)  Antidilution Provision........................................................................      8
              ----------------------
         (c)  No Fractional Shares..........................................................................      8
              --------------------
         (d)  Cancelled DBC Shares..........................................................................      8
              --------------------
         (e)  Closing Market Price..........................................................................      8
              --------------------
     Section 2.2.     Exchange of Stock Certificates........................................................      9
     -----------      ------------------------------
         (a)  Exchange Agent................................................................................      9
              --------------
         (b)  Surrender of Certificates.....................................................................      9
              -------------------------
         (c)  Dividend Withholding..........................................................................      9
              --------------------
         (d)  Failure to Surrender Certificates.............................................................      9
              ---------------------------------
         (e)  Expenses......................................................................................      9
              --------
     Section 2.3.     Treatment of Outstanding DBC Options..................................................      9
     -----------      ------------------------------------
     Section 2.4.     Reservation of Shares.................................................................     10
     -----------      ---------------------
     Section 2.5.     Taking Necessary Action...............................................................     10
     -----------      -----------------------
     Section 2.6.     Press Releases, Etc...................................................................     10
     -----------      -------------------
     Section 2.7.     FFC Common Stock......................................................................     10
     -----------      ----------------
     Section 2.8.     Rights of Dissenting Shareholders of DBC..............................................     11
     -----------      ----------------------------------------
   ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF DBC..................................................     11
     Section 3.1.     Authority.............................................................................     11
     -----------      ---------
     Section 3.2.     Organization and Standing.............................................................     11
     -----------      -------------------------
     Section 3.3.     Subsidiaries..........................................................................     11
     -----------      ------------
     Section 3.4.     Capitalization........................................................................     11
     -----------      --------------
     Section 3.5.     Charter, Bylaws and Minute Books......................................................     12
     -----------      --------------------------------
     Section 3.6.     Financial Statements..................................................................     12
     -----------      --------------------
     Section 3.7.     Absence of Undisclosed Liabilities....................................................     12
     -----------      ----------------------------------
     Section 3.8.     Absence of Changes....................................................................     12
     -----------      ------------------
     Section 3.9.     Dividends, Distributions and Stock Purchases..........................................     12
     -----------      --------------------------------------------
     Section 3.10.    Taxes.................................................................................     12
     ------------     -----
     Section 3.11.    Title to and Condition of Assets......................................................     13
     ------------     --------------------------------
     Section 3.12.    Contracts.............................................................................     13
     ------------     ---------
     Section 3.13.    Litigation and Governmental Directives................................................     14
     ------------     --------------------------------------
     Section 3.14.    Compliance with Laws; Governmental Authorizations.....................................     14
     ------------     -------------------------------------------------
     Section 3.15.    Insurance.............................................................................     14
     ------------     ---------
     Section 3.16.    Financial Institutions Bonds..........................................................     15
     ------------     ----------------------------
     Section 3.17.    Labor Relations and Employment Agreements.............................................     15
     ------------     -----------------------------------------
     Section 3.18.    Employee Benefit Plans................................................................     15
     ------------     ----------------------

     Section 3.19.    Related Party Transactions............................................................     15
     ------------     --------------------------
     Section 3.20.    No Finder.............................................................................     15
     ------------     ---------
     Section 3.21.    Complete and Accurate Disclosure......................................................     15
     ------------     --------------------------------
     Section 3.22.    Environmental Matters.................................................................     16
     ------------     ---------------------
     Section 3.23.    Proxy Statement/Prospectus............................................................     16
     ------------     --------------------------
     Section 3.24.    SEC Filings...........................................................................     16
     ------------     -----------
     Section 3.25.    Reports...............................................................................     16
     ------------     -------
     Section 3.26.    Loan Portfolio of Drovers Bank........................................................     17
     ------------     ------------------------------
     Section 3.27.    Investment Portfolio..................................................................     17
     ------------     --------------------
     Section 3.28.    Regulatory Examinations...............................................................     17
     ------------     -----------------------
     Section 3.29.    Beneficial Ownership of FFC Common Stock..............................................     17
     ------------     ----------------------------------------
     Section 3.30.    Fairness Opinion......................................................................     17
     ------------     ----------------
    ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF FFC......................................................     17
     Section 4.1.     Authority.............................................................................     17
     -----------      ---------
     Section 4.2.     Organization and Standing.............................................................     18
     -----------      -------------------------
     Section 4.3.     Capitalization........................................................................     18
     -----------      --------------
     Section 4.4.     Articles of Incorporation and Bylaws..................................................     18
     -----------      ------------------------------------
     Section 4.5.     Subsidiaries..........................................................................     18
     -----------      ------------
     Section 4.6.     Financial Statements..................................................................     18
     -----------      --------------------
     Section 4.7.     Absence of Undisclosed Liabilities....................................................     18
     -----------      ----------------------------------
     Section 4.8.     Absence of Changes....................................................................     19
     -----------      ------------------
     Section 4.9.     Litigation and Governmental Directives................................................     19
     -----------      --------------------------------------
     Section 4.10.    Compliance with Laws; Governmental Authorizations.....................................     19
     ------------     -------------------------------------------------
     Section 4.11.    Complete and Accurate Disclosure......................................................     19
     ------------     --------------------------------
     Section 4.12.    Labor Relations.......................................................................     19
     ------------     ---------------
     Section 4.13.    Employee Benefits Plans...............................................................     19
     ------------     -----------------------
     Section 4.14.    Environmental Matters.................................................................     20
     ------------     ---------------------
     Section 4.15.    SEC Filings...........................................................................     20
     ------------     -----------
     Section 4.16.    Proxy Statement/Prospectus............................................................     20
     ------------     --------------------------
     Section 4.17.    Regulatory Approvals..................................................................     20
     ------------     --------------------
     Section 4.18.    No Finder.............................................................................     20
     ------------     ---------
     Section 4.19.    Taxes.................................................................................     20
     ------------     -----
     Section 4.20.    Title to and Condition of Assets......................................................     20
     ------------     --------------------------------
     Section 4.21.    Contracts.............................................................................     21
     ------------     ---------
     Section 4.22.    Insurance.............................................................................     21
     ------------     ---------
     Section 4.23.    Reports...............................................................................     21
     ------------     -------
   ARTICLE V.    COVENANTS OF DBC...........................................................................     21
     Section 5.1.     Conduct of Business...................................................................     21
     -----------      -------------------
     Section 5.2.     Best Efforts..........................................................................     22
     -----------      ------------
     Section 5.3.     Access to Properties and Records......................................................     22
     -----------      --------------------------------
     Section 5.4.     Subsequent Financial Statements.......................................................     23
     -----------      -------------------------------
     Section 5.5.     Update Schedules......................................................................     23
     -----------      ----------------
     Section 5.6.     Notice................................................................................     23
     -----------      ------
     Section 5.7.     No Solicitation.......................................................................     23
     -----------      ---------------
     Section 5.8.     Affiliate Letters.....................................................................     24
     -----------      -----------------
     Section 5.9.     No Purchases or Sales of FFC Common Stock During Price Determination Period...........     25
     -----------      ---------------------------------------------------------------------------

     Section 5.10.    Dividends.............................................................................     25
     ------------     ---------
     Section 5.11.    Accounting Treatment..................................................................     25
     ------------     --------------------
   ARTICLE VI.    COVENANTS OF FFC..........................................................................     25
     Section 6.1.     Best Efforts..........................................................................     25
     -----------      ------------
         (a)  Applications for Regulatory Approval..........................................................     25
              ------------------------------------
         (b)  Registration Statement........................................................................     25
              ----------------------
         (c)  State Securities Laws.........................................................................     26
              ---------------------
         (d)  Stock Listing.................................................................................     26
              -------------
         (e)  Adopt Amendments..............................................................................     26
              ----------------
         (f)  Tax Treatment.................................................................................     26
              -------------
     Section 6.2.     Access to Properties and Records......................................................     26
     -----------      --------------------------------
     Section 6.3.     Subsequent Financial Statements.......................................................     26
     -----------      -------------------------------
     Section 6.4.     Update Schedules......................................................................     26
     -----------      ----------------
     Section 6.5.     Notice................................................................................     26
     -----------      ------
     Section 6.6.     Employment Arrangements...............................................................     26
     -----------      -----------------------
     Section 6.7.     No Purchase or Sales of FFC Common Stock During Price Determination Period............     27
     -----------      --------------------------------------------------------------------------
     Section 6.8      Drovers Division and Drovers Regional Directors.......................................     27
     -----------      -----------------------------------------
     Section 6.9      Insurance.............................................................................     28
                      ---------
     Section 6.10.    Appointment of FFC and Fulton Bank Directors..........................................     28
     ------------     --------------------------------------------
     Combined Financial Statements..........................................................................     29
     -----------------------------
     Assumption of DBC Debentures...........................................................................     29
     ----------------------------
   ARTICLE VII.   CONDITIONS PRECEDENT......................................................................     29
     Section 7.1.     Common Conditions.....................................................................     29
     -----------      -----------------
         (a)  Shareholder Approval..........................................................................     29
              --------------------
         (b)  Regulatory Approvals..........................................................................     29
              --------------------
         (c)  Stock Listing.................................................................................     29
              -------------
         (d)  Tax Opinion...................................................................................     29
              -----------
         (e)  Registration Statement........................................................................     30
              ----------------------
         (f)  No Suits......................................................................................     30
              --------
         (g)  Pooling.......................................................................................     30
              -------
     Section 7.2.     Conditions Precedent to Obligations of FFC............................................     30
     -----------      ------------------------------------------
         (a)  Accuracy of Representations and Warranties....................................................     30
              ------------------------------------------
         (b)  Covenants Performed...........................................................................     30
              -------------------
         (c)  Opinion of Counsel for DBC....................................................................     30
              --------------------------
         (d)  Affiliate Agreements..........................................................................     31
              --------------------
         (e)  DBC Options...................................................................................     31
              -----------
         (f)  No Material Adverse Change....................................................................     31
              --------------------------
         (g)  Accountants' Letter...........................................................................     31
              -------------------
         (h)  Federal and State Securities and Antitrust Laws...............................................     32
              -----------------------------------------------
         (i)  Environmental Matters.........................................................................     32
              ---------------------
         (j)  Closing Documents.............................................................................     32
              -----------------
         (k)  Dissenting Stockholders.......................................................................     32
              -----------------------
     Section 7.3.     Conditions Precedent to the Obligations of DBC........................................     32
     -----------      ----------------------------------------------
         (a)  Accuracy of Representations and Warranties....................................................     32
              ------------------------------------------
         (b)  Covenants Performed...........................................................................     32
              -------------------
         (c)  Opinion of Counsel for FFC....................................................................     32
              --------------------------

         (d)  FFC Options...................................................................................     32
              -----------
         (e)  No Material Adverse Change....................................................................     33
              --------------------------
         (f)  Fairness Opinion..............................................................................     33
              ----------------
         (g)  Closing Documents.............................................................................     33
              -----------------
   ARTICLE VIII.   TERMINATION, AMENDMENT AND WAIVER........................................................     33
     Section 8.1.     Termination...........................................................................     33
     -----------      -----------
         (a)  Mutual Consent................................................................................     33
              --------------
         (b)  Unilateral Action by FFC......................................................................     33
              ------------------------
         (c)  Unilateral Action By DBC......................................................................     33
              ------------------------
         (d)  Market Price of FFC Common Stock..............................................................     34
              --------------------------------
     Section 8.2.     Effect of Termination.................................................................     34
     -----------      ---------------------
         (a)  Effect........................................................................................     34
              ------
         (b)  Limited Liability.............................................................................     34
              -----------------
         (c)  Confidentiality...............................................................................     34
              ---------------
     Section 8.3.     Amendment.............................................................................     34
     -----------      ---------
     Section 8.4.     Waiver................................................................................     35
     -----------      ------
   ARTICLE IX.     CLOSING AND EFFECTIVE TIME...............................................................     35
     Section 9.1.     Closing...............................................................................     35
     -----------      -------
     Section 9.2.     Effective Time........................................................................     35
     -----------      --------------
   ARTICLE X.      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................     35
     Section 10.1.    No Survival...........................................................................     35
     ------------     -----------
   ARTICLE XI.     GENERAL PROVISIONS.......................................................................     35
     Section 11.1.    Expenses..............................................................................     35
     ------------     --------
     Section 11.2.    Other Mergers and Acquisitions........................................................     35
     ------------     ------------------------------
     Section 11.3.    Notices...............................................................................     35
     ------------     -------
     Section 11.4.    Counterparts..........................................................................     36
     ------------     ------------
     Section 11.5.    Governing Law.........................................................................     36
     ------------     -------------
     Section 11.6.    Parties in Interest...................................................................     36
     ------------     -------------------
     Section 11.7.    Entire Agreement......................................................................     36
     ------------     ----------------

                              INDEX OF SCHEDULES

Schedule 2.3            DBC Options
------------

Schedule 3.7            Undisclosed Liabilities
------------

Schedule 3.8            Changes
------------

Schedule 3.9            Dividends, Distributions and Stock Purchases
------------

Schedule 3.10           Taxes
-------------

Schedule 3.11           Title to and Condition of Assets
-------------

Schedule 3.12           Contracts
-------------

Schedule 3.13           Litigations and Governmental Directives
-------------

Schedule 3.14           Compliance with Laws; Governmental Authorizations
-------------

Schedule 3.15           Insurance
-------------

Schedule 3.16           Financial Institutions Bonds
-------------

Schedule 3.17           Labor Relations and Employment Agreements
-------------

Schedule 3.18           Employee Benefit Plans
-------------

Schedule 3.19        Related Party Transactions
-------------

Schedule 3.20        Finders
-------------

Schedule 3.22        Environmental Matters
-------------

Schedule 3.26        Loan Portfolio
-------------

Schedule 3.27        Investment Portfolio
-------------

Schedule 4.5         Subsidiaries
------------

Schedule 4.7         Undisclosed Liabilities
------------

Schedule 4.8         Dividends, Distributions and Stock Purchases
------------

Schedule 4.9         Litigation and Governmental Directives
------------

Schedule 4.10        Compliance with Laws; Governmental Authorizations
-------------

Schedule 4.14        Environmental Matters
-------------

Schedule 4.19        Taxes
-------------

Schedule 6.8         Drovers Bank Director Fees
------------

                               INDEX OF EXHIBITS

Exhibit A                  Form of Warrant Agreement
---------

Exhibit B                  Form of Warrant
---------

Exhibit C                  Form of Employment Agreement
---------

Exhibit D                  Form of Opinion of DBC's Counsel
---------

Exhibit E                  Form of Opinion of FFC's Counsel
---------

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER made as of the 27/th/ day of December, 2000, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and DROVERS BANCSHARES CORPORATION, a Pennsylvania business corporation having its administrative headquarters at 30 South George Street, York, Pennsylvania 17401 ("DBC").

                                  BACKGROUND:

     FFC is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). DBC is a bank holding company registered under the BHC Act which is the parent of The Drovers & Mechanics Bank ("Drovers Bank"). In addition to Drovers Bank, DBC has two wholly-owned subsidiaries: Drovers Realty Company and Drovers Capital Trust I. Drovers Bank has two-wholly-owned subsidiaries: 96 South George Street, Inc. and Drovers Investment Company and owns 60% of the membership interests in Drovers Settlement Services LLC. Drovers Bank and all of such subsidiaries are collectively referred to herein as "DBC Subsidiaries". FFC and DBC wish to merge with each other. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) DBC will be merged with and into FFC, (ii) FFC will survive the Merger, and (iii) all of the outstanding shares of the common stock of DBC, no par value per share ("DBC Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock").

     Simultaneously with the effectiveness of the Merger and subject to appropriate documentation and regulatory approvals, FFC shall cause Drovers Bank to merge (the "Bank Merger") with and into Fulton Bank, an existing bank subsidiary of FFC, and transfer the trust business of Drovers to Fulton Financial Advisors, N.A. ("Advisors"), an affiliate of FFC, immediately after the Bank Merger (the "Trust Business Transfer") (the Bank Merger, the Trust Business Transfer, along with any branch consolidations and/or closures deemed desirable by FFC, is referred to herein as the "Restructuring").

     Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement in substantially the form of Exhibit A
                                                               ---------
attached hereto (the "Warrant Agreement"), which provides for the delivery by DBC of a warrant in substantially the form of Exhibit B attached hereto (the
                                              ---------
"Warrant") entitling FFC to purchase shares of the DBC Common Stock in certain circumstances.

                                  WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                            ARTICLE I. THE MERGER

     Subject to the terms and conditions of this Agreement, DBC shall merge with and into FFC in accordance with the following:

     Section 1.1.  Merger.  At the Effective Time (as defined in Section 9.2
     -----------   ------
herein) (i) DBC shall merge with and into FFC pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), whereupon the separate existence of DBC shall cease and FFC shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and (ii) the DBC Common Stock will be converted into FFC Common Stock pursuant to the provisions of Article II hereof.

     Section 1.2.  Name.  The name of the Surviving Corporation shall be "Fulton
     -----------   ----
Financial Corporation". The address of the principal office of the Surviving Corporation will be One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     Section 1.3.  Articles of Incorporation.  The Articles of Incorporation of
     -----------   -------------------------
the Surviving Corporation shall be the Articles of Incorporation of FFC as in effect at the Effective Time.

     Section 1.4.   Bylaws.  The Bylaws of the Surviving Corporation shall be
     -----------    ------
the Bylaws of FFC as in effect at the Effective Time.

     Section 1.5    Directors and Officers.  The directors and officers of the
     -----------    ----------------------
Surviving Corporation shall be the directors and officers of FFC in office at the Effective Time. Each of such directors and officers shall serve until such time as his successor is duly elected and has qualified.

      ARTICLE II.  CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES

     Section 2.1.   Conversion of Shares.  At the Effective Time (as defined in
     -----------    --------------------
Section 9.2 herein) the shares of DBC Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

               (a)  General:  Subject to the provisions of Sections 2.1(b),
                    -------
2.1(c) and 2.1(d) herein, each share of DBC Common Stock issued and outstanding immediately before the Effective Time, shall, at the Effective Time, be converted into and become without any action on the part of the holder thereof, and in exchange therefor FFC shall issue, 1.24 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock and the corresponding number of rights associated therewith pursuant to the Rights Agreement dated June 20, 1989, as amended and restated as of April 27, 1999, between FFC and Fulton Bank. Each share of DBC Common Stock to be converted into FFC Common Stock pursuant to this Section 2.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired, and each holder of share certificates evidencing shares of DBC Common Stock to be converted into the right to receive FFC Common Stock pursuant to this Section 2.1 shall thereafter cease to have any rights with respect to the shares represented thereby, except the right to receive the FFC Common Stock therefor, without interest thereon, upon the surrender of the share certificates evidencing the DBC Common Stock in accordance with Section 2.2 hereof.

               (b)  Antidilution Provision:  In the event that FFC shall at any
                    ----------------------
time before the Effective Time: (i) issue a dividend in shares of FFC Common Stock, (ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to four decimal places), so that each DBC shareholder shall receive at the Effective Time, in exchange for his shares of DBC Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Time had occurred before the record date of such event (For example, if FFC were to declare a five percent (5%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 1.24 shares to 1.302 shares).

               (c)  No Fractional Shares:  No fractional shares of FFC Common
                    --------------------
Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of DBC shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(e) herein).

               (d)  Cancelled DBC Shares.  Notwithstanding the provisions of
                    --------------------
Section 2.1(a) herein, the following shares of DBC Common Stock shall not be converted into FFC Common Stock, and shall be cancelled, at the Effective Time:
(i) Dissenting Shares (as defined in Section 2.8 herein); (ii) shares of DBC Common Stock then owned by FFC or any direct or indirect subsidiary of FFC (except for trust account shares or shares acquired in connection with debts previously contracted); and (iii) shares of DBC Shares owned by DBC or any direct or indirect subsidiary of DBC (except for trust account shares or shares acquired in connection with debts previously contracted).

               (e)  Closing Market Price:  For purposes of this Agreement, the
                    --------------------
Closing Market Price shall be the average of the per share closing bid and asked prices for FFC Common Stock, calculated to two decimal places, for the ten (10) consecutive trading days immediately preceding the date which is two (2) business days before the Effective Date (as such term is defined in Section 9.2 herein), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period" (For example, if June 30, 2001 were to be the Effective Date, then the Price Determination Period would be June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2001). In the event that NASDAQ shall fail to report closing bid and asked prices for FFC Common Stock for any trading day during the Price Determination Period, the closing bid and asked prices for that day shall be equal to the average of the closing bid and asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by DBC.

     Section 2.2.   Exchange of Stock Certificates.  DBC Common Stock
     -----------    ------------------------------
certificates shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

               (a)  Exchange Agent:  The transfer agent of FFC shall act as
                    --------------
exchange agent (the "Exchange Agent") to receive DBC Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of FFC Common Stock pursuant to Section 2.1(c) herein. FFC shall cause the Exchange Agent on or promptly after the Effective Date, to mail to each former shareholder of DBC a notice specifying the procedures to be followed in surrendering such shareholder's DBC Common Stock certificates.

               (b)  Surrender of Certificates  As promptly as possible after
                    -------------------------
receipt of the Exchange Agent's notice, each former shareholder of DBC shall surrender his DBC Common Stock certificates to the Exchange Agent; provided,
                                                                   --------
that if any former shareholder of DBC shall be unable to surrender his DBC Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of DBC Common Stock certificates from a former DBC shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such shareholder's shares of DBC Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

               (c)  Dividend Withholding:  Dividends, if any, payable by FFC
                    --------------------
after the Effective Time to any former shareholder of DBC who has not prior to the payment date surrendered his DBC Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of DBC upon proper surrender of his DBC Common Stock certificates.

               (d)  Failure to Surrender Certificates:  All DBC Common Stock
                    ---------------------------------
certificates must be actually or constructively (as referenced in (b) above) surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of DBC shall not have properly surrendered his DBC Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of DBC shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of DBC, without interest, upon proper actual or constructive surrender of his DBC Common Stock certificates.

               (e)  Expenses:  All costs and expenses associated with the
                    --------
foregoing surrender and exchange procedure shall be borne by FFC.

     Section 2.3.   Treatment of Outstanding DBC Options.
     -----------    ------------------------------------

               (a) At the Effective Time, each holder of an option (collectively, "DBC Options") to purchase shares of DBC Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to the Drovers Bancshares Corporation Incentive Stock Option Plan, the Drovers Bancshares Corporation 1995 Stock Option Plan and the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan (collectively, the "DBC Stock Option Plans") and (iii) would otherwise survive the Effective Time shall be entitled to receive, in substitution for such DBC Option, an option to acquire shares of FFC Common Stock on the terms set forth below (each DBC Option as substituted, an "FFC Stock Option").

               (b) An FFC Stock Option shall be a stock option to acquire shares of FFC Common Stock with the following terms: (i) the number of shares of FFC Common Stock which may be acquired pursuant to such FFC Stock Option shall be equal to the product of the number of shares of DBC Common Stock covered by the DBC Option multiplied by the Conversion Ratio, provided that any fractional share of FFC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; (ii) the exercise price per share of FFC Common Stock shall be equal to the exercise price per share of DBC Common Stock of such DBC Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such FFC Option shall be identical to the duration and other terms of such DBC Option, except that all references to DBC shall be deemed to be references to FFC and its affiliates, where the context so requires and shall remain exercisable until the stated expiration date of the corresponding DBC Option;
(iv) FFC shall assume such DBC stock option, whether vested or not vested, as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent DBC Options qualify as incentive stock options under Section 422 of the Code, the FFC Options exchanged therefor shall also so qualify. Subject to the FFC Stock Options and the foregoing, the DBC Stock Option Plans and all options or other rights to acquire DBC Common Stock issued thereunder shall terminate at the Effective Time. FFC shall not issue or pay for any fraction shares otherwise issuable upon exercise of a FFC Stock Option.

               (c) Prior to the Effective Time, FFC shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), register the number of shares of FFC Common Stock necessary to satisfy FFC's obligations with respect to the issuance of FFC Common Stock pursuant to the exercise of FFC Stock Options and under Section 2.3.

               (d) Prior to the Effective Time (to the extent required as determined by FFC or DBC under applicable law, the terms of the DBC Stock Option Plans or otherwise), FFC shall receive agreements from each holder of a DBC Option, pursuant to which each such holder agrees to accept an FFC Option in substitution for the DBC Option, as of the Effective Time.

               (e)  Schedule 2.3 sets forth a listing of each DBC Option as of
                    ------------
the date of this Agreement (copies of which have been provided to FFC), including the optionee, date of grant, shares of DBC Common Stock subject to such Option, the exercise price of such Option, expiration date, classification as an incentive stock option or a nonqualified stock option, vesting schedule and any special features thereof.

     Section 2.4.   Reservation of Shares.  FFC agrees that (i) prior to the
     -----------    ---------------------
Effective Time it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) at the Effective Time, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

     Section 2.5.   Taking Necessary Action.  FFC and DBC shall take all such
     -----------    -----------------------
actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger and the Restructuring.
In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of DBC, the officers and directors of DBC, at the expense of FFC, shall take all such necessary action.

     Section 2.6.   Press Releases, Etc.  FFC and DBC agree that all press
     -----------    -------------------
releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by FFC and DBC, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.

     Section 2.7.   FFC Common Stock.  Each share of FFC Common Stock that is
     -----------    ----------------
issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of FFC Common Stock, and each holder thereof shall retain his rights therein. The holders of the shares of FFC Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of FFC Common Stock.

     Section 2.8.   Rights of Dissenting Shareholders of DBC.  The shareholders
     -----------    ----------------------------------------
of DBC shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of Subchapter D of Chapter 15 of the BCL. Shareholders who have properly exercised their dissenters rights are referred to herein as "Dissenting Shareholders" and each share of DBC held by a Dissenting Shareholder is referred to herein as a "Dissenting Share".

               ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF DBC

     DBC represents and warrants to FFC, as of the date of this Agreement, as follows:

     Section 3.1.   Authority.  The execution and delivery of this Agreement,
     -----------    ---------
the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of DBC (its Board of Directors, at a meeting duly called and held, (i) approved the Merger and this Agreement, and (ii) directed that the Agreement be submitted for consideration by its shareholders with the recommendation of the Board of Directors that the shareholders of DBC approve this Agreement and the transactions contemplated thereby), and, except for the approval of this Agreement by its shareholders, DBC has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by DBC and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of DBC. Upon execution and delivery of the Warrant Agreement and the Warrant, such documents shall constitute binding obligations of DBC. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of DBC, (ii) the Articles of Incorporation or Bylaws of Drovers Bank, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to DBC or any DBC Subsidiary, subject to the receipt of all required governmental approvals, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which DBC or any DBC Subsidiary is a party or by which DBC or any DBC Subsidiary or any of their properties are bound.

     Section 3.2.   Organization and Standing.  DBC is a business corporation
     -----------    -------------------------
that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. DBC is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Drovers Bank is a banking corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Drovers Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. Drovers Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each of the DBC Subsidiaries other than Drovers Bank is a corporation that is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the DBC Subsidiaries has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

     Section 3.3.   Subsidiaries.  Drovers Bank is a wholly-owned subsidiary of
     -----------    ------------
DBC and each of the other DBC Subsidiaries is a wholly-owned subsidiary of DBC or Drovers Bank, as appropriate provided that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities of said trust, and provided further Drovers Settlement Services LLC is a 60% owned subsidiary. Except for the DBC Subsidiaries, DBC owns no subsidiaries, directly or indirectly.

     Section 3.4.   Capitalization.  The authorized capital of DBC consists
     -----------    --------------
exclusively of 15,000,000 shares of DBC Common Stock. There are 5,076,703 shares of DBC Common Stock validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 266,047 shares of DBC Common Stock are reserved for issuance upon the exercise of Stock Options granted under DBC's Stock Option Plans and 1,250,000 shares of DBC Common Stock will be reserved for issuance upon exercise of the Warrant. Except for the DBC Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of DBC Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of DBC Common Stock. The authorized capital of Drovers Bank consists exclusively of 1,000,000 shares of common stock, par value $5.00 per share (the "Drovers Bank Common Stock"), of which 709,400 shares are validly issued, outstanding and fully-paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of Drovers Bank Common Stock are owned beneficially and of record by DBC. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Drovers Bank Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of Drovers Bank Common Stock. All outstanding shares of the capital stock of the other DBC Subsidiaries are owned beneficially and of record by DBC or Drovers Bank, as appropriate, except that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities and the purchasers thereof own the capital securities issued by said Trust.. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of such subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of such subsidiaries. The Common Stock of Drovers Bank the other DBC Subsidiaries is sometimes collectively referred to herein as the "DBC Subsidiaries Common Stock".

     Section 3.5.   Charter, Bylaws and Minute Books.  The copies of the
     -----------    --------------------------------
Certificate of Incorporation and Bylaws (or, with respect to Drovers Capital Trust I, its Amended and Restated Declaration of Trust) of DBC and the DBC Subsidiaries that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of DBC and the DBC Subsidiaries that have been made available to FFC for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders of DBC and the DBC Subsidiaries at the meetings documented in such minutes.

     Section 3.6.   Financial Statements.  DBC has delivered to FFC the
     -----------    --------------------
following financial statements: Statements of Condition at December 31, 1999 and 1998 and Statements of Income, Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows of Drovers Bank for the years ended December 31, 1997, 1998 and 1999, certified by Stambaugh Ness, P.C., and set forth in the 1999 Annual Report to Drovers Bank's shareholders and Consolidated Statements of Condition of DBC at September 30, 2000 and December 31, 1999 and Consolidated Statements of Income for the three and nine-month periods ended September 30, 2000 and 1999, and Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2000 and 1999, as filed with the Securities and Exchange Commission (the "SEC") in a Quarterly Report on Form 10-Q (the aforementioned Consolidated Statement of Condition as of September 30, 2000 being hereinafter referred to as the "DBC Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of DBC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and except for the omission of the notes from the financial statements applicable to any interim period.

     Section 3.7.   Absence of Undisclosed Liabilities.  Except as disclosed in
     -----------    ----------------------------------
Schedule 3.7, or as reflected, noted or adequately reserved against in the DBC
------------
Balance Sheet, at September 30, 2000, DBC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the DBC Balance Sheet under generally accepted accounting principles. Except as disclosed in Schedule 3.7, DBC and the DBC
                                               ------------
Subsidiaries have not incurred, since September 30, 2000, any such liability, other than liabilities of the same nature as those set forth in the DBC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with DBC's and the DBC Subsidiaries' customary business practices.

     Section 3.8.   Absence of Changes.  Since September 30, 2000, DBC and the
     -----------    ------------------
DBC Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither DBC nor the DBC
                                     ------------
Subsidiaries have undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to DBC and the DBC Subsidiaries on a consolidated basis.

     Section 3.9.   Dividends, Distributions and Stock Purchases.  Except as
     -----------    --------------------------------------------
disclosed in Schedule 3.9, since September 30, 2000, DBC has not declared, set
             ------------
aside, made or paid any dividend or other distribution in respect of the DBC Common Stock, or purchased, issued or sold any shares of DBC Common Stock or the DBC Subsidiaries Common Stock.

     Section 3.10.  Taxes.  DBC and Drovers Bank have filed all federal, state,
     ------------   -----
county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of September 30, 2000. Except as disclosed in Schedule 3.10: (i) DBC and Drovers Bank have paid all taxes,
                -------------
penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither DBC nor the DBC Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of DBC or Drovers Bank for any year through and including the year ended December 31, 1999. Except as disclosed in Schedule
                                                                   --------
3.10, neither DBC nor the DBC Subsidiaries have granted any waiver of any
----
statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the accruals and reserves reflected in the
                       -------------
DBC Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of DBC's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section 3.11.  Title to and Condition of Assets.  Except as disclosed in
     ------------   --------------------------------
Schedule 3.11, DBC and the DBC Subsidiaries have good and marketable title to
-------------
all material consolidated real and personal properties and assets reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however,
                                                           --------  -------
that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the DBC Balance Sheet or in
Schedule 3.11; (ii) represent liens of current taxes not yet due or which, if
-------------
due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. DBC and the DBC Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

     Section 3.12.  Contracts.  (a) Each written or oral contract entered into
     ------------   ---------
by DBC or the DBC Subsidiaries (other than contracts with customers reasonably entered into by DBC or the DBC Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as
                                                 -------------
disclosed in Schedule 3.12, all Material Contracts are enforceable against DBC
             -------------
or the DBC Subsidiaries, as the case may be, and DBC or the DBC Subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and DBC is not aware of any default by a third party under a Material Contract. Schedule 3.12
                                                                  -------------
identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

               (b)  Except for the Warrant Agreement and as set forth in
Schedule 3.12, as of the date of this Agreement, neither DBC nor the DBC
-------------
Subsidiaries is a party to, or bound by, any oral or written:

                    (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                    (ii) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

                    (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                    (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $25,000;

                    (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                    (vii) agreement, contract or understanding, other than this Agreement, and the Warrant Agreement, regarding the capital stock of DBC and/or Drovers Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of DBC and/or Drovers Bank; or

                    (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

               (c) Neither DBC nor Drovers Bank is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or Material Contract to which it is a party or to which any of its respective properties or assets is subject.

     Section 3.13.  Litigation and Governmental Directives.  Except as disclosed
     ------------   --------------------------------------
in Schedule 3.13, (i) there is no litigation, investigation or proceeding
   -------------
pending, or to the Knowledge (as that term is defined below) of DBC or the DBC Subsidiaries, threatened, that involves DBC or the DBC Subsidiaries or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of DBC or the DBC Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or that in any manner restrict the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither DBC nor the DBC Subsidiaries are aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either DBC or the DBC Subsidiaries, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or would restrict in any manner the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which DBC or the DBC Subsidiaries have filed proofs of claim) in which DBC or the DBC Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $50,000 is identified in Schedule 3.13. In this Agreement, the terms "Knowledge of DBC or
              -------------
Drovers Bank" and "Knowledge of DBC and the DBC Subsidiaries" shall mean the actual knowledge of the officers of DBC or any member of the Board of Directors of DBC.

     Section 3.14.  Compliance with Laws; Governmental Authorizations.  Except
     ------------   -------------------------------------------------
as disclosed in Schedule 3.14 or where noncompliance would not have a material
                -------------
and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC
Subsidiaries: (i) DBC and the DBC Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to DBC or the DBC Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of DBC or the DBC Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 3.15.  Insurance.  All policies of insurance relating to DBC's and
     ------------   ---------
DBC Subsidiaries' operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of DBC or the DBC Subsidiaries are listed in Schedule 3.15. All such policies of
                                      -------------
insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 3.16.  Financial Institutions Bonds.  Since January 1, 1994,
     ------------   ----------------------------
Drovers Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring Drovers Bank
                                       -------------
against acts of dishonesty by each of its employees. No claim has been made under any such bond and Drovers Bank is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Drovers Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

     Section 3.17.  Labor Relations and Employment Agreements.  Neither DBC nor
     ------------   -----------------------------------------
any of the DBC Subsidiaries are a party to or bound by any collective bargaining agreement. DBC and the DBC Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of DBC or Drovers Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of DBC or the DBC Subsidiaries. Except as disclosed in Schedule 3.17,
                                                                  -------------
neither DBC nor the DBC Subsidiaries have any employment contract, change of control, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including the Employment Agreement between A. Richard Pugh, Chairman, President and Chief Executive Officer of DBC, and Fulton Bank in the form of Exhibit C hereto which is being executed on the date hereof
                    ---------
and which shall become effective at the Effective Time, an "Employment Obligation") with any director, officer, employee, agent or consultant. Except as disclosed in Schedule 3.17, as of the Effective Time (as defined in Section
                -------------
9.2 herein), neither DBC nor the DBC Subsidiary will have any liability for employee termination rights arising out of any Employment Obligation.

     Section 3.18.  Employee Benefit Plans.  All employee benefit plans,
     ------------   ----------------------
contracts or arrangements to which DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the "DBC Benefit Plans"), but not including the Employment Obligations described in
Section 3.17, are identified in Schedule 3.18.  Each of the DBC Benefit Plans
                                -------------
which is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; each such Plan being herein called a "DBC Pension Plan") is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA. No "prohibited transaction" (as such term is defined in Section 4975 of the Code or in ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the DBC Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the DBC Pension Plans or any other DBC Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or, to the Knowledge of DBC, threatened with respect to any DBC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither DBC nor the DBC Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the DBC Pension Plans or any other DBC Benefit Plan. There has not been any audit of any DBC Benefit Plan by the Department of Labor or the IRS.

     Section 3.19.  Related Party Transactions.  Except as disclosed in Schedule
     ------------   --------------------------                          --------
3.19, neither DBC nor any of the DBC Subsidiaries have any contract, extension
----
of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1999) of DBC or any of the DBC Subsidiaries; (ii) any shareholder owning five percent (5%) or more of the outstanding DBC Common Stock; and (iii) any "associate" (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in
Schedule 3.19, except as otherwise specifically described therein, has been made
-------------
in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

     Section 3.20.  No Finder.  Except as disclosed in Schedule 3.20, neither
     ------------   ---------                          -------------
DBC nor any of the DBC Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

     Section 3.21.  Complete and Accurate Disclosure.  Neither this Agreement
     ------------   --------------------------------
(insofar as it relates to DBC, the DBC Subsidiaries, the DBC Common Stock, the DBC Subsidiaries' Common Stock, and the involvement of DBC and the DBC Subsidiaries in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by DBC or the DBC Subsidiaries to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

     Section 3.22.  Environmental Matters.  Except as disclosed in Schedule
     ------------   ---------------------                          --------
3.22, or as reflected, noted or adequately reserved against in the DBC Balance
----
Sheet, to the knowledge of DBC, neither DBC nor any of the DBC Subsidiaries have any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries and which is required to be reflected, noted or adequately reserved against in DBC's consolidated financial statements under generally accepted accounting principles. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither DBC nor any of
                                           -------------
the DBC Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries.

     Section 3.23.  Proxy Statement/Prospectus.  At the time the Proxy
     ------------   --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to DBC, the DBC Subsidiaries, DBC Common Stock, the DBC Subsidiaries Common Stock and all actions taken and statements made by DBC and the DBC Subsidiaries in connection with the transactions contemplated herein (except for information provided by FFC to DBC or the DBC Subsidiaries) will:
(i) comply in all material respects with applicable provisions of the 1933 Act, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.24.  SEC Filings.  No registration statement, offering circular,
     ------------   -----------
proxy statement, schedule or report filed and not withdrawn by DBC or Drovers Bank with the SEC or the Federal Deposit Insurance Corporation (the "FDIC"), as applicable, under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.25.  Reports.  DBC and Drovers Bank have filed all material
     ------------   -------
reports, registrations and statements that are required to be filed with the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Pennsylvania Department of Banking (the "Department") and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on DBC and the DBC Subsidiaries on a consolidated basis. DBC has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 through the date of this Agreement. DBC is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and DBC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The DBC Common Stock is traded on NASDAQ under the symbol "DROV."

     Section 3.26.  Loan Portfolio of Drovers Bank.
     ------------   ------------------------------

               (a)  Attached hereto as Schedule 3.26 is a list of (i) all
                                       -------------
outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of Drovers Bank in excess of $3,000,000, (ii) all loans of Drovers Bank classified by Drovers Bank or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (iii) all commercial and mortgage loans of Drovers Bank classified as "non-accrual," and (iv) all commercial loans of Drovers Bank classified as "in substance foreclosed."

               (b) Drovers Bank has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and Drovers Bank's reserve for loan losses is adequate in all material respects.

     Section 3.27.  Investment Portfolio.  Attached hereto as Schedule 3.27 is a
     ------------   --------------------                      -------------
list of all securities held by DBC and the DBC Subsidiaries for investment, showing the holder, principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of September 30, 2000. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.
                                     -------------

     Section 3.28.  Regulatory Examinations.
     ------------   -----------------------

               (a) Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business, no regulatory agency has initiated any proceeding or investigation into the business or operations of DBC or any of the DBC Subsidiaries. Neither DBC nor any of the DBC Subsidiaries have received any objection from any regulatory agency to DBC's or any of the DBC Subsidiaries' response to any violation, criticism or exception with respect to any report or statement relating to any examinations of DBC and any of the DBC Subsidiaries which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

               (b) Neither DBC nor any of the DBC Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

     Section 3.29.  Beneficial Ownership of FFC Common Stock.  DBC and the DBC
     ------------   ----------------------------------------
Subsidiaries do not, and prior to the Effective Time, DBC and the DBC Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13-d-3(d)(1)) more than five percent (5%) of the outstanding shares of FFC Common Stock.

     Section 3.30.  Fairness Opinion.  DBC's Board of Directors has received a
     ------------   ----------------
written opinion from Sandler O'Neill & Partners, L.P., a copy of which has been furnished to FFC to be confirmed in writing prior to the publication of the Proxy Statement/Prospectus (a copy of such confirming written opinion being provided simultaneously to FFC at the time of receipt), to the effect that the Conversion Ratio, at the time of execution of this Agreement, is fair to DBC's shareholders from a financial point of view.

               ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF FFC

     FFC represents and warrants to DBC, as of the date of this Agreement and as of the date of the Closing, as follows:

     Section 4.1.   Authority.  The execution and delivery of this Agreement and
     -----------    ---------
the consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by DBC, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

     Section 4.2.   Organization and Standing.  FFC is a business corporation
     -----------    -------------------------
that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered financial holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 4.3.   Capitalization.  The authorized capital of FFC consists
     -----------    --------------
exclusively of 400,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). As of December 23, 2000, there were 71,924,771 shares of FFC Common Stock validly issued, outstanding, fully paid and non-assessable and 899,668 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of December 23, 2000, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows:
(i) 1,778,808 shares of FFC Common Stock were issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there were outstanding 71,924,771 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Shareholder Rights Agreement, dated June 20, 1989, as amended and restated as of April 27, 1999 ("the FFC Shareholder Rights Agreement"), entered into between FFC and Fulton Bank and
(iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans. All shares of FFC Common Stock that are issued in the Merger shall include purchase Rights under the FFC Shareholder Rights Agreement unless, prior to the Effective Date, all Rights issued under said Agreement shall have been redeemed by FFC without a Distribution Date having occurred under such Agreement.

     Section 4.4.   Articles of Incorporation and Bylaws.  The copies of the
     -----------    ------------------------------------
Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to DBC are true, correct and complete.

     Section 4.5.   Subsidiaries.  Schedule 4.5 contains a list of all
     -----------    ------------   ------------
subsidiaries ("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all
                       ------------
of the outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

     Section 4.6.   Financial Statements.  FFC has delivered to DBC the
     -----------    --------------------
following financial statements: Consolidated Balance Sheets at December 31, 1999 and 1998 and Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1999 and Consolidated Balance Sheets as of September 30, 2000, Consolidated Statements of Income for the three-month and nine-month periods ended September 30, 2000, and Consolidated Statements of Cash Flows for the nine-months ended September 30, 2000 and 1999, as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of September 30, 2000 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

     Section 4.7.   Absence of Undisclosed Liabilities.  Except as disclosed in
     -----------    ----------------------------------
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
------------
Balance Sheet, at September 30, 2000 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the FFC Balance Sheet under generally accepted accounting principles. Except as described in Schedule 4.7, since September 30,
                                               ------------
2000 FFC has not incurred any such liability other than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

     Section 4.8.   Absence of Changes; Dividends, Etc..  Since September 30,
     -----------    -----------------------------------
2000 (a) there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC and the FFC Subsidiaries on a consolidated basis and (b) except as disclosed in Schedule 4.8, FFC has not declared, set aside, made or paid any
                ------------
dividend or other distribution in respect of the FFC Common Stock, or purchased, issued or sold any shares of FFC Common Stock or the FFC Subsidiaries Common Stock.

     Section 4.9.   Litigation and Governmental Directives.  Except as disclosed
     -----------    --------------------------------------
in Schedule 4.9:  (i) there is no litigation, investigation or proceeding
   ------------
pending, or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

     Section 4.10.  Compliance with Laws; Governmental Authorizations.  Except
     ------------   -------------------------------------------------
as disclosed in Schedule 4.10 or where noncompliance would not have a material
                -------------
and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 4.11.  Complete and Accurate Disclosure.  Neither this Agreement
     ------------   --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to DBC in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to DBC in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 4.12.  Labor Relations.  Neither FFC nor any of its Subsidiaries is
     ------------   ---------------
a party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of FFC.

     Section 4.13.  Employee Benefits Plans.  FFC's contributory profit-sharing
     ------------   -----------------------
plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC"). No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other employee benefit plan to which FFC or any of its subsidiaries are a party or by which FFC or any of its subsidiaries are bound (each hereinafter called an "FFC Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan, and no claim is pending or threatened with respect to any FCC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither FCC or any of its subsidiaries have incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan. There has not been any audit of any FCC Benefit Plan by the Department of Labor, the IRS or the PBGC since 1990.

     Section 4.14.  Environmental Matters.  Except as disclosed in Schedule 4.14
     ------------   ---------------------                          -------------
or as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

     Section 4.15.  SEC Filings.  No registration statement, offering circular,
     ------------   -----------
proxy statement, schedule or report filed and not withdrawn by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.16.  Proxy Statement/Prospectus.  At the time the Proxy
     ------------   --------------------------
Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by DBC or Drovers Bank to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 4.17.  Regulatory Approvals.  FFC is not aware of any reason why
     ------------   --------------------
any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to FFC's ability to carry on its business.

     Section 4.18.  No Finder.  FFC has not paid or become obligated to pay any
     ------------   ---------
fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.

     Section 4.19.  Taxes.  FFC has filed, or has received extension for filing,
     ------------   -----
all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of September 30, 1999. Except as disclosed in Schedule 4.19, (i) FFC has paid all taxes, penalties and
                       -------------
interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, and (ii) FFC has not received any notice of deficiency or assessment of additional taxes. Except as disclosed in
Schedule 4.19, the accruals and reserves reflected in the FFC Balance Sheet are
-------------
adequate to cover all material taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of FFC's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section 4.20.  Title to and Condition of Assets.  FFC has good and
     ------------   --------------------------------
marketable title to all material consolidated real and personal properties and assets reflected in the FFC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the
                                              --------  -------
representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the FFC Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto.

     Section 4.21.  Contracts.  All FFC Material Contracts are enforceable
     ------------   ---------
against FFC, and FFC has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect. "FFC Material Contracts" shall be defined as each written or oral contract entered into by FFC (other than contracts with customers reasonably entered into by FFC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either FFC or FFC Subsidiaries are a party or by which FFC or any of the FFC Subsidiaries or any of their properties may be bound.

     Section 4.22.  Insurance.  All policies of insurance covering operations of
     ------------   ---------
FFC which are, in the aggregate, material (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of FFC are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 4.23.  Reports.  FFC has filed all material reports, registrations
     ------------   -------
and statements that are required to be filed with the FRB, the FDIC, the Department, and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 4.23 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on FFC and the FFC Subsidiaries on a consolidated basis. FFC has furnished DBC with, or made available to DBC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 to the date of this Agreement. FFC is required to file reports with the SEC pursuant to
Section 12 of the 1934 Act, and FFC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The FFC Common Stock is traded on NASDAQ under the symbol "FULT."

                         ARTICLE V.  COVENANTS OF DBC

     From the date of this Agreement until the Effective Time, DBC covenants and agrees to do, and shall cause the DBC Subsidiaries to do, the following:

     Section 5.1.   Conduct of Business.  Except as otherwise consented to by
     -----------    -------------------
FFC in writing which consent will not be unreasonably withheld or delayed, DBC and the DBC Subsidiaries shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with DBC or any of the DBC Subsidiaries; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to DBC or any of the DBC Subsidiaries; (v) keep in full force and effect all insurance policies now carried by DBC or any of the DBC Subsidiaries; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in
Section 3.12 herein) to which DBC or any of the DBC Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to DBC or any of the DBC Subsidiaries and to the conduct of their businesses; (ix) not amend DBC's or any of the DBC Subsidiaries' Articles of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets which do not exceed, in any case, $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date; (xiii) except as permitted in Section
5.10 herein, not declare, set aside or pay any dividend or make any other distribution in respect of DBC Common Stock; (xiv) not authorize, purchase (other than open market purchases to obtain DBC Common Stock or issuance of shares for distribution pursuant to DBC's dividend reinvestment plan or employee stock purchase plan prior to January 5, 2001 and issuance of stock options to acquire shares of DBC Common Stock to certain of DBC's directors in the first quarter of 2001 in consideration for deferred directors fees, pursuant to the provisions of the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan), redeem, issue (except upon the exercise of outstanding options under the DBC Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of DBC Common Stock or any other equity or debt securities of DBC (other than the distribution, under DBC's dividend reinvestment plan, of shares acquired in open market purchases, or the Warrant or the DBC Common Stock issuable under the Warrant); (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any DBC Benefit Plan, except as required by law (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in
Section 3.17 herein) with any officer, director, employee or consultant of DBC or any of the DBC Subsidiaries, except that DBC and the DBC Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice, and are consistent, in magnitude and otherwise, with the past practices of DBC and the DBC Subsidiaries; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on
Schedule 3.19); (xvii) in determining the additions to loan loss reserves and
-------------
the loan write-offs, writedowns and other adjustments that reasonably should be made by Drovers Bank during the fiscal year ending December 31, 2000, DBC and the DBC Subsidiaries shall consult with FFC and shall act in accordance with generally accepted accounting principles and DBC's and the DBC Subsidiaries' customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on DBC and the DBC Subsidiaries except in the Ordinary Course of Business consistent with past practice; (xx) except as permitted by (xi) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) except as permitted by (xi) above, not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; or (xxiii) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Code.

     Section 5.2.   Best Efforts.  DBC and the DBC Subsidiaries shall cooperate
     -----------    ------------
with FFC and shall use their best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, DBC and the DBC Subsidiaries shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); and (ii) cooperate with FFC in making DBC's and the DBC Subsidiaries' employees reasonably available for training by FFC at DBC's and the DBC Subsidiaries' facilities prior to the Effective Time, to the extent that such training is deemed reasonably necessary by FFC to ensure that DBC's and the DBC Subsidiaries' facilities will be properly operated in accordance with FFC's policies after the Merger.

     Section 5.3.   Access to Properties and Records.  DBC and the DBC
     -----------    --------------------------------
Subsidiaries shall give to FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of DBC and the DBC Subsidiaries as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning DBC and the DBC Subsidiaries obtained by reason of such access and subject to applicable law.

     Section 5.4.   Subsequent Financial Statements.  Between the date of
     -----------    -------------------------------
signing of this Agreement and the Effective Time, DBC and the DBC Subsidiaries shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to shareholders and all reports to regulatory authorities prepared by or for either DBC or any of the DBC Subsidiaries (including, without limitation, delivery of DBC's audited annual financial statements for 2000 as soon as they are available) (which additional financial statements and reports are hereinafter collectively referred to as the "Additional DBC Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional DBC Financial Statements.

     Section 5.5.   Update Schedules.  DBC or any of the DBC Subsidiaries shall
     -----------    ----------------
promptly disclose to FFC in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.

     Section 5.6.   Notice.  DBC or any of the DBC Subsidiaries shall promptly
     -----------    ------
notify FFC in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of DBC or any of the DBC Subsidiaries or restrict in any manner their ability to carry on their respective businesses as presently conducted.

     Section 5.7.   No Solicitation.
     -----------    ---------------

               (a) DBC and the DBC Subsidiaries shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor or attorney to initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, provided, however, that if, at any time the Board of Directors of DBC determines in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, DBC, in response to a written Acquisition Proposal that
(i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) is reasonably likely to lead to a Superior Proposal, may (x) furnish non-public information with respect to DBC or the DBC Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of DBC or any of the DBC Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of DBC or any of the DBC Subsidiaries, whether or not acting on behalf of DBC or any of its subsidiaries, shall be deemed to be a breach of this Section by DBC.

               (b) DBC shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and shall take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its shareholders at the meeting, including recommending the approval of this Agreement by DBC's shareholders; provided, however, that DBC's Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, based on the advice of outside counsel, would be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

               (c) The Board of Directors of DBC shall not (1) fail to recommend this Agreement, withdraw or modify, or propose to withdraw or modify, in a manner adverse to FFC, its approval or recommendation of this Agreement or the Merger unless there is an Acquisition Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or (3) cause DBC to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless (x) the Board of Directors of DBC shall have determined in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (y) the applicable Acquisition Proposal is a Superior Proposal.

               (d) Nothing contained in this Section shall prohibit DBC from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that neither DBC nor its Board of Directors shall, except as permitted by paragraph (b) of this section, propose to approve or recommend, an Acquisition Proposal.

               (e) DBC shall promptly (but in any event within one day) advise FFC orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. DBC will, to the extent reasonably practicable, keep FFC fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

               (f) (i) In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) in compliance with the standards in (x) and (y) therein, such action shall allow termination of this Agreement by FFC under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination under Section 8.1(a) herein and shall allow exercise of the Warrant. In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) without compliance with the standards in (x) and (y) therein, such action shall constitute a breach allowing termination of this Agreement by FFC under
Section 8.1(c)(iii) herein which shall be treated in the same manner as termination by FFC under Section 8.1(b)(i) herein and shall allow exercise of the Warrant.

                    (ii) This Agreement may be terminated by DBC prior to the shareholders meeting of DBC if (A) the Board of Directors of DBC shall have determined in good faith based on the advice of outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to DBC's shareholders under applicable law, (B) it is not in breach of its obligations under this Section 5.7 in any material respect and has complied with, and continues to comply with, all requirements and procedures of this
Section 5.7 in all material respects and has authorized, subject to complying with the terms of this Agreement, DBC to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and DBC notifies FFC in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice; (C) FFC does not make, within five (5) business days after receipt of DBC's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of DBC as the Superior Proposal and during such period DBC reasonably considers and discusses in good faith all proposals submitted by FFC and, without limiting the foregoing, meets with, and causes its financial and legal advisors to meet with, FFC and its advisors from time to time as required by FFC to consider and discuss in good faith FFC's proposals, and (D) prior to DBC's termination pursuant to this Section 5.7(f)(ii), DBC confirms in writing that such termination allows exercise of the Warrant. DBC agrees (x) that it will not enter into a binding agreement referred to in clause (B) above until at least the five (5) business days after FFC has received the notice to FFC required by clause (B) and (y) to notify FFC promptly if its intention to enter into a binding agreement referred to in its notice to FFC shall change at any time after giving such notice.

               (g)  For the purpose of this Section 5.7:

                    (i) "Acquisition Proposal" shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of DBC or any of the DBC Subsidiaries, or a merger, consolidation or other business combination involving an acquisition of DBC or any of the DBC Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of DBC or any of the DBC Subsidiaries.

                    (ii) A "Superior Proposal" shall be an Acquisition Proposal that the Board of Directors of DBC believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor and after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of DBC and the DBC Subsidiaries as a combined company), would, if consummated, result in a transaction more favorable to the shareholders of DBC from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal.

     Section 5.8.   Affiliate Letters.  DBC shall use its best efforts to
     -----------    -----------------
deliver or cause to be delivered to FFC, at or before the Closing, a letter from each of the officers and directors of DBC (and shall use its best efforts to obtain and deliver such a letter from each shareholder of DBC) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of DBC, in form and substance satisfactory to FFC, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

     Section 5.9.   No Purchases or Sales of FFC Common Stock During Price
     -----------    ------------------------------------------------------
Determination Period. DBC and the DBC Subsidiaries shall not, and shall use
--------------------
their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each shareholder of DBC who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of DBC does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

     Section 5.10.  Dividends.  DBC shall not declare or pay a cash dividend on
     ------------   ---------
the DBC Common Stock; provided, however, that DBC may declare and pay a dividend on the DBC Common Stock on each of (i) March 30, 2001 in the amount of $.13 per share, (ii) June 29, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 2001; (iii) September 28, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 2001 (it being the intent of FFC and DBC that DBC be permitted to pay a dividend on the DBC Common Stock on the dates indicated in subsections (ii), (iii) and (iv) above only if the shareholders of DBC, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

     Section 5.11.  Accounting Treatment.  DBC acknowledges that FFC intends to
     ------------   --------------------
treat the Merger as a "pooling-of-interest" for financial reporting purposes. DBC shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of DBC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

                         ARTICLE VI.  COVENANTS OF FFC

     From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

     Section 6.1.   Best Efforts.  FFC shall cooperate with DBC and the DBC
     -----------    ------------
Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

          (a)       Applications for Regulatory Approval: FFC shall promptly
                    ------------------------------------
prepare and file, with the cooperation and assistance of (and after review by) DBC and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act, the Pennsylvania Banking Code of 1965, as amended and the Federal Deposit Insurance Act, as amended.

          (b)       Registration Statement: FFC shall promptly prepare, with the
                    ----------------------
cooperation and assistance of (and after review by) DBC and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of DBC under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC's Common Stock to be issued to the shareholders of DBC, and the soliciting of the proxies of DBC's shareholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by DBC and Drovers Bank in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by DBC or the DBC Subsidiaries or by any of their officers, agents or representatives.

          (c)       State Securities Laws: FFC, with the cooperation and
                    ---------------------
assistance of DBC and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

          (d)       Stock Listing: FFC, with the cooperation and assistance of
                    -------------
DBC and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ.

          (e)       Adopt Amendments:  FFC shall not adopt any amendments to its
                    ----------------
charter or bylaws or other organizational documents that would alter the terms of FFC's Common Stock or could reasonably be expected to have a material adverse effect on the ability of FFC to perform its obligations under this Agreement.

          (f)       Tax Treatment. FFC shall take no action which would have the
                    -------------
effect of causing the Merger not to qualify as a tax-free reorganization under
Section 368 of the Code.

     Section 6.2.   Access to Properties and Records.  FFC shall give to DBC and
     -----------    --------------------------------
to its authorized employees and representatives (including without limitation DBC's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as DBC may reasonably request, subject to the obligation of DBC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

     Section 6.3.   Subsequent Financial Statements. Between the date of signing
     -----------    -------------------------------
of this Agreement and the Effective Time, FFC shall promptly prepare and deliver to DBC as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

     Section 6.4.   Update Schedules.  FFC shall promptly disclose to DBC in
     -----------    ----------------
writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.

     Section 6.5.   Notice.  FFC shall promptly notify DBC in writing of any
     -----------    ------
actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to DBC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

     Section 6.6.   Employment Arrangements.
     -----------    -----------------------

               (a) From and after the Effective Time, (i) FFC, Fulton Bank, Advisors or another subsidiary of FFC (the "FFC Employers") shall: (A) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein),
(B) use its best efforts to retain each present full-time employee of DBC and the DBC Subsidiaries at such employee's current position (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the FFC Employers at a salary commensurate with the position), (C) pay compensation to each person who was employed as of the Effective Time and who continues to be employed by the FFC Employers on and after the Effective Time, that is at least equal to the aggregate compensation that such person was receiving from DBC or the DBC Subsidiaries prior to the Effective Time (unless there is a material change in the duties and responsibilities of such employee),
(ii) in the event that the FFC Employers shall continue to employ officers or employees of DBC and the DBC Subsidiaries as of the Effective Time, the FFC Employers shall employ such persons on the Effective Time as "at will" employees, and (iii) in the event the FFC Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties and provided that a requirement to regularly perform duties at a location which is more than 25 miles from both an employee's principal place of employment with DBC and Drovers Bank and his residence as of the date of this Agreement may be treated as a termination of employment of such employee) of any officers or employees of DBC or the DBC Subsidiaries as of the Effective Time, the FFC Employers shall pay severance benefits to such employee (other than employees who receive payments under an Employment Obligation) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, two week's salary plus one week's salary for each year of service with DBC or the DBC Subsidiaries, with a maximum of fifty-two week's salary; or (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of the Bank or its successor.

               (b) On and after the Effective Time, (i) the FFC Employers shall continue to maintain the Drovers and Mechanics Bank Salary Deferral Plan and the Drovers and Mechanics Bank Pension Plan (the "DBC Retirement Plans") for all employees of DBC and the DBC Subsidiaries who are participants in the DBC Retirement Plans as of the Effective Time and who become employees of the FFC Employers, provided however, FFC Employers shall be obligated to continue the Drovers Retirement Plans for those former DBC and DBC Subsidiaries' employee participants until the earlier of: (A) the date that the Drovers Retirement Plans can no longer satisfy applicable qualified retirement plan discrimination testing under the Code (taking into consideration all methods available for satisfying discrimination testing applicable to qualified retirement plans under the Code), or (B) the last day of the plan year of the Drovers Retirement Plans in which it is determined that the minimum required cash contribution, as determined under the Code for the Drovers and Mechanics Bank pension plan and the matching contribution under the Drovers and Mechanics Bank Salary Deferral Plan (based on the formula as of the Effective Time), exceed 10% of the participant covered payroll; thereafter DBC and DBC Subsidiaries' employees shall participate under the retirement plans provided by the FFC Employers for FFC employees; and (ii) with respect to non-retirement plan employee benefits, the FFC Employers shall provide employee benefits for all employees of DBC and the DBC Subsidiaries who become employees of the FFC Employers which are substantially equivalent to or better than, in the aggregate, the non-retirement plan employee benefits provided by DBC and the DBC Subsidiaries to the employees immediately prior to the Effective Time. DBC and the DBC Subsidiaries' employees who became employed by the FFC Employers shall receive service credit for vesting and eligibility purposes under the employee benefit plans of FFC for their service with DBC and the DBC Subsidiaries up through the Effective Time, provided, however, with respect to vesting and eligibility service credit under the FFC retirement plans, vesting and eligibility credit shall only be required at the point in time it is determined that the DBC and DBC Subsidiaries' employees are to participate in the FFC retirement plans.

     Section 6.7.   No Purchase or Sales of FFC Common Stock During Price
     -----------    -----------------------------------------------------
Determination Period. Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's Dividend Reinvestment Plan.

     Section 6.8    Drovers Division and Drovers Regional Directors.
     -----------    -----------------------------------------------

               (a) For a period of at least three (3) years after the Effective Date, FFC shall (subject to the right of FFC and the Drovers Regional Directors to terminate such obligations under this Section 6.8(a) pursuant to subsections
(c) and (d) below) (i) operate the former business of Drovers Bank as the York Division of Fulton Bank (subject to the Trust Business Transfer and such consolidations and/or closures of branch offices of Fulton Bank and Drovers Bank as deemed desirable by FFC) (the "Drovers Division") under the name "Drovers Bank, a division of Fulton Bank" or similar designation authorized by the Department (and to which the FDIC has no objection); and (ii) appoint the present directors of Drovers Bank who indicate their desire to serve (the "Drovers Regional Directors") on the board of the Drovers Division (the "Regional Board"), provided, that, after such three-year period, each Regional Director shall be subject to FFC's mandatory retirement rules for directors.

               (b) For a period of three (3) years after the Effective Date (subject to the right of FFC and to Drovers Regional Directors to terminate such obligations under this Section 6.8(b) under subsections (c) and (d) below), each non-employee Drovers Regional Director and each director of FFC or Fulton Bank shall continue to receive aggregate director's fees from FFC or Fulton Bank in an amount not less than the fees he or she was receiving from DBC and the DBC Subsidiaries prior to the Effective Date (the current fees being set forth on
Schedule 6.8 and to remain
------------
unchanged through the Effective Date) or, if higher, the fees paid by FFC or Fulton Bank, as applicable, to its directors, provided that, in the event an individual ceases to act as a director of the Regional Board, FFC or Fulton Bank, the foregoing obligation to maintain existing fees and benefits shall not apply to successors in such positions.

               (c) FFC shall have the right to terminate its obligations under subsections (a) and (b) of this Section 6.8 as a result of (i) regulatory requirements, (ii) safe and sound banking practices, or (iii) the exercise of their fiduciary duties by FFC's directors..

               (d) Notwithstanding anything herein to the contrary, the Drovers Regional Directors, in their exercise of their fiduciary duty as to the best interests of Fulton Bank and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsections (a) and
(b) of this Section 6.8.

     Section 6.9    Insurance; Indemnification..
                    --------------------------

               (a) For three years after the Effective Date, FFC shall (and Drovers Bank shall cooperate in these efforts) obtain and maintain (a) "tail" coverage relating to DBC's existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and carry such premium as may be reasonably acceptable to FFC (not to exceed 150% of the current premium for DBC's existing directors and officers liability insurance policy) and that FFC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (other than relating to this Agreement and the transactions contemplated hereby) and covering persons who are covered by such insurance immediately prior to the Effective Date and (b) provide the Drovers Bank Continuing Directors with coverage under a directors and officers liability policy or policies similar to the coverage provided to directors of other subsidiaries of FFC.

               (b) From and after the Effective Date, FFC shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee or director of DBC or a DBC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FFC, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of DBC or a DBC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as to the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of DBC or a DBC Subsidiary as in effect as of the date hereof (and FFC shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law and FFC's Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any claim, shall notify FFC (but the failure to so notify FFC shall not relieve FFC from any liability which FFC may have under this section except to the extent FFC is materially prejudiced thereby). In the defense of any action covered by this Section 6.9(b), FFC shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of FFC and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). FFC shall have an obligation to advance funds to satisfy an obligation of FFC or any successor to FFC under this Section 6.9(b) to the same extent that FFC would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.

     Section 6.10.  Appointment of FFC and Fulton Bank Directors.  FFC shall, on
     ------------   --------------------------------------------
or promptly after the Effective Date, appoint to (i) FFC's Board of Directors two of DBC's current directors and (ii) Fulton Bank's Board of Directors three other of DBC's current directors (in each case, designated, subject to the reasonable approval of FFC, by vote of DBC's Board of Directors prior to the Effective Date) to serve as directors of FFC or Fulton Bank, as applicable. The two (2) present directors of DBC designated to serve on the FFC Board would be offered at least one full three-year term as a director of FFC. The three other present directors of DBC designated to serve on the Fulton Bank Board would be offered at least three consecutive one-year terms as a director of Fulton Bank. FFC and Fulton Bank have mandatory retirement policies for directors who attain age 70; however, they would "grandfather" all present directors of DBC from the application of such policy for a three year period after the Effective Date unless a director would have otherwise been obligated to retire from the Board of DBC under any policy it currently has in effect.

     Section 6.11.  Combined Financial Statements.  FFC shall use its best
     ------------   -----------------------------
efforts to file with the SEC 30-days of combined financial statements in accordance with Rule 145 within 45 days of the Effective Date or as soon as practical thereafter.

     Section 6.12.  Assumption of DBC Debentures.  FFC agrees that, effective
     ------------   ----------------------------
with the Effective Date and without any further action being required, it shall assume DBC's 9.25% Junior Subordinated Deferrable Interest Debentures due September 30, 2029 and all of DBC's obligations under the related Indenture.

                      ARTICLE VII.  CONDITIONS PRECEDENT

     Section 7.1.   Common Conditions.  The obligations of the parties to
     -----------    -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

               (a)  Shareholder Approval:  This Agreement shall have been duly
                    --------------------
authorized, approved and adopted by the shareholders of DBC.

               (b) Regulatory Approvals: The approval of each federal and state regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger and the Restructuring), including without limitation, the Federal Reserve Board, the Department and the Federal Deposit Insurance Corporation, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would
(i) require or could reasonably be expected to require (A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by DBC or the DBC Subsidiaries of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of DBC or the DBC Subsidiaries, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

               (c)  Stock Listing. The shares of FFC Common Stock to be issued
                    -------------
in the Merger shall have been authorized for listing on NASDAQ.

               (d)  Tax Opinion. Each of FFC and DBC shall have received an
                    -----------
opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLC, reasonably acceptable to FFC and DBC, addressed to FFC and DBC, with respect to federal tax laws or regulations, to the effect that:

                    (1) The Merger will constitute reorganizations within the meaning of Section 368(a)(1)(A) of the Code;

                    (2) No gain or loss will be recognized by FFC or Fulton Bank by reason of the Merger;

                    (3) The bases of the assets of DBC in the hands of FFC will be the same as the bases of such assets in the hands of DBC immediately prior to the Merger;

                    (4) The holding period of the assets of DBC in the hands of FFC will include the period during which such assets were held by DBC prior to the Merger;

                    (5) A holder of DBC Common Stock who receives shares of FFC Common Stock in exchange for his DBC Common Stock pursuant to the reorganization (except with respect to cash received in lieu of fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

               (6) A holder of DBC Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization which FFC then redeemed for cash. The holder of DBC Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

               (7) The tax basis of the FFC Common Stock to be received by the shareholders of DBC pursuant to the terms of this Agreement will include the holding period of the DBC Common Stock surrendered in exchange therefor, provided that such DBC Common Stock is held as a capital interest at the Effective Time.

               (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of DBC will include the period during which they held the shares of DBC Common Stock surrendered, provided the shares of DBC Common Stock are held as a capital asset on the date of the exchange.

          (e)  Registration Statement: The Registration Statement (as defined in
               ----------------------
Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of DBC; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (f)  No Suits:  No action, suit or proceeding shall be pending or
               --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify DBC and
           --------  -------
Drovers Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of DBC to consummate this Agreement.

          (g)  Pooling. FFC and DBC shall have been advised in writing by Arthur
               -------
Andersen, LLP on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

     Section 7.2.   Conditions Precedent to Obligations of FFC.  The obligations
     -----------    ------------------------------------------
of FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

          (a)  Accuracy of Representations and Warranties:  All of the
               ------------------------------------------
representations and warranties of DBC as set forth in this Agreement, all of the information contained in Schedules hereto and all DBC Closing Documents (as defined in Section 7.2(j)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b)  Covenants Performed: DBC shall have performed or complied in all
               -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by it.

          (c)  Opinion of Counsel for DBC: FFC shall have received an opinion,
               --------------------------
dated the Effective Time, from Rhoads & Sinon, LLP, counsel to DBC, in substantially the form of Exhibit C hereto. In rendering any such opinion, such
                          ---------
counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of DBC, FFC, affiliates of the foregoing, and others.

               (d)  Affiliate Agreements: Shareholders of DBC who are or will be
                    --------------------
affiliates of DBC or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) compliance with Rule 145 under the 1933 Act and (ii) the ability of FFC to use pooling-of-interests accounting for the Merger if FFC has elected such treatment pursuant to this Agreement.

               (e)  DBC Options:  As may be required by Section 2.3 herein, all
                    -----------
holders of DBC Options shall have delivered documentation reasonably satisfactory to FFC substituting the FFC Options for the DBC Stock Options.

               (f)  No Material Adverse Change: FFC (together with its
                    --------------------------
accountants, if the advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of DBC and the DBC Subsidiaries on a consolidated basis taken as a whole. In particular, without limiting the generality of the foregoing sentence, the Additional DBC Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of DBC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the DBC Balance Sheet. For purposes of this Section 7.2(f), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of DBC or (ii) the ability of DBC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of DBC taken at the direction or behest of FFC with the prior written consent of FFC, including any action or actions, individually or in the aggregate, taken by DBC or the DBC Subsidiaries, (d) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (e) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of DBC, including reasonable expenses incurred by DBC in consummating the transactions contemplated by the Agreement. At the Closing, DBC shall deliver to FFC a certificate confirming the absence of a material adverse change described herein.

               (g)  Accountants' Letter. Subject to the requirements of
                    -------------------
Statement of Auditing Standards No. 72 of the American Institute of Certified Public Accountants, Arthur Andersen LLP, or such other accounting firm as is acceptable to FFC, shall have furnished to FFC an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to FFC to the effect that:

                    (1) In their opinion, the consolidated financial statements of DBC examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

                    (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of DBC , inspection of the minute books of DBC and the DBC Subsidiaries since December 31, 2000, inquiries of officials of DBC and the DBC Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A)  any unaudited Consolidated Statements of
Condition, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of DBC included in the Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Registration Statement;

                         (B)  as of a specified date not more than five days
prior to the date of delivery of such letter, there have been any changes in the consolidated shareholders' equity of DBC as compared with amounts shown in the balance sheet as of December 31, 2000 included in the Registration Statement, except in each case for such changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

                         (C)  for the period from January 1, 2001 to such
specified date, there were any decreases in the consolidated total or per share amounts of net interest income, consolidated net interest income after provision for loan losses, consolidated other income or consolidated net income of DBC as compared with the comparable period of the preceding year, except in each case for decreases which the Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

          (h) Federal and State Securities and Antitrust Laws: FFC and its counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (i)       Environmental Matters:  No environmental problem of the kind
                    ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of either DBC or Drovers Bank.

          (j)       Closing Documents:  DBC shall have delivered to FFC:  (i) a
                    -----------------
certificate signed by DBC's Chairman and President and Chief Executive Officer and by its Secretary (or other officers reasonably acceptable to FFC) verifying that all of the representations and warranties of DBC set forth in this Agreement are true and correct in all material respects as of the Closing and that DBC has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which DBC or Drovers Bank is a party or by which they or any of their properties are bound; and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "DBC Closing Documents").

          (k)       Dissenting Stockholders.  Dissenters' rights shall have been
                    -----------------------
exercised with respect to less than ten percent (10%) of the outstanding shares of DBC Common Stock.

     Section 7.3.   Conditions Precedent to the Obligations of DBC.  The
     -----------    ----------------------------------------------
obligation of DBC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by DBC in accordance with the provisions of Section 8.4 herein:

          (a)       Accuracy of Representations and Warranties:  All of the
                    ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules hereto and all FFC Closing Documents (as defined in Section 7.3(g) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b)       Covenants Performed: FFC shall have performed or complied in
                    -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

          (c)       Opinion of Counsel for FFC: DBC shall have received an
                    --------------------------
opinion from Barley, Snyder, Senft & Cohen, LLC, counsel to FFC, dated the Effective Time, in substantially the form of Exhibit D hereto. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, DBC, affiliates of the foregoing, and others.

          (d)       FFC Options: FFC Options shall have been substituted for the
                    -----------
DBC Options pursuant to Section 2.3 herein.

          (e)       No Material Adverse Change: DBC (together with its
                    --------------------------
accountants, if the advice of such accountants is deemed necessary or desirable by DBC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements (as defined in Section 6.3) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of FFC or (ii) the ability of FFC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (d) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of FFC, including reasonable expenses incurred by FFC in consummating the transactions contemplated by the Agreement. At the Closing, FFC shall deliver to DBC a certificate confirming the absence of a material adverse change described herein.

          (f)       Fairness Opinion: DBC shall have obtained from Sandler,
                    ----------------
O'Neill & Partners, L.P., or from another independent financial advisor selected by the Board of Directors of DBC, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of DBC stating that the Conversion Ratio contemplated by this Agreement is fair to the shareholders of DBC from a financial point of view.

          (g)       Closing Documents:  FFC shall have delivered to DBC:  (i) a
                    -----------------
certificate signed by FFC's Chairman and Chief Executive Officer (or other officer reasonably acceptable to DBC) verifying that all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as DBC and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

               ARTICLE VIII.  TERMINATION, AMENDMENT AND WAIVER

     Section 8.1.   Termination.  This Agreement may be terminated at any time
     -----------    -----------
before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC) as follows:

          (a)       Mutual Consent:  This Agreement may be terminated by mutual
                    --------------
consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of DBC and FFC, followed by written notices given to the other party.

          (b)       Unilateral Action by FFC:  This Agreement may be terminated
                    ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given promptly to DBC, if: (i) there has been a material breach by DBC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to DBC; (ii) any condition precedent to FFC's obligations as set forth in
Article VII of this Agreement remains unsatisfied, through no fault of FFC, on September 30, 2001; or (iii) FFC's Board of Directors makes an election provided for in Section 5.7(f)(i) herein.

          (c)       Unilateral Action By DBC:  This Agreement may be terminated
                    ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of DBC, followed by written notice given promptly to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by DBC to FFC; (ii) any condition precedent to DBC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of DBC, on September 30, 2001 or (iii) DBC's Board of Directors makes an election provided for in, and subject to the conditions of, Section 5.7(f)(ii) herein.

          (d)       Market Price of FFC Common Stock. (i) DBC shall have the
                    --------------------------------
right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is less than $19.50, i.e. .85 multiplied by the Starting Price (the "Floor Price"). Notwithstanding the foregoing, FFC, through a resolution adopted by its Board of Directors, shall have the option to cause DBC to amend this Agreement (and, upon such amendment, DBC shall not have the right to terminate this Agreement) to increase the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Floor Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $17.20 and the Floor Price is $19.50, FFC would have the option to increase the Conversion Ratio to 1.4058 (1.24 x 19.50/17.20) in lieu of terminating this Agreement.

                    (ii) FFC shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is greater than $26.38, i.e. 1.15 multiplied by the Starting Price (the "Ceiling Price"). Notwithstanding the foregoing, DBC through a resolution adopted by its Board of Directors shall have the option to cause FFC to amend this Agreement (and, upon such amendment, FFC shall not have the right to terminate this Agreement) to decrease the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Ceiling Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $28.67 and the Ceiling Price is $26.38, DBC would have the option to decrease the Conversion Ratio to 1.1410 (1.24 x 26.38/28.67) in lieu of terminating this Agreement.

                    (iii) For purposes of this Section 8.1(d), "Starting Price" shall mean $22.9375, i.e. the last sale price for FFC Common Stock on December 26, 2000 as reported on NASDAQ.

                    (iv) The Starting Price, the Closing Market Price and the other amounts above shall be appropriately adjusted for an event described in Section 2.1(d) herein.

     Section 8.2.   Effect of Termination.
     -----------    ---------------------

          (a)       Effect. In the event of a permitted termination of this
                    ------
Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

          (b)       Limited Liability. Subject to the terms of the Warrant
                    -----------------
Agreement and the Warrant, the termination of this Agreement in accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by DBC, or if this Agreement is terminated by DBC by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party (i.e., FFC or DBC) shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives. In no event shall either party's directors, officers, shareholders, agents or representatives have any personal liability for any misrepresentation or breach in connection with this Agreement.

          (c)       Confidentiality. In the event of a termination of this
                    ---------------
Agreement, neither FFC nor DBC nor Drovers Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

     Section 8.3.   Amendment.  To the extent permitted by law, this Agreement
     -----------    ---------
may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC), but only by a written instrument duly authorized, executed and delivered by FFC and by DBC; provided, however, that, except as set forth in
                             --------  -------
Section 8.1(d) herein any amendment to the provisions of Section 2.1 herein relating to the consideration to be received by the former shareholders of DBC in exchange for their shares of

DBC Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of DBC in accordance with applicable provisions of the BCL.

     Section 8.4.   Waiver.  Any term or condition of this Agreement may be
     -----------    ------
waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC) by a written instrument duly authorized, executed and delivered by such party or parties.

                    ARTICLE IX.  CLOSING AND EFFECTIVE TIME

     Section 9.1.   Closing. Provided that all conditions precedent set forth in
     -----------    -------
Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the DBC Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.2.   Effective Time.  Immediately following the Closing, and
     -----------    --------------
provided that this Agreement has not been terminated or abandoned pursuant to
Article VIII hereof, FFC and DBC will cause Articles of Merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time occurs.

           ARTICLE X.  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 10.1.  No Survival.  The representations and warranties of DBC and
     ------------   -----------
of FFC set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach of such agreements.

                        ARTICLE XI.  GENERAL PROVISIONS

     Section 11.1.  Expenses.  Except as provided in Section 8.2(b) herein, each
     ------------   --------
party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

     Section 11.2.  Other Mergers and Acquisitions.  Subject to the right of DBC
     ------------   ------------------------------
to refuse to consummate this Agreement pursuant to Section 8.1(c)(i) herein by reason of a material breach by FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed:
(i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Time, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Time, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

     Section 11.3.  Notices.  All notices, claims, requests, demands and other
     ------------   -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

                    (a)  If to FFC, to:
                              Rufus A. Fulton, Jr., President and Chief
                              Executive Officer
                              Fulton Financial Corporation
                              One Penn Square
                              P.O. Box 4887
                              Lancaster, Pennsylvania  17604

                         With a copy to:

                              Paul G. Mattaini, Esquire

                              Barley, Snyder, Senft & Cohen, LLC
                              126 East King Street
                              Lancaster, Pennsylvania  17602

                    (b)  If to DBC, to:

                              A. Richard Pugh, Chairman, President and

                              Chief Executive Officer
                              Drovers Bancshares Corporation
                              30 South George Street
                              York, Pennsylvania 17401

                    With a copy to:

                              Charles J. Ferry, Esquire
                              Rhoads & Sinon, LLP
                              One South Market Square, 12/th/ Floor
                              Harrisburg, Pennsylvania 17101

     Section 11.4.  Counterparts.  This Agreement may be executed simultaneously
     ------------   ------------
in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 11.5.  Governing Law.  This Agreement shall be deemed to have been
     ------------   -------------
made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     Section 11.6.  Parties in Interest.  This Agreement shall be binding upon
     ------------   -------------------
and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may
                                   --------  -------
assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.7.  Entire Agreement.  This Agreement, together with the Warrant
     ------------   ----------------
Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                              FULTON FINANCIAL CORPORATION


                              By:     __________________________________________
                                      Rufus A. Fulton, Jr., President and Chief
                                      Executive Officer


                              Attest: __________________________________________
                                      William R. Colmery, Secretary



                              DROVERS BANCSHARES CORPORATION



                              By:     __________________________________________
                                      A. Richard Pugh, Chairman, President and
                                       Chief Executive Officer


                              Attest: __________________________________________
                                      John D. Blecher, Secretary

                                   EXHIBIT B


                               WARRANT AGREEMENT
     THIS WARRANT AGREEMENT is made as of December 27, 2000 by and between FULTON FINANCIAL CORPORATION, a Pennsylvania corporation ("FFC") and DROVERS BANCSHARES CORPORATION, a Pennsylvania corporation ("DBC").

                              W I T N E S S E T H:
     WHEREAS, FFC and DBC are entering into an Agreement and Plan of Merger on the date hereof (the "Merger Agreement") (capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);
     WHEREAS, it is a condition to execution of the Merger Agreement, that DBC issue to FFC, on the terms and conditions set forth herein, a warrant entitling FFC to purchase up to an aggregate of 1,250,000 shares of DBC's common stock, no par value per share (the "Common Stock");and
     WHEREAS, DBC wishes to issue to FFC the warrant described below in connection with the Merger Agreement.
     NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises herein contained, and intending to be legally bound, FFC and DBC agree as follows:
     1.   Issuance of Warrant.  Concurrently with the execution of this
          -------------------
Agreement, DBC shall issue to FFC a warrant in the form attached as Schedule 1
                                                                    ----------
hereto (the "Warrant", which term as used herein shall include any warrant or warrants issued upon transfer or exchange of the original Warrant) to purchase up to 1,250,000shares of Common Stock (equal to approximately 19.9% of the outstanding Common Stock taking into consideration shares of Common Stock issuable upon exercise of the Warrant but excluding any other unissued shares of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or option rights, or otherwise), subject to adjustment as provided in this Agreement and in the Warrant. The Warrant shall be exercisable at a purchase price of $19.75 per share, i.e., the last sale price of the Common Stock on December 26, 2000, as reported by NASDAQ, subject to adjustment as provided in the Warrant (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, DBC shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of the Common Stock as may be necessary so that the Warrant may be exercised, without any additional authorization of the Common Stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Common Stock. DBC represents and warrants that it has duly authorized the execution and delivery of the Warrant and this Agreement and the issuance of the Common Stock upon exercise of the Warrant.
DBC covenants that the shares of the Common Stock issuable upon exercise of the Warrant shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the shares of the Common Stock to be issued upon exercise of the Warrant are hereinafter collectively referred to, from time to time, as the "Securities."
So long as the Warrant is owned by FFC, the Warrant will in no event be exercised for more than that number of shares of the Common Stock equal to 1,250,000 (subject to adjustment as provided in the Warrant) less the number of shares of Common Stock at the time owned by FFC.
     2.   Assignment, Transfer, or Exercise of Warrant.  FFC will not sell,
          --------------------------------------------
assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of DBC except upon or after the occurrence of any of the following prior to termination of the Warrant under Section 9 therein: (i) a breach by DBC of any covenant set forth in the Merger Agreement and which would permit a termination of the Merger Agreement by FFC pursuant to Section 8.1(b)(i) which occurs following a bona fide proposal from any financially capable person (other than FFC) to engage in an Acquisition Transaction; (ii) the failure of DBC's shareholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been an announcement by any financially capable Person (other than FFC) of a bona fide offer or proposal to effect an Acquisition Transaction and such offer or proposal has not been publicly withdrawn prior to mailing of the notice of the DBC shareholder meeting; (iii) the acquisition by any Person of Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant); (iv)(A) any Person (other than FFC) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to an Acquisition Transaction and, (B) within six (6) months from such offer or filing, such person consummates an Acquisition Transaction; (v) DBC shall have entered into an agreement, letter of intent, or other understanding with any Person (other than
FFC) providing for such Person to engage
in an Acquisition Transaction; and/or (vi) termination of the Merger Agreement by FFC under Section 8.1(b)(iii) or termination of the Merger Agreement by DBC under Section 8.1(c)(iii). As used in this Paragraph 2, the terms "Beneficial Ownership" and "Person" shall have the respective meanings set forth in Paragraph 7(f). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation of statutory share exchange or any similar transaction involving DBC or a DBC Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of DBC or a DBC Subsidiary or (z) a purchase or other acquisition of beneficial ownership of securities representing 25% or more of the voting power of DBC or a DBC Subsidiary.
     3.   Registration Rights.  If, at any time within one year after the
          -------------------
Warrant may be exercised or sold, DBC shall receive a written request therefor from FFC, DBC shall prepare and file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Warrant and/or the Common Stock issued or issuable upon exercise of the Warrant (the "Securities"), and shall use its best efforts to cause the Registration Statement to become effective and remain current for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to affect such sale or other disposition. Without the prior written consent of FFC, neither DBC nor any other holder of securities of DBC may include such securities in the Registration Statement. The foregoing notwithstanding, if, at the time of any request by FFC for registration of Common Stock as provided above, DBC is in registration with respect to an underwritten public offering by DBC of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the offer and sale of the Common Stock covered by this Warrant Agreement would interfere with the successful marketing of the shares of Common Stock offered by DBC, the number of shares of Common Stock otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares
--------
of Common Stock to be included in such offering for the account of FFC shall constitute at least 25% of the total number of shares to be sold by FFC and DBC in the aggregate; and provided further, however, that if such reduction occurs,
                      --------
then DBC shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 3 shall be permitted or occur and FFC shall thereafter be entitled to one additional registration and the one (1) year period referred to in the first sentence of this section shall be increased to two (2) years. FFC shall provide all information reasonably requested by DBC for inclusion in any registration statement to be filed hereunder. If requested by FFC in connection with such registration, DBC shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect to representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for DBC.
     4.   Duties of DBC upon Registration.  If and whenever DBC is required by
          -------------------------------
the provisions of Paragraph 3 of this Agreement to effect the registration of any of the Securities under the Securities Act, DBC shall:
          (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current;
          (b) furnish to FFC and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as FFC or such underwriters may reasonably request in order to facilitate the public offering of the Securities;
          (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as FFC or such underwriters may reasonably request;
          (d) notify FFC, promptly after DBC shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;
          (e) notify FFC promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein, or for additional information;
          (f) prepare and file with the SEC, promptly upon the request of FFC, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the opinion of counsel for FFC, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the public offering of the Securities;
          (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) advise FFC, promptly after DBC shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement, or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and
          (i) at the request of FFC, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for DBC for the purposes of such registration, addressed to the underwriters and to FFC, covering such matters as such underwriters and FFC may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent accountants for DBC, addressed to the underwriters and to FFC, covering such matters as such underwriters or FFC may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of DBC included in the Registration Statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.
     5.   Expenses of Registration.  With respect to the registration requested
          ------------------------
pursuant to Paragraph 3 of this Agreement, (a) DBC shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of DBC to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified; and (b) FFC shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for FFC and any other expenses incurred by FFC.
     6.   Indemnification.  In connection with any Registration Statement or any
          ---------------
amendment or supplement thereto:
          (a) DBC shall indemnify and hold harmless FFC, any underwriter (as defined in the Securities Act) for FFC, and each person, if any, who controls FFC or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which FFC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that DBC will not be liable in any such
                      --------  -------
case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by FFC, such underwriter or such controlling person in writing specifically for use in the preparation thereof.
          (b) FFC shall indemnify and hold harmless DBC, any underwriter (as defined in the Securities Act), and each person, if any, who controls DBC or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which DBC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by FFC specifically for use in the preparation thereof.
          (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the
                                        --------  -------
defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.
          (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FFC and DBC agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and FFC as a group were considered a single entity for such purpose.
     7.   Redemption and Repurchase Rights.
          --------------------------------
          (a) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), who has exercised the Warrant in whole or in part shall have the right to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised at a redemption price per share (the "Redemption Price") equal to the highest of: (i) 110% of the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined below) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of DBC's assets or all or substantially all of a subsidiary of DBC's assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of DBC as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder and reasonably acceptable to DBC.
          (b) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), shall have the right to require DBC to repurchase all or any portion of the Warrant at a price (the "Warrant Repurchase Price") equal to the product obtained by multiplying: (i) the number of shares of Common Stock represented by the portion of the Warrant that the Holder is requiring DBC to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.
          (c) The Holder's right, pursuant to this Paragraph 7, to require DBC to repurchase a portion or all of the Warrant, and/or to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised, shall expire on the close of business on the 180th day following the occurrence of any event described in Paragraph 2.
          (d) The Holder may exercise its right, pursuant to this Paragraph 7, to require DBC to repurchase all or a portion of the Warrant, and/or to require DBC to purchase some or all of the shares of Common Stock for which the Warrant was exercised, by surrendering for such purpose to DBC, at its principal office within the time period specified in the preceding subparagraph, the Warrant and/or a certificate or certificates representing the number of shares to be purchased accompanied by a written notice stating that it elects to require DBC to repurchase the Warrant or a portion thereof and/or to purchase all or a specified number of such shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of the Warrant and/or such certificates and the receipt of such notice relating thereto, DBC shall deliver or cause to be delivered to the Holder: (i) the applicable Redemption Price (in immediately available funds) for the shares of Common Stock which it is not then prohibited under applicable law or regulation from purchasing, and/or (ii) the applicable Warrant Repurchase Price, and/or (iii) if the Holder has given DBC notice that less than the whole Warrant is to be repurchased and/or less than the full number of shares of Common Stock evidenced by the surrendered certificate or certificates are to be purchased, a new certificate or certificates, of like tenor, for the number of shares of Common Stock evidenced by such surrendered certificate or certificates less the number shares of Common Stock purchased and/or a new Warrant reflecting the fact that only a portion of the Warrant was repurchased.

          (e) To the extent that DBC is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or purchasing the Common Stock as to which the Holder has given notice of repurchase and/or redemption, DBC shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price and/or the Redemption Price which it is no longer prohibited from delivering, within five business days after the date on which DBC is no longer so prohibited; provided,
                                                                      --------
however, that to the extent that DBC is at the time and after the expiration of
-------
25 months, so prohibited from delivering the Warrant Repurchase Price and/or the Redemption Price, in full (and DBC hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), DBC shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which DBC is then so prohibited from repurchasing, and/or DBC shall deliver to the Holder a certificate for the shares of Common Stock which DBC is then so prohibited from purchase, and DBC shall have no further obligation to repurchase such new Warrant or purchase such Common Stock; and provided further, that upon receipt of such notice and until
              --- -------- -------
five days thereafter the Holder may revoke its notice of repurchase of the Warrant and/or redemption of Common Stock by written notice to DBC at its principal office stating that the Holder elects to revoke its election to exercise its right to require DBC to repurchase the Warrant and/or purchase the Common Stock, whereupon DBC will promptly redeliver to the Holder the Warrant and/or the certificates representing shares of Common Stock surrendered to DBC for purposes of such repurchase and/or redemption, and DBC shall have no further obligation to repurchase such Warrant and/or purchase such Common Stock.
          (f) As used in this Agreement the following terms have the meanings indicated:
                (1) "Acquiring Person" shall mean any "Person" (hereinafter defined) who or which is the "Beneficial Owner" (hereinafter defined) of 25% or more of the Common Stock;
                (2) A "Person" shall mean any individual, firm, corporation or other entity and shall also include any syndicate or group deemed to be a "Person" by operation of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;
                (3) A Person shall be a "Beneficial Owner", and shall have "Beneficial Ownership," of all securities:
                      (i) which such Person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; and
                      (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any proxy, power of attorney, voting trust, agreement, arrangement or understanding; and
                (4) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended.
     8.   Remedies.  Without limiting the foregoing or any remedies available to
          --------
FFC, it is specifically acknowledged that FFC would not have an adequate remedy at law for any breach of this Warrant Agreement and shall be entitled to specific performance of DBC's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.
     9.   Miscellaneous.
          -------------
          (a) The representations, warranties, and covenants of DBC set forth in the Merger Agreement are hereby incorporated by reference in and made a part of this Agreement, as if set forth in full herein.
          (b) This Agreement, the Warrant and the Merger Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and thereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be valid and binding unless executed in writing by both parties.
          (c) This Agreement shall be deemed to have been made in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

                                        FULTON FINANCIAL CORPORATION

                              By:     __________________________________________
                                      Rufus A. Fulton, Jr., President and Chief
                                      Executive Officer


                              Attest: __________________________________________
                                      William R. Colmery, Secretary


                              DROVERS BANCSHARES CORPORATION


                              By:     __________________________________________
                                      A. Richard Pugh, Chairman, President and
                                      Chief Executive Officer


                              Attest: __________________________________________
                                      John D. Blecher, Secretary

                              EXHIBIT B continued

                                    WARRANT
                   to Purchase up to 1,250,000 Shares of the
                          Common Stock, No Par Value,
                                       of
                         DROVERS BANCSHARES CORPORATION
     This is to certify that, for value received, FULTON FINANCIAL CORPORATION ("FFC") or any permitted transferee (FFC or such transferee being hereinafter called the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from DROVERS BANCSHARES CORPORATION, a Pennsylvania corporation ("DBC"), at any time on or after the date hereof, an aggregate of up to 1,250,000 fully paid and non-assessable shares of common stock, no par value (the "Common Stock"), of DBC at a price per share equal to $19.75, subject to adjustment as herein provided (the "Exercise Price").
     1.   Exercise of Warrant.  Subject to the provisions hereof and the
          -------------------
limitations set forth in Paragraph 2 of a Warrant Agreement of even date herewith by and between FFC and DBC (the "Warrant Agreement"), which Warrant Agreement was entered into in connection with the Merger Agreement of even date between FFC and DBC (the "Merger Agreement"), this Warrant may be exercised in whole or in part or sold, assigned or transferred at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to DBC at the principal office of DBC, accompanied by (i) a written notice of exercise, (ii) payment to DBC, for the account of DBC, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.
     Upon such presentation and surrender, DBC shall issue promptly (and within one business day if requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. DBC covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.
     If this Warrant should be exercised in part only, DBC shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by DBC of this Warrant, in proper form for exercise, and subject to the limitations set forth in paragraph 2 of the Warrant Agreement, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of DBC may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. DBC shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.
     2.   Reservation of Shares; Preservation of Rights of Holder.
          -------------------------------------------------------
     DBC shall at all times, while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. DBC further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Warrant Agreement by DBC, (ii) it will promptly take all action (including (A) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and the regulations promulgated thereunder and (B) in the event that, under Section 3 of the Bank Holding Company Act of 1956, as amended (12 U.S.C. (S)1842(a)(3)), or the Change in Bank Control Act of 1978, as amended (12 U.S.C. (S)1817(j)), prior approval of the Board of Governors of the Federal Reserve System (the "Board") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board as the Board may require) in order to permit the Holder to exercise this Warrant and DBC duly and effectively to issue shares of its Common Stock hereunder, and (iii) it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.
     3.   Fractional Shares.  DBC shall not be required to issue fractional
          -----------------
shares of Common Stock upon exercise of this Warrant but shall pay for any fractional shares in cash or by check at the Exercise Price.

     4.   Exchange or Loss of Warrant.  This Warrant is exchangeable, without
          ---------------------------
expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of DBC for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issuable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by DBC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, DBC will execute and deliver a new Warrant of like tenor and date.
     5.   Repurchase.  The Holder shall have the right to require DBC to
          ----------
repurchase all or any shares of Common Stock for which this Warrant was exercised or all or any portion of this Warrant under the terms and subject to the conditions of Paragraph 7 of the Warrant Agreement.
     6.   Adjustment.  The number of shares of Common Stock issuable upon the
          ----------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.
          (A)  Stock Dividends, etc.
               ---------------------
               (1)   Stock Dividends.  In case DBC shall pay or make a dividend
                     ---------------
 or other distribution on any class of capital stock of DBC in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.
               (2)   Subdivisions.  In case outstanding shares of Common Stock
                     ------------
shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.
               (3)   Reclassifications.  The reclassification of Common Stock
                     -----------------
into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.
               (4)   Optional Adjustments.  DBC may make such increases in the
                     --------------------
number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.
               (5)   Adjustment to Exercise Price.  Whenever the number of
                     ----------------------------
shares of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 6(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment.
          (B)  Certain Sales of Common Stock.
               -----------------------------
               (1)   Adjustment to Shares Issuable.  If and whenever DBC sells
                     -----------------------------
or otherwise issues (other than under circumstances in which Paragraph 6(A) applies or pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequently issued pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan in effect on the date hereof), any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.
               (2)   Adjustment to Exercise Price.  If and whenever DBC sells or
                     ----------------------------
otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 6(A) applies or pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequently issued pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan) in effect on the date hereof), for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by DBC upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.
          (C)  Definition.  For purposes of this Paragraph 6, the term "Common
               ----------
Stock" shall include (1) any shares of DBC of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of DBC and which is not subject to redemption by DBC, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 6(A) or 6(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of Shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 6(A)(1) or 6(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder. If an adjustment is made at any time because of the subsequent issuance of any right or option described in clause (2) of the first sentence of this Section (C), no adjustment shall be made when shares are subsequently issued; provided further, that no adjustment shall be made for issuances pursuant to options to purchase Common Stock that are outstanding on the date hereof or subsequent issuances of Common Stock pursuant to DBC stock option or stock purchase plans (including the dividend reinvestment plan) in effect on the date hereof.
     7.   Notice.  (A)  Whenever the number of shares of Common Stock for which
          ------
this Warrant is exercisable is adjusted as provided in Paragraph 6, DBC shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of DBC, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

          (B) Upon the occurrence of any event which results in the Holder having the right to require DBC to repurchase shares of Common Stock for which this Warrant was exercised or this Warrant, as provided in Paragraph 7 of the Warrant Agreement, DBC shall promptly notify the Holder of such event; and DBC shall promptly compute the Redemption Price or the Warrant Repurchase Price and furnish to the Holder a certificate, signed by the principal financial officer of DBC, setting forth the Redemption Price or the Warrant Repurchase Price, as applicable, and the basis and computation thereof.
     8.   Rights of the Holder.  (A)  Without limiting the foregoing or any
          --------------------
remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of DBC's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person (as defined in Paragraph 7 of the Warrant Agreement) subject to, this Warrant.
          (B) The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a shareholder in DBC.
     9.   Termination.  This Warrant and the rights conferred hereby shall
          -----------
terminate (i) upon the Effective Time of the Merger provided for in the Merger Agreement, (ii) upon a valid termination of the Merger Agreement (except a termination pursuant to Section 8.1(b)(iii) of the Merger Agreement) unless an event described in Paragraph 2 of the Warrant Agreement (including the occurrence of an event described in paragraph (iv)(A) therein) occurs prior to such termination in which case this Warrant and the rights conferred hereby, shall not terminate until 12 months after the occurrence of such event, or (iii) to the extent this Warrant has not previously been exercised, 12 months after the occurrence of an event described in Paragraph 2 of the Warrant Agreement (unless termination of the Merger Agreement in accordance with its terms (other than under Section 8.1(b)(iii) thereof) occurs prior to the occurrence of such event, in which case (ii) above shall apply).
     10.  Governing Law.  This Warrant shall be deemed to have been delivered
          -------------
in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania. In the event of any inconsistency between this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern.


Dated:  December 27, 2000

                              DROVERS BANCSHARES CORPORATION



                              By:     __________________________________________
                                      A. Richard Pugh, Chairman, President and
                                      Chief Executive Officer


                              Attest: __________________________________________
                                      John D. Blecher, Secretary

                                   EXHIBIT C



________________, 2001



Board of Directors
Drovers Bancshares Corporation
30 South George Street
York, Pennsylvania 17401

Ladies and Gentlemen:

     Drovers Bancshares Corporation ("Drovers") and Fulton Financial Corporation ("Fulton") have entered into an Agreement and Plan of Merger, dated as of December 27, 2000 (the "Agreement"), pursuant to which Drovers will be merged with and into Fulton (the "Merger"). Upon consummation of the Merger, each share of Drovers common stock, no par value, issued and outstanding immediately prior to the Merger (the "Drovers Shares"), other than certain shares specified in the Agreement, will be converted into 1.24 shares (the "Conversion Ratio") of Fulton common stock, par value $2.50 per share (together with the corresponding number of stock purchase rights associated therewith pursuant to the Rights Agreement dated June 20, 1989, as amended, by and between Fulton and Fulton Bank, as Rights Agent). The Conversion Ratio is subject to adjustment under certain circumstances as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Conversion Ratio to the holders of Drovers Shares.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and certain of the schedules thereto; (ii) the Warrant and Warrant Agreement dated December 27, 2000 by and between Drovers and Fulton;
(iii) certain publicly available financial statements and other historical financial information of Drovers that we deemed relevant; (iv) certain publicly available financial statements and other historical financial information of Fulton that we deemed relevant; (v) certain internal financial analyses and forecasts of Drovers for the years ending December 31, 2000 and 2001 prepared by management of Drovers and the views of senior management of Drovers, based on limited discussions with members of senior management, regarding Drovers' past and current business, financial condition, results of operations and future prospects; (vi) certain internal financial analyses and forecasts of Fulton for the years ending December 31, 2000 and 2001 prepared by management of Fulton, consensus earnings per share estimates for Fulton for the years ending December 31, 2000 and 2001 published by I/B/E/S and the views of senior management of Fulton, based on limited discussions with members of senior management of Fulton, regarding Fulton's past and current business, financial condition, results of operations and future prospects; (vii) the pro forma impact of the Merger, including the relative contributions of assets, liabilities, equity and earnings of Drovers and Fulton to the resulting institution; (viii) the publicly reported historical price and trading activity for Drovers' and Fulton's common stock, including a comparison of certain financial and stock market information for Drovers and Fulton with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Drovers or Fulton or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Drovers or Fulton or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Drovers or Fulton nor have we reviewed any individual credit files relating to Drovers or Fulton. We have assumed that the respective allowances for loan losses for both Drovers and Fulton are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We are not accountants and have relied upon the reports of the independent accountants for each of Drovers and Fulton for the accuracy and completeness of the financial statements made available to us. With respect to the financial projections and earnings estimates prepared by and/or reviewed with the respective managements of Drovers and Fulton, we have assumed that they have been reasonably prepared and that they reflect the best currently available estimates and judgments of the respective managements of the respective future financial performances of Drovers and Fulton and that such performances will be achieved, and we express no opinion as to such financial projections or estimates or the assumptions on which they are based. We have also assumed that there has been no material change in Drovers' or Fulton's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Drovers and Fulton will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Fulton's common stock will be when issued to Drovers' shareholders pursuant to the Agreement or the prices at which Drovers' or Fulton's common stock will trade at any time.

     We have acted as Drovers' financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for Drovers and have received compensation for such services.

     In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Drovers and Fulton. We may also actively trade the debt and/or equity securities of Drovers and Fulton for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of Drovers in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Drovers as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Drovers' and Fulton's Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Conversion Ratio is fair, from a financial point of view, to the holders of Drovers Shares.

                                           Very truly yours,

                                   EXHIBIT D


                          DISSENTERS' RIGHTS STATUTE
                          --------------------------

                      STATUTE RELATING TO INDEMNIFICATION


Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988

                                Indemnification
                                ---------------

(S) 1741. Third-party actions

        Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

(S) 1742. Derivative and corporate actions

        Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

(S) 1743. Mandatory indemnification

        To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in section 1741 (relating to third-party actions) or 1742 (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

(S) 1744. Procedure for effecting indemnification

     Unless ordered by a court, any indemnification under section 1741(relating to third-party actions) or 1742 (relating to derivative and corporate actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

          (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

          (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

     (S) 1745. Advancing expenses Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this subchapter may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this subchapter or otherwise.

     (S) 1746. Supplementary coverage

     (a) General rule. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this subchapter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1728 (relating to interested directors or officers; quorum) and, in the case of a registered corporation, section 2538 (relating to approval of transactions with interested shareholders) shall be applicable to any bylaw, contract or transaction authorized by the directors under this section. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this section or otherwise.

      b) When indemnification is not to be made. Indemnification pursuant to subsection (a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles may not provide for indemnification in the case of willful misconduct or recklessness.

     (c) Grounds. Indemnification pursuant to subsection (a) under any bylaw, agreement, vote of shareholders or directors or otherwise may be granted for any action taken and may be made whether or not the corporation would have the power to indemnify the person under any other provision of the law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(S) 1747. Power to purchase insurance

     Unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of this subchapter. Such insurance is declared to be consistent with the public policy of this Commonwealth.

(S) 1748. Application to surviving or new corporation

     For the purposes of this subchapter, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this subchapter with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

(S) 1749. Application to employee benefit plans

     For purposes of this subchapter:

          (1) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the corporation" shall include any service as a representative of the business corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

          (2) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

          (3) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

(S) 1750. Duration and extent of coverage

     The indemnification and advancement of expenses provided by, or granted pursuant to, this subchapter shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

                Part II Information Not Required In Prospectus

Item 20.  Indemnification of Directors and Officers.

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Fulton Financial provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial.

Item 21.  Exhibits and Financial Statement Schedules.


          (a) Exhibits.


      No.     Title                                                       Page
      ---     -----                                                       ----

      2       Agreement and Plan of Merger dated December 27, 2000,         A-1
              between Fulton Financial Corporation and Drovers
              Bancshares Corporation - furnished as Exhibit A to the document which is included in Part I of the Registration Statement

      3 Articles of Incorporation, as amended and restated, and Bylaws of Fulton Financial Corporation, as amended - Incorporated by reference from Exhibit 3 of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

      4 Rights Agreement dated April 27, 1999 between Fulton Financial Corporation and Fulton Bank - Incorporated by reference to Fulton Financial Corporation's Form
              8-K, Exhibit 4, filed May 6, 1999

      5.1 Opinion of Barley, Snyder, Senft & Cohen, LLC regarding legality

      8 Opinion of Barley, Snyder, Senft & Cohen, LLC regarding tax matters

      13 Annual Report on Form 10-K for Fulton Financial Corporation for the year ending December 31, 2000, incorporated by reference in the document which is included in Part I of this Registration Statement

      21 Subsidiaries of Registrant, incorporated by reference to Fulton Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

      23.1 Consent of Barley, Snyder, Senft & Cohen, LLC, included as part of Exhibit 5.1 and Exhibit 8

      23.2    Consent of Sandler, O'Neill & Partners, L.P.*

      23.3    Consent of Arthur Andersen LLP

* To be filed by amendment

       23.4    Consent of Stambaugh-Ness, P.C.

       24      Power of Attorney (included in the signature page)

       99.1    Form of Proxy

       99.2    Letter to shareholders of Drovers Bancshares Corporation

       99.3 Notice of Special Meeting of Shareholders of Drovers Bancshares Corporation


        (b)    Financial Statement Schedules.
               [None required.]


Item 22. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof .

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on March 20, 2001.

                                        FULTON FINANCIAL CORPORATION


                                        By: /s/ Rufus A. Fulton, Jr.
                                            ------------------------------------
                                            Rufus A. Fulton, Jr., Chairman and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Colmery and Charles J. Nugent and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           CAPACITY                      DATE


 /s/ Jeffrey A. Albertson
------------------------------
Jeffrey A. Albertson                Director                      March 20, 2001


 /s/ James R. Argires, M.D.
------------------------------
James R. Argires, M.D.              Director                      March 20, 2001


 /s/ Donald W. Bowman, Jr.
------------------------------
Donald W. Bowman, Jr.               Director                      March 20, 2001


 /s/ Beth Ann L. Chivinski          Senior Vice President and
------------------------------      Controller (Principal
Beth Ann L. Chivinski               Accounting Officer)           March 20, 2001


 /s/ Harold D. Chubb
------------------------------
Harold D. Chubb                     Director                      March 20, 2001


 /s/ William H. Clark, Jr.
------------------------------
William H. Clark, Jr.               Director                      March 20, 2001


 /s/ Craig A. Dally
------------------------------
Craig A. Dally                      Director                      March 20, 2001


 /s/ Frederick B. Fichthorn
------------------------------

SIGNATURE                           CAPACITY                      DATE
Frederick B. Fichthorn              Director                      March 20, 2001

                                    Chairman of the Board,
 /s/ Rufus A. Fulton, Jr.           Chief Executive Officer,
------------------------------      and Director (Principal
Rufus A. Fulton, Jr.                Executive Officer)            March 20, 2001


 /s/ Eugene H. Gardner
------------------------------
Eugene H. Gardner                   Director                      March 20, 2001


 /s/ Robert D. Garner
------------------------------
Robert D. Garner                    Director                      March 20, 2001


 /s/ Charles V. Henry, III
------------------------------
Charles V. Henry, III               Director                      March 20, 2001


 /s/ Robert J. Hess
------------------------------
Robert J. Hess                      Director                      March 20, 2001


 /s/ Carolyn R. Holleran
------------------------------
Carolyn R. Holleran                 Director                      March 20, 2001


 /s/ Clyde W. Horst
------------------------------
Clyde W. Horst                      Director                      March 20, 2001


 /s/ Samuel H. Jones, Jr.
------------------------------
Samuel H. Jones, Jr.                Director                      March 20, 2001


 /s/ Donald W. Lesher, Jr.
------------------------------
Donald W. Lesher, Jr.               Director                      March 20, 2001


 /s/ Joseph J. Mowad, M.D.
------------------------------
Joseph J. Mowad, M.D.               Director                      March 20, 2001

                                    Senior Executive Vice
 /s/ Charles J. Nugent              President and Chief
------------------------------      Financial Officer
Charles J. Nugent                   (Principal Financial          March 20, 2001
                                    Officer)


 /s/ Mary Ann Russell
------------------------------
Mary Ann Russell                    Director                      March 20, 2001


 /s/ John O. Shirk
------------------------------
John O. Shirk                       Director                      March 20, 2001

SIGNATURE                           CAPACITY                      DATE


 /s/ R. Scott Smith, Jr.
------------------------------      President, Chief Operating
R. Scott Smith, Jr.                 Officer and Director          March 20, 2001


 /s/ James K. Sperry
------------------------------
James K. Sperry                     Director                      March 20, 2001


 /s/ Kenneth G. Stoudt
------------------------------
Kenneth G. Stoudt                   Director                      March 20, 2001

                               Index of Exhibits


    No.     Title                                                                             Page
    ---     -----                                                                             ----
     2      Agreement and Plan of Merger dated December 27, 2000, between                     A-1
            Fulton A-1 Financial Corporation and Drovers Bancshares
            Corporation - furnished as Exhibit A to the document which is included in Part I of the Registration Statement

     3 Articles of Incorporation, as amended and restated, and Bylaws of Fulton Financial Corporation, as amended -Incorporated by reference from Exhibit 3 of the Fulton Financial Corporation
            Quarterly Report on Form 10-Q for the quarter ended March 31,
            1999.

     4      Rights Agreement dated April 27, 1999 between Fulton Financial
            Corporation and Fulton Bank, incorporated by reference to Fulton
            Financial Corporation's Form 8-K, Exhibit 4, filed May 6, 1999

     5.1    Opinion of Barley, Snyder, Senft & Cohen, LLC regarding legality

     8      Opinion of Barley, Snyder, Senft & Cohen, LLC regarding tax matters

     13 Annual Report on Form 10-K for Fulton Financial Corporation for the year ending December 31, 2000, incorporated by reference in the document which is included in Part I of this Registration Statement

     21     Subsidiaries of Registrant, incorporated by reference to Fulton
            Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

     23.1   Consent of Barley, Snyder, Senft & Cohen, LLC, included as part of
            Exhibit 5.1 and Exhibit 8

     23.2   Consent of Sandler O'Neill & Partners, L.P.*

     23.3   Consent of Arthur Andersen, LLP

     23.4   Consent of Stambaugh-Ness, P.C.

     24     Power of Attorney (included in the signature page)

     99.1   Form of Proxy

     99.2   Letter to shareholders of Drovers Bancshares Corporation

     99.3   Notice of Special Meeting of Shareholder of Drovers Bancshares
            Corporation

* To be filed by amendment

                                       7